Exhibit 10.12

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RESTATED

DEVELOPMENT AND COMMERCIALIZATION

COLLABORATION AGREEMENT

between

OTSUKA PHARMACEUTICAL CO., LTD.

and

BRISTOL-MYERS SQUIBB COMPANY

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	1.35.	“Ongoing Clinical Studies”		7
	1.36.	“Otsuka-BMS Compound Supply Agreement”		7
	1.37.	“Otsuka Clinical Studies”		7
	1.38.	“Patent Country”		7
	1.39.	“Patent Rights”		7
	1.40.	“PDC”		8
	1.41.	“Primary Position”		8
	1.42.	“Product”		8
	1.43.	“Product Development Plan”		8
	1.44.	“Purchase Price”		8
	1.45.	“Quarterly Adjustment”		8
	1.46.	“Related Agreements”		8
	1.47.	“Related Compound”		9
	1.48.	“Reserved Territory”		9
	1.49.	“Rest of Territory”		9
	1.50.	“Royalty Term”		9
	1.51.	“Secondary Position”		9
	1.52.	“Sublicensee”		10
	1.53.	“Target Product Profile”		10
	1.54.	“Tentative Price”		10
	1.55.	“Territory”		10
	1.56.	“Trademark”		10
	1.57.	“U.S. Patent Rights”		10
	1.58.	“Valid Claim”		10

2.	BACKGROUND AND SCOPE OF COLLABORATION			11

3.	MILESTONE PAYMENTS			11

	3.1.	Milestone Payments		11
		3.1.1	Execution of the Agreement	12
		3.1.2	NDA	12
		3.1.3	MAA	12
		3.1.4	NDA Approval	12
		3.1.5	MAA Approval	12
	3.2.	No Refunds; Other Payments		12

4.	PRODUCT DEVELOPMENT; REGULATORY MATTERS			12

	4.1.	Product Development Committee		12
		4.1.1	Formation of the PDC	12
		4.1.2	PDC Composition and Governance	13
		4.1.3	Meetings	13

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		4.1.4	Responsibilities of the PDC	14
	4.2.	Product Development Plan		14
	4.3.	Obligations for Product Development		15
		4.3.1	Co-Development	15
		4.3.2	Otsuka Obligations for Product Development	16
		4.3.3	BMS Obligations for Product Development	16
	4.4.	Supply of Compound for Product Development		17
	4.5.	Data and Information; Improvements and Inventions		17
		4.5.1	Transfer of Otsuka’s Data, Information and Other Documentation to BMS	17
		4.5.2	Transfer of BMS Data, Information and Other Documentation to Otsuka	18
		4.5.3	Ownership of Data, Information and Other Documentation	19
		4.5.4	Designated Representatives for Transfer of Information	19
		4.5.5	Improvements and Inventions	20
	4.6.	Regulatory Matters		21
		4.6.1	Regulatory Compliance Obligations of BMS	21
		4.6.2	Product Registrations	22
		4.6.3	Labeling	24
		4.6.4	Adverse Events; Post-Marketing Surveillance; Product Complaints	24
		4.6.5	Post-Marketing Surveillance	25
		4.6.6	Product Complaints	25
		4.6.7	Product Recall	25

5.	COMMERCIALIZATION			26

	5.1.	Joint Commercialization Committee		26
		5.1.1	Formation of the JCC	26
		5.1.2	JCC Composition, Governance and Decisionmaking	26
		5.1.3	Meetings	27
		5.1.4	Responsibilities of the JCC	27
	5.2.	Marketing Plans		29
	5.3.	Commercialization in the United States and the European Union		32
		5.3.1	Overall Structure	32
		5.3.2	Commercialization Rights and Obligations of BMS	33
			(a) Grant of Commercialization Rights	33
			(b) Commercialization Obligations of BMS	33
		5.3.3	Otsuka’s Co-Promotion Option	34
			(a) Co-Promotion Countries	34
			(b) Otsuka Co-Promotion Election and Commitment	34
		5.3.4	Reimbursement of Otsuka’s Sales Force Expenses	35
		5.3.5	Sales Team Assignments	38
		5.3.6	Training	38

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	5.3.7	Effective Co-Promotion Practices	39
	5.3.8	Exchange of Marketing Information	39
	5.3.9	Booking of Sales; Distribution of Product; Collection of Receivables; Option of Otsuka to Assume Services	39
	5.3.10	Countries Added to or Removed from the European Union	40
	5.3.11	Reimbursement Price Negotiations	40
	5.3.12	Distribution Alternative	41
	5.3.13	No Delegation of Responsibilities	41
5.4.	Licenses to BMS		41
	5.4.1	Grant of License to BMS in Rest of Territory; Right to Sublicense	41
		(a) Grant of License	41
		(b) Right to Sublicense	42
	5.4.2	Grant of Limited License to BMS in the United States	42
	5.4.3	Otsuka’s Reservation of Rights	43
		(a) Reserved Territory	43
		(b) Animal Products and Human Over-The-Counter Products	44
		(c) Manufacture and Purchase of Compound, Compound Forms and Related Compounds; Packaging	44
5.5.	Product Position in Sales Calls		44
5.6.	Advertising and Promotional Materials		45
5.7.	Involvement of Otsuka in Development, Regulatory Affairs and Commercialization Process		45
5.8.	Promotional Samples		46
	5.8.1	Supply of Promotional Samples	46
	5.8.2	Distribution of Samples	47
5.9.	Payments and Disbursement of Proceeds; Reports; Audits		47
	5.9.1	Fees to BMS	47
		(a) Fees for Services in the European Union	47
		(b) Fees for Services in the United States	48
	5.9.2	Royalty Payments	48
		(a) Royalties on Net Sales in the Rest of Territory	48
		(b) Royalties on Net Sales in the United States	48
	5.9.3	Payments of Amounts Due	49
	5.9.4	Quarterly Royalty Payments	50
	5.9.5	Certain Minimum Payments	50
	5.9.6	Regular Reports Pertaining to the United States and the European Union	52
	5.9.7	Quarterly Reports	53
		(a) Royalties in the Rest of Territory	53
		(b) Purchase Price for the United States and the Rest of Territory	53
		(c) Global Floor Price-Based Adjustment	54
		(d) Purchase Price for European Union	54
		(e) Minimum Payment Obligation	54

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			(f) Currency Conversion	54
		5.9.8	Books and Records	54
		5.9.9	Audits	55
		5.9.10	Withholding Tax	56
	5.10.	Diligence Standards		57
		5.10.1	General	57
		5.10.2	[*]	57
		5.10.3	Comparable Efforts	59
		5.10.4	No Undue Delay	59
	5.11.	Supply and Packaging of Compound, Bulk Tablets and Product		60
		5.11.1	Commercial Requirements of Compound and Product	60
		5.11.2	Purchase Price for Compound and Product	62
			(a) Purchase Price	62
			(b) Tentative Price	63
			(c) Quarterly Reconciliation	63
		5.11.3	Global Floor Price-Based Adjustment	67
		5.11.4	Packaging	67
		5.11.5	Compound Supply Agreement for the United States and the Rest of Territory	68
		5.11.6	Product Supply Agreement For the United States	69
		5.11.7	Third-Party Intellectual Property That May Be Necessary for the Manufacture, Use or Sale of Product	70
	5.12.	Trademark		70
		5.12.1	Selection, Ownership and License of Trademark(s)	70
		5.12.2	Certain Notations	70
		5.12.3	Reserved Territory	71
		5.12.4	Maintenance	71

6.	BARTER PRODUCTS			71

	6.1.	Generally		71
	6.2.	Initial Offer		72
	6.3.	Termination		72

7.	COMPETITIVE PRODUCTS			73

	7.1.	Generally		73
	7.2.	Definitions		74
	7.3.	European Union Provisions		75
	7.4.	Representation		75
	7.5.	Development of Competitive Products is Permissible		75

v

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8.	MAINTENANCE OF PATENT; PATENT INFRINGEMENT			75

	8.1.	Maintenance of Patent Rights		75
	8.2.	Patent Infringement by Third Party		76
		8.2.1	Notice of Infringement	76
		8.2.2	BMS’s Right to Pursue Remedies Against Infringement	76
		8.2.3	Otsuka’s Right to Pursue Remedies Against Infringement	77
	8.3.	Infringement Action by Third Parties		78
		8.3.1	United States and European Union	78
		8.3.2	Rest of territory	78
	8.4.	[*]		79

9.	REPRESENTATIONS AND WARRANTIES			79

	9.1.	Generally		79
	9.2.	Otsuka		79
	9.3.	Disclaimers		80
	9.4.	Survival		80

10.	CONFIDENTIALITY			80

	10.1.	Generally		80
	10.2.	Public Announcements		81

11.	INDEMNIFICATION			82

	11.1.	Allocation of Responsibilities		82
	11.2.	Indemnification by Otsuka		82
	11.3.	Indemnification by BMS		82
	11.4.	Cross-Indemnification		83
	11.5.	Procedures		83

12.	TERM AND TERMINATION			84

	12.1.	Length of Term		84
	12.2.	Termination for Significant Development Reasons		84
	12.3.	Termination for Regulatory or Marketing Reasons		85
	12.4.	Termination for Breach or [*]		85
			(a) Termination for Breach	85
			(b) Termination for [*]	86
	12.5.	Termination for Insolvency		86
	12.6.	Termination for BMS Merger		86
	12.7.	General Effects		87

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13.	TRANSITION PROVISIONS		88

	13.1.	Transfer of Rights; Contract Manufacture	88
	13.2.	Continued Collaboration	89
	13.3.	Special Transition in EU/US	89
	13.4.	Survival	90

14.	DISPUTE RESOLUTION		90

	14.1.	Generally	90
	14.2.	Injunctive Relief	90

15.	MISCELLANEOUS		90

	15.1.	Compliance With Laws	90
	15.2.	No-Hire Clause	91
	15.3.	Force Majeure	91
	15.4.	Notices	91
	15.5.	Entire Agreement; Related Agreements	92
	15.6.	Waivers and Amendments	92
	15.7.	Severability	93
	15.8.	No Partnership	93
	15.9.	Section Headings	93
	15.10.	Counterparts	93
	15.11.	Further Assurances	93
	15.12.	Assignment	93
	15.13.	Governing Law	94

APPENDICES:

Appendix A:	List of Patents
Appendix B:	Target Product Profile
Appendix C:	Otsuka Clinical Studies (including Ongoing Clinical Studies)
Appendix D:	Product Development Plan (agreed Full Development and Commercialization Plan to be attached or incorporated by reference)
Appendix E:	Clinical Studies Key to Japanese Approval
Appendix F:	Adverse Event Report Process; Post-Marketing Surveillance

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RESTATED

DEVELOPMENT AND COMMERCIALIZATION

COLLABORATION AGREEMENT

This Restated Development and Commercialization Collaboration Agreement (this “Agreement”) is made and entered into as of October 23, 2001 (the “Restated Agreement Date”), by and between OTSUKA PHARMACEUTICAL CO., LTD. (“Otsuka”), a corporation organized and existing under the laws of Japan, having a principal place of business at 2-9, Kanda Tsukasa-cho, Chiyoda-ku, Tokyo, Japan, and BRISTOL-MYERS SQUIBB COMPANY (“BMS”), a corporation organized and existing under the laws of Delaware, having a principal place of business at Route 206 and Province Line Road, Princeton, New Jersey 08540, USA. This Agreement amends and restates that certain Development and Commercialization Collaboration Agreement between Otsuka and BMS dated September 20, 1999. The Effective Date of the Agreement, as amended and restated here, remains September 20, 1999.

RECITALS

A. Otsuka has developed a compound known as Aripiprazole (the “Compound”) and possesses certain patent rights, know-how, data and information related to such Compound;

B. BMS has considerable experience developing, obtaining regulatory approval of, and commercializing prescription drugs worldwide;

C. In order to complete the development of the Compound into an approved prescription drug and to bring the product to market at the earliest appropriate time, Otsuka has decided that it is necessary to contract with BMS for drug development and commercialization services on Otsuka’s behalf, and BMS agrees to provide such services, on the terms and conditions set forth in this Agreement; and

D. The parties believe this collaboration is essential to complete the development of the Compound and to optimize its commercial potential, to their financial benefit and to the benefit of human health worldwide.

AGREEMENT

NOW, THEREFORE, Otsuka and BMS agree as follows:

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1. DEFINITIONS

1.1. “Affiliate” of a party shall mean any corporation, firm, association, joint venture, partnership or other entity that directly or indirectly owns or controls, is owned, or controlled by or is under common ownership or control with such party. “Control” of an entity shall mean beneficial ownership of at least fifty percent (50%) of the voting equity or other ownership interests of the entity in question, conferring on the entity who holds such interests the power directly or indirectly to elect a majority of the board of directors or other managing authority of the entity or otherwise to direct the affairs of such corporation, firm, association, joint venture, partnership or other entity.

1.2. “Attributable Bulk” shall have the meaning set forth in Section 5.11.2.

1.3. “BMSLC” shall mean Bristol-Myers Squibb Laboratories Company, a wholly-owned subsidiary of BMS.

1.4. “BMS-OAPI Product Supply Agreement” shall mean, collectively, those certain agreements by which BMS supplies Product for sale in the United States, as described in Section 5.11.6.

1.5. “Bulk Tablets” shall mean the Product containing Compound in tablet form, supplied in bulk (not packaged) quantities, the formulation and specification of such tablets to be as used in the Ongoing Clinical Studies or in such other form(s) as the PDC deems appropriate. For the avoidance of doubt, the Bulk Tablets formulation excludes, and is different from, the Product in the “flash-melt” formulation.

1.6. “Business Days” shall mean the work days (exclusive of weekends and holidays) at the principal place of business of the party burdened with the obligation or undertaking under this Agreement to respond or act within a specified number of Business Days.

1.7. “Call” shall mean a visit by a professional sales representative to a physician or other health care professional licensed to prescribe, dispense or administer prescription drugs, or to an authorized representative of a prospective organizational purchaser of Product, which visit is for the purpose of promoting the sale of Product.

1.8. “Carcinogenicity Study” shall mean that certain two-year carcinogenicity study in rats being conducted by BMS pursuant to a Memorandum of Agreement between BMS and Otsuka effective as of March 29, 1999.

1.9. “Commercialization” shall mean advertising, marketing, promotion, sale and distribution of a product, and activities related thereto, including without limitation those specified in Section 5.3.2(b). When used as a verb, “Commercialize” means to engage in such activities.

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1.10. “Competitive Product” shall have the meaning set forth in Section 7.2.

1.1 1. “Compound” shall mean the chemical compound with the following formula: 7-{4- [4-(2,3-dichlorophenyl)-1-piperazinyl]butoxy}-3,4-dihydro-2(1 H)-quinolinone, in the chemical form as used in the Ongoing Clinical Studies, known as Aripiprazole.

1.12. “Compound Form” shall mean any of the salts, esters, amides, hydrates, solvates and metabolites of the Compound.

1.13. “Co-Promotion” shall mean promotion of the Product by BMS and Otsuka (and their Affiliates) under a single regulatory approval, registration and Trademark. When used as a verb, “Co-Promote” shall mean to engage in such activities.

1.14. “Co-Promotion Countries” shall mean the United States of America and its territories and possessions, France, Spain, Germany and the United Kingdom, and Italy if it becomes legally permissible to Co-Promote in Italy.

1.15. “Distributor” shall have the meaning set forth in Section 5.3.12.

1.16. “Effective Date” shall mean September 20, 1999.

1.17. “EMEA” shall mean the European Agency for the Evaluation of Medicinal Products.

1.18. “European Union” shall mean (i) the member countries of the European Union (i.e., as of the Restated Agreement Date, Belgium, Denmark, Germany, Greece, Spain, France, Ireland, Italy, Luxemburg, Netherlands, Austria, Portugal, Finland, Sweden and the United Kingdom); (ii) those additional countries that here after become members of the European Union; and (iii) for purposes of this Agreement (except to the extent expressly provided otherwise), Norway, Switzerland and Iceland.

1.19. “FDA” shall mean the United States Food and Drug Administration, or the successor thereto.

1.20. “Field” shall mean, in the case of Product containing Compound or a Compound Form, prescription pharmaceutical agents for all uses and indications in humans; in the case of Product containing a Related Compound, “Field” shall mean prescription pharmaceutical agents for all Neuroscience Indications in humans. For the sake of clarification, “Field” excludes, and the scope of the Commercialization rights granted by Otsuka to BMS in this Agreement does not include, any products containing a Related Compound for any uses or indications other than Neuroscience Indications in humans.

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1.21. “First Commercial Sale” shall mean, in each country of the Territory, the date that Product (or a Competitive Product, as applicable in Section 7) is first sold pursuant to an approved NDA or MAA in a commercial transaction intending that Product (or Competitive Product, as the case may be) be used by an end user. For the sake of clarification, Product (or Competitive Product, as the case may be) sold, distributed or used only for clinical trials or experimental purposes shall not establish the date of First Commercial Sale.

1.22. “Global Floor Price-Based Adjustment” shall have the meaning set forth in Section 5.11.3.

1.23. “Improvements” shall have the meaning set forth in Section 4.5.5.

1.24. “IND” shall mean Investigational New Drug Application fled with the FDA.

1.25. “JCC” shall mean the Joint Commercialization Committee described in Section 5.1.

1.26. “Launch Date” shall mean the first date on which the Product is actively detailed in a country in the Territory.

1.27. “MAA” shall mean a Marketing Authorization Application or other application fled with the regulatory authorities of a country, or with an agency representing a group of countries, including the EMEA, outside the United States to obtain marketing authorization for a pharmaceutical product in such country or countries. “MA” shall mean the Marketing Authorization resulting from the approval of an MAA.

1.28. “Marketing Plan(s)” shall have the meaning set forth in Section 5.2.

1.29. “NDA” shall mean a New Drug Application fled with the FDA.

1.30. “Net Sales” in a country or region shall mean, with respect to Product, the gross amount invoiced by Otsuka, BMS or their respective Affiliates (or by BMS’s Sublicenses in the Rest of Territory) to non-Affiliate third-party purchasers for the sale or distribution of Product in such country or region, as the case may be, in the Territory, less the following amounts, but only to the extent included in the invoiced amount:

(i) customary trade, quantity and cash discounts actually allowed (exclusive of discounts given to promote sales of product other than Product); (ii) customary rebates, allowances, chargebacks, credits, refunds and other price adjustments actually granted and made to customers for rejected, returned or recalled goods, or price reductions; (iii) rebates, credits, charge-back and prime vendor rebates, fees, reimbursements or similar payments or credits granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance

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organizations or other institutions or health care organizations, and price reductions/adjustments required by law, regulations or contract, including, without limitation, those paid in connection with sale of Product to governmental or regulatory authorities or programs; (iv) transportation and insurance costs incidental to the sale of Product; and (v) any tax, tariff customs duties, excise or other duties or other governmental charge (other than an income tax) levied on the sale, transportation or delivery of Product and borne by the seller thereof. Such deductions shall in each case be related specifically to the Product (except to the extent this is not practicable, in which event such deductions shall be allocated in the ratio of gross sales of the Product to the total gross sales of all products to which such deductions apply) and shall be actually allowed to or taken by non-Affiliate third-party purchasers and not otherwise recovered by or reimbursed from the third-party purchasers to BMS, Otsuka or their Affiliates or Sublicensees. For the sake of clarification, no sales to BMS’s, Otsuka’s or their Affiliates’ or Sublicensees’ distributors or agents shall, unless they are non-Affiliate third-party purchasers, be considered as sales for the purpose of this definition, and only sales (and all sales) to non-Affiliate third-party purchasers shall be the basis for determining the amount of Net Sales; provided that, if BMS, Otsuka or their Affiliates or Sublicensees furnish Product directly or indirectly to an end user in a commercial transaction for which BMS, Otsuka or their Affiliates or Sublicensees receive consideration other than in the form of cash, or if BMS, Otsuka or their Affiliates or Sublicensees are the ultimate commercial end users of Product, the value of Product so furnished or used shall be included in Net Sales; in such case, Net Sales of Product so furnished or used by BMS, Otsuka or their Affiliates or Sublicensees shall be determined by multiplying the quantity of Product so furnished or used during a given calendar quarter by the average selling price of Product to non-Affiliate third-party purchasers in the same country during the same calendar quarter. In the case of a Product containing the Compound, a Compound Form or a Related Compound in combination with other active therapeutic ingredients, Net Sales of such combination product shall be determined as follows: Net Sales as defined above shall be multiplied by a fraction, the numerator of which shall be the average selling price of such quantity of Product as contains one (1) gram of the Compound, the Compound Form or the Related Compound as the sole active therapeutic ingredient, and the denominator of which shall be the average selling price of such quantity of combination Product as contains one (1) gram of the Compound, the Compound Form or the Related Compound.

1.31. “Neuroscience Indication” shall mean any indication for the treatment in humans of schizophrenia, schizo-affective disorder, psychotic disorder, anxiety, panic disorder, attention deficit disorder, Alzheimer’s dementia, bipolar disorder, obsessive-compulsive disorder, Huntington’s Chorea, Tourette syndrome and any other indication that rises from the pharmacological action of Compound, a Compound Form or a Related Compound on the central nervous system.

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1.32. “Non-Commercial Compound Price” shall have the meaning set forth in Section 5.11.2(a)(5).

1.33. “Non-Patent Country” shall mean any country in the Rest of Territory in which no Patent Rights exist on the date of First Commercial Sale of Product in such country covering the Product being sold.

1.34. “OAPI” shall mean Otsuka America Pharmaceutical, Inc., an Affiliate of Otsuka in the United States.

1.35. “Ongoing Clinical Studies” shall mean those clinical studies identified as such in Appendix C. Ongoing Clinical Studies are a subset of Otsuka Clinical Studies.

1.36. “Otsuka-BMS Compound Supply Agreement” shall mean, collectively, those certain agreements by which Otsuka supplies Compound to BMS for formulation into Product for sale in the United States and the Rest of Territory, as described in Section 5.11.5.

1.37. “Otsuka Clinical Studies” are those clinical studies identified in Appendix C, comprised of the Ongoing Clinical Studies listed in Part A of Appendix C and eight (8) additional specified studies listed in Part B of Appendix C.

1.38. “Patent Country” shall mean any country in the Rest of Territory in which a Patent Right exists on the date of First Commercial Sale of Product in such country covering the Product being sold.

1.39. “Patent Rights” shall mean the patents listed in Appendix A and all other patents and patent applications (and patents issuing from such applications) that become owned, solely or jointly, by Otsuka or any of its Affiliates during the term of this Agreement or to which Otsuka or any of its Affiliates otherwise have or acquire the right to grant licenses or sublicenses in the Territory, and which generically or specifically relate to the Compound, Compound Form(s), Related Compound(s) or Product; in each case including all divisionals, continuations, continuations-in-part, reissues, renewals, reexaminations, extensions and substitutions, and all applications therefor, and all counterparts thereof throughout the Territory.

1.40. “PDC” shall mean the Product Development Committee described in Section 4.1.

1.41. “Primary Position” shall mean a product presentation in a Call in which the sales representative promotes a particular product first in the Call and emphasizes and promotes that product more than any other product in the Call.

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1.42. “Product” shall mean any prescription, finished, human pharmaceutical product, in any formulation, in the Field containing Compound, a Compound Form or a Related Compound.

1.43. “Product Development Plan” shall mean that Full Development and Commercialization Plan described in Section 4.2 developed and approved by the PDC, and modifications and updates thereto approved by the PDC from time to time.

1.44. “Purchase Price” shall have the meaning set forth in Section 5.11.2.

1.45. “Quarterly Adjustment” shall have the meaning set forth in Section 5.11.2.

1.46. “Related Agreements” shall mean the Otsuka-BMS Compound Supply Agreement, the BMS-OAPI Product Supply Agreement, and the other agreements described in Section 15.5.

1.47. “Related Compound” shall mean any compound, other than the Compound and Compound Forms, that is covered by U.S. Patent Rights or which, if included in and made, used or sold as products in the United States prior to expiration of the U.S. Patent Rights, would infringe the U.S. Patent Rights.

1.48. “Reserved Territory” shall mean Japan, People’s Republic of China, Republic of China (Taiwan), North Korea, South Korea, The Philippines, Thailand, Indonesia, Pakistan and Egypt, subject to any removal of one or more countries from the Reserved Territory as provided in Section 5.4.2(a).

1.49. “Rest of Territory” shall mean the countries in the Territory outside of the European Union and the United States.

1.50. “Royalty Term” shall mean, with respect to each of the Patent Countries, the period beginning on the date of the First Commercial Sale of Product in such Patent Country and ending either (i) for all Patent Countries taken as a group, and not on a country-by-country basis, on the date when there is no longer any Valid Claim under the Patent Rights covering the Product being sold in any country within the group of Patent Countries, or (ii) on a country-by-country basis within the group of Patent Countries, on the date that is ten (10) years after the last day of the month in which the First Commercial Sale of Product in such country occurred, whichever date occurs later. With respect to each of the Non-Patent Countries, “Royalty Term” shall mean the period beginning on the date of the First Commercial Sale of Product in such Non-Patent Country and ending, on a country-by-country basis within the group of Non-Patent Countries, on the date that is ten (10) years after the last day of the month in which the First Commercial Sale of Product in such country occurred. For purposes of this Section 1.50, “Valid Claim” shall mean a Valid Claim in a Patent Right which would be infringed by the manufacture, use or sale of the Product being sold absent a license under

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such Patent Right. The foregoing applies to royalties due on Net Sales in the Rest of Territory, in accordance with Section 5.9.2(a). Royalties due on Net Sales in the United States shall be paid in accordance with Section 5.11.7.

1.51. “Secondary Position” shall mean a product presentation in a Call in which the sales representative promotes a particular product second in the Call and emphasizes and promotes that product more than any other product in the Call except for the product in the Primary Position.

1.52. “Sublicensee” shall mean any person or entity to which BMS sublicenses any of the rights granted in Section 5.4 of this Agreement pursuant to Sections 5.4.1(b) or 5.4.2.

1.53. “Target Product Profile” shall be as set forth in Appendix B hereto.

1.54. “Tentative Price” shall have the meaning set forth in Section 5.11.2(b).

1.55. “Territory” shall mean the entire world except for the Reserved Territory; provided that hereafter countries may be removed from and added to the Territory in accordance with the provisions of this Agreement.

1.56. “Trademark” shall mean any trademark, trade name, domain name, brand name, logo and design, whether registered or not, used during the term of this Agreement in connection with the identification, promotion, marketing or sale of Product in the Territory.

1.57. “U.S. Patent Rights” shall mean U.S. Patent No. 4,734,416 (including, for the sake of clarification, its divisional: U.S. Patent No. 4,824,840) and U.S. Patent No. 5,006,528, and all divisionals, continuations, continuations-in-part, reissues, renewals, reexaminations, extensions and substitutions, and all applications therefor.

1.58. “Valid Claim” shall mean a claim in a Patent Right which has not expired, lapsed, been canceled or become abandoned and has not been finally found to be invalid or unenforceable by an unreversed or an unappealable final decision or judgment of a court of other governmental authority of competent jurisdiction.

2. BACKGROUND AND SCOPE OF COLLABORATION

Through years of extensive and costly research and development, Otsuka has developed the Compound, which it believes can be developed into Product having considerable worldwide commercial and therapeutic potential. Recognizing the high cost and complexity of necessary further development, and the significant accompanying commercial risks, Otsuka has concluded that, in order to achieve the full potential of the Compound and Product, it is necessary to collaborate with another company. BMS has

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considerable experience developing, obtaining regulatory approval of and commercializing prescription drugs worldwide, and BMS shares Otsuka’s views as to the commercial and therapeutic potential of the Compound and Product.

Accordingly, as provided in this Agreement, Otsuka and BMS agree to collaborate on the continued development and Commercialization of Product. The parties believe this collaboration, on the terms and conditions set forth in this Agreement, is essential to achieve the goal of completing the development of Product and making it available to customers throughout the Territory at the earliest possible time. The parties hope to achieve commercial success through this collaboration, and they also believe that this collaboration will be to the benefit of human health worldwide.

As described in detail in this Agreement, Otsuka hereby retains BMS, as a contract service provider on behalf of Otsuka in the United States and the European Union, to continue the development of Product in collaboration with Otsuka and to Commercialize the Product in collaboration with Otsuka. Otsuka or its Affiliates will be the holder of the Product NDA in the United States and the MA(s) in the European Union, and, to the maximum extent permissible, BMS will Commercialize Product in the United States and the European Union on behalf of Otsuka, under Otsuka Trademark(s), recording Product sales in the name of Otsuka or its Affiliates. Otsuka retains the option to Co-Promote Product in the United States and the other Co-Promotion Countries in the European Union. Otsuka also retains the Reserved Territory for its Commercialization.

As provided below, BMS has an exclusive license to Commercialize Product in the Rest of Territory (countries in the Territory outside the United States and the European Union).

3. MILESTONE PAYMENTS

3.1. Milestone Payments.

In partial consideration of the commercialization rights granted to it in this Agreement, BMS shall pay the following amounts to Otsuka, in accordance with Section 5.9.6, at the times indicated:

3.1.1 Execution of the Agreement.

[*] within ten (10) Business Days of the Effective Date of this Agreement;

3.1.2 NDA.

[*] within thirty (30) days of the filing of the first NDA for Product in the United States.

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3.1.3 MAA.

[*] within thirty (30) days of the fling of the first MAA for Product in the European Union or any country thereof.

3.1.4 NDA Approval.

[*] within thirty (30) days of the first NDA approval for Product in the United States.

3.1.5 MAA Approval.

[*] within thirty (30) days of the first MAA approval for Product in the European Union or any country thereof.

3.2. No Refunds; Other Payments.

Except only as provided in Section 12.2(b) (referring to the refund of certain milestone payments in the event of termination due to QTc problem), under no circumstances are the payments under Section 3.1 refundable to BMS, or creditable against royalties or any other payments due from BMS to Otsuka, or subject to setoff against amounts due from Otsuka to BMS. The payments described in Section 3.1 are in addition to other payments to be made by BMS to Otsuka, and by Otsuka to BMS, as provided elsewhere in this Agreement. Otsuka shall have the right to retain all milestone and other payments received from BMS prior to any early termination of this Agreement, except as provided in Section 12.2(b).

4. PRODUCT DEVELOPMENT; REGULATORY MATTERS

4.1. Product Development Committee.

4.1.1 Formation of the PDC.

Immediately after the Effective Date, BMS and Otsuka formed a Product Development Committee (the “PDC”), which committee shall coordinate, oversee and direct the development efforts and related regulatory matters for Product throughout the Territory and the parties’ efforts and activities in connection therewith. It is intended that each party have equal status, representation and decisionmaking power with respect to all PDC matters.

4.1.2 PDC Composition and Governance.

Each party shall have equal representation and participation on the PDC. Each party shall have (in its discretion) up to seven (7) members on the PDC, shall designate members on the PDC in writing, and shall promptly advise the other party if it substitutes

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any of its members. If one or more members of the PDC are unable to attend by a meeting, the party that appointed the non-attending member or members may designate a substitute or substitutes, as the case may be, to serve in place of the absent member or members. The parties shall each be entitled to cause such other representatives as they may deem necessary or appropriate to attend and participate in PDC meetings from time to time.

The PDC shall be co-chaired by an Otsuka member and a BMS member (each a “Co-Chair”) designated by the respective parties. All decisions of the PDC shall be approved in writing by both Co-Chairs. All decisions shall require the unanimous, affirmative vote of the parties, with each party entitled to one vote on the PDC regardless of the number of members attending the meeting. Each party’s vote shall be cast by its Co-Chair or the Co-Chair’s designee. In the event that the parties fail to reach a unanimous decision on any issue before the PDC, the issue shall be referred to and resolved as quickly as reasonably possible by the joint decision of the respective heads of the parties’ research and development divisions (currently Mr. Kazuhiro Tomita in the case of Otsuka, and Dr. Peter S. Ringrose in the case of BMS); disagreements not resolved at that level shall be referred to and resolved in accordance with Section 14.

The PDC shall establish such PDC subcommittees as it deems appropriate to address the issues falling within its purview, such subcommittees to have equal representation and participation by both parties, with the same governance as described above (each party to appoint a Co-Chair; each Co-Chair to have one vote; decisions to be unanimous, failing which they shall be referred up to the PDC). The PDC shall coordinate closely with the JCC, including (without limitation) with respect to studies to be conducted under the authority of the PDC deemed by the JCC to be advisable to optimize the commercialization of Product.

4.1.3 Meetings.

The PDC shall meet as frequently as either party may reasonably request and at such times and places as they select but, in any event, at least twice yearly throughout the term of this Agreement (unless the parties mutually agree that no further meetings are necessary). Unless the Co-Chairs agree otherwise in writing, the location of meetings of the PDC shall alternate between the offices of BMS and the offices of Otsuka, with the first meeting to be held at BMS’s offices. All costs of participation by each member in the activities of the PDC shall be borne by the party appointing such member. The Co-Chairs shall appoint a secretary who shall maintain the records of the PDC and shall keep minutes of the meetings of the PDC. The records and minutes shall be subject to written ratification by the Co-Chairs, and the secretary shall distribute minutes to all members of the PDC. Any PDC matter may be decided by the Co-Chairs jointly without submission for review by all PDC members.

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4.1.4 Responsibilities of the PDC.

As provided in Section 4.2, the PDC shall meet promptly after the Effective Date in order to approve a plan (the Product Development Plan) for the rapid and orderly continuation of the development of Product in conformity with all applicable regulatory requirements and for the carrying out of clinical studies to be sponsored by BMS and Otsuka, respectively. The PDC shall be an ongoing, operational committee (and not merely an advisory body) responsible for both decisionmaking and supervision of the implementation of all phases of the development process, including post-marketing development, and all related regulatory matters. The PDC shall have final authority regarding necessary or advisable clinical studies to be conducted in order to optimize the Commercialization of Product, shall review the implementation of the Product Development Plan, and shall discuss and agree upon any additions or modifications to the Product Development Plan. In addition (and without limitation), the PDC shall discuss and agree upon the regulatory approval, including product labeling, for Product in the Territory, related strategies, and any issues or questions raised by any governmental agency or regulatory body in the Territory regarding Product or its development or regulation. Further, the PDC shall discuss and approve plans for, and the status of efforts in connection with, the development of new Product indications and formulations. Without limiting the above, the PDC shall have responsibility for decisionmaking regarding, and supervision of the implementation of new indications and formulations; all pre-launch and post-launch clinical studies (including, without limitation, Phase IIIb and Phase IV studies); pharmacoeconomic studies; registration and ongoing regulatory matters (FDA, DDMAC, EMEA or otherwise); product labeling; and chemistry, manufacture and control (CMC; including specifcations for Compound and Product); but excluding government reimbursement pricing, which shall be the responsibility of the JCC.

4.2. Product Development Plan.

After the Effective Date, BMS developed a proposed overall, continuing plan for the development, regulatory approval and continuing study of Product in the Territory. BMS submitted a draft of the plan (the Full Development and Commercialization Plan) to the PDC for its consideration, modification as it deemed appropriate, finalization and approval. After such consideration and modification, the PDC approved the plan (as indicated by the written approval of the Co-Chairs of the PDC). The Full Development and Commercialization Plan approved by the PDC is set forth or incorporated by reference in Appendix D and is hereby incorporated into this Agreement (such plan, as it is approved and as it may hereafter be modified and updated by the PDC, is referred to as the “Product Development Plan”). Each party shall use all commercially reasonable efforts to carry out its respective obligations under the Product Development Plan. The Product Development Plan sets forth, and shall continue to set forth, the detailed outlines and timelines of the scientific, medical, clinical, regulatory and other activities to be

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undertaken for the purpose of obtaining, as soon as reasonably practicable, initial and subsequent marketing approvals, providing market support, and developing any and all indications, formulations, dosage and dosing regimes for Product, all of which activities shall be undertaken by BMS and Otsuka at their respective risk and expense in accordance with the delineation of obligations set forth in Sections 4.3.2 and 4.3.3 (unless the parties mutually agree otherwise in writing). Such timelines shall include, without limitation, projected fling dates for the NDA in the United States and an MAA in the European Union. In developing and modifying the proposed Product Development Plan, and during the course of its implementation, BMS shall take into consideration such of Otsuka’s clinical, regulatory, commercial and scheduling requirements for the development, regulatory approval and marketing of Product in the Reserved Territory as Otsuka communicates to the PDC from time to time. Without limiting the above, BMS recognizes that there will be certain clinical studies, identified in Appendix E, that are essential to regulatory approval of Product in Japan (part of the Reserved Territory), and that may also be required or desirable for the registration or Commercialization of Product in the Territory; to the extent practicable, the parties, in developing and implementing the Product Development Plan, shall give consideration to Otsuka’s desire that BMS expeditiously complete such studies (and analyze the results of, and obtain final reports regarding, such studies); provided, however, if the PDC determines that any study listed in Appendix E is not required or desirable for registration or Commercialization of Product in the Territory, then BMS shall have no obligation to perform or pay for such study. BMS and Otsuka will also cooperate with one another, and with governmental agencies, in complying with requests from such agencies for the verification of clinical data and the inspection of foreign clinical sites relating to the approval and marketing of Product.

4.3. Obligations for Product Development.

4.3.1 Co-Development.

The parties intend that the development of Product be a joint endeavor between them, not only with respect to decisionmaking, but also in the implementation of the Product Development Plan. Accordingly, as provided in greater detail in Section 5.7 below, representatives of Otsuka shall be closely involved in the implementation of the Product Development Plan and all other plans and programs adopted by the PDC and in the activities and deliberations, including at the staff level, leading to the formulation of strategy and plans prior to PDC decisions and thereafter. BMS agrees to involve Otsuka as participant in all activities with respect to planning, development (including protocol development) and implementation of the clinical studies to be carried out by BMS.

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4.3.2 Otsuka Obligations for Product Development.

Otsuka shall be and shall remain (subject to the terms of this Agreement) ultimately and solely responsible for carrying out to completion the Otsuka Clinical Studies listed in Appendix C, at its sole cost, expense and risk. Notwithstanding the foregoing, Otsuka shall be deemed to have completed the Otsuka Clinical Studies upon providing raw datasets, tables and listings to BMS; whereupon BMS shall, at its sole cost, expense and risk, be responsible for data compilation and analysis and preparation of study reports based thereon, in each case with the full participation and involvement of Otsuka. Otsuka shall also fund the Carcinogenicity Study being conducted by BMS.

4.3.3 BMS Obligations for Product Development.

Other than the Otsuka Clinical Studies undertaken by Otsuka as provided in Section 4.3.2, BMS shall be and shall remain (subject to the terms of this Agreement) ultimately and solely obligated, at its expense, to implement all decisions of the PDC relating to the development, clinical studies and regulatory approval and regulatory compliance of Product in the Territory. Without limiting the foregoing, BMS shall be ultimately and solely obligated for carrying out to completion all pre-launch and post-launch clinical studies and all other Product-related studies as the PDC deems appropriate, at its sole cost, expense and risk (including, without limitation, the Olanzapine Comparison Study and the Bipolar Depression Study).

BMS will conduct with due diligence and all commercially reasonable efforts, consistent with the objective of this Agreement as set forth in Sections 2 and 5.10, and with no less a commitment of effort and resources than BMS commits to the development of products with similar market potential, and at its sole risk, responsibility and expense (except for Otsuka’s funding and responsibility in respect of the Otsuka Clinical Studies and its funding of the Carcinogenicity Study), all Product development work and regulatory activities required to obtain and maintain marketing approval in each country of the Territory (including, without limitation, post-marketing surveillance and pharmacovigilance), and any and all additional Product development work (including Phase IIIb and Phase IV), and additional studies for marketing purposes (including pharmacoeconomic studies), that may be necessary or desirable for the optimal Commercialization of Product, all under the direction of the PDC. In addition, at its sole expense, BMS will diligently use all commercially reasonable efforts, through further research and development, to develop new Product indications (including, without limitation, bipolar disorder) and formulations (such as IM, Depot, etc.), to the extent supportable by scientific and clinical data and information, appropriate or desirable for the optimal Commercialization of Product.

Except for Otsuka’s obligations with respect to the Otsuka Clinical Studies and Carcinogenicity Study and the provision of free drug as provided in Section 4.4, all other

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Product development work, studies, regulatory activities and Commercialization activities in the Territory shall be BMS’s obligation and at its sole risk and expense. As part of BMS’s obligation, BMS shall supply all Product required for development, and for all clinical and post-marketing trials and samples, all at no charge to Otsuka subject to Otsuka’s obligations in Sections 4.4 and 5.8.

In fulfilling its obligations under this Agreement, BMS shall closely involve Otsuka in the entire process, including internal BMS staffing meetings related directly to Product issues, as discussed in greater detail in Section 5.7 below.

4.4. Supply of Compound for Product Development.

Otsuka shall supply BMS, free of charge, Compound and/or Bulk Tablets in quantities reasonably necessary to carry out the Product Development Plan, up to a maximum of one thousand kilograms (1,000 kg) of Compound, whether supplied in the form of Compound or as Bulk Tablets, which quantity shall be in addition to the Compound and Bulk Tablets required for the Ongoing Clinical Studies. BMS shall use such supplies to conduct Product development (pre-clinical, clinical and pharmaceutical) for obtaining regulatory approval in each country of the Territory, including completion and sponsorship of Phase IIIb, Phase IV and pharmacoeconomic studies, the development of additional indications and formulations of Product, and as may be necessary for the validation of packaging methods, stability testing or pilot packaging of Product by BMS. BMS shall acquire additional quantities of Compound and Bulk Tablets, beyond the 1,000 kilograms to be provided under this Section 4.4, in accordance with Section 5.11.2(a)(5).

4.5. Data and Information; Improvements and Inventions.

4.5.1 Transfer of Otsuka’s Data, Information and Other Documentation to BMS.

Otsuka shall provide BMS with all relevant pre-clinical, clinical and other Product development data, information and other documentation in Otsuka’s possession or control (in electronic form to the extent available in such form) concerning Compound, Bulk Tablets and Product (and Compound Forms and Related Compounds, if relevant to PDC development efforts), for use by BMS as it becomes fully involved in the clinical program and pursues regulatory approval of the Product throughout the Territory (including the formulation of Compound into Bulk Tablets) at the earliest possible date; provided that Otsuka shall not (except as set forth below) provide data, information or other documentation regarding the manufacture of Compound (or Compound Forms or Related Compounds) to BMS. Otsuka shall only be obligated to provide such manufacturing-related data, information and other documentation as is necessary to enable BMS to file and receive regulatory approval of Product in the Territory. In such case, to the extent possible, Otsuka shall provide such manufacturing-related data,

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information and other documentation in the form of a Drug Master File under seal directly to the appropriate governmental agency, which BMS, its Affiliates and Sublicensees shall be entitled to reference in their regulatory applications, or, if necessary, Otsuka shall provide such data, information and other documentation directly to BMS for inclusion in its regulatory applications, in which case BMS may use such manufacturing-related data, information and other documentation solely for the purpose of filing, receiving and maintaining regulatory approvals of Product in the Territory and for no other purpose.

In addition, Otsuka shall continue during the term of this Agreement to provide BMS with relevant development data, information and other documentation coming into its possession concerning Compound, Bulk Tablets and Product (and Compound Forms and Related Compounds, if relevant), subject to the limitation in the preceding paragraph regarding manufacturing-related data, information and other documentation. Without limiting the scope of data, information and other documentation to be provided by Otsuka to BMS, Otsuka shall provide BMS with all relevant data, information and other documentation in its possession resulting from product development (pre-clinical, clinical and pharmaceutical) related to Product for use by BMS and its Affiliates in the Territory (and its Sublicensees in the Rest of Territory).

4.5.2 Transfer of BMS Data, Information and Other Documentation to Otsuka.

BMS shall provide Otsuka, in electronic form to the extent available in such form, with all data, information and other documentation coming into its possession or control during the term of this Agreement concerning Compound, Bulk Tablets and Product (and Compound Forms and Related Compounds, if any), including, without limitation, all data, information and other documentation relating to the manufacture of Product and any and all data, information and other documentation resulting from product development (pre-clinical, clinical and pharmaceutical, including the Otsuka Clinical Studies, Phase III, Phase IIIb, and Phase IV studies, the Carcinogenicity Study, and other studies conducted in connection with Product development or Commercialization) related to Compound, Bulk Tablets and Product (and Compound Forms and Related Compounds, if any). Subject to the grant of rights to BMS in this Agreement, Otsuka and Otsuka’s Affiliates and sublicensees may use and refer to such data, information and other documentation for development, regulatory and Commercialization purposes in the Reserved Territory, and otherwise as permitted in this Agreement. BMS shall provide the above-described data, information and other documentation to Otsuka on an ongoing basis during the term of this Agreement.

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4.5.3 Ownership of Data, Information and Other Documentation.

Otsuka (and not BMS) owns, and shall continue to own, all data, information and other documentation concerning Compound, Bulk Tablets and Product (and Compound Forms and Related Compounds, if any) transferred by it to BMS during the term of this Agreement, all manufacturing-related data, information and other documentation as described in Section 4.5.1, as well as all data, information and other documentation resulting from the Otsuka Clinical Studies and the Carcinogenicity Study. In addition, Otsuka (and not BMS) shall own all data, information and other documentation (including, without limitation, all scientific, clinical and commercial data, information and documentation) concerning Compound, Bulk Tablets and Product (and Compound Forms and Related Compounds, if any) developed by BMS as the same pertain to the Reserved Territory, the United States and/or the European Union, while BMS shall own the same in the Rest of Territory during the term of the Agreement. In each case, BMS, its Affiliates and Sublicensees shall have the right to use and reference such Otsuka data, information and other documentation for the purposes of fulfilling BMS’s obligations under this Agreement, and for no other purpose. Otsuka and its Affiliates and Sublicensees shall have the right to use and reference all such BMS data, information and other documentation, at no charge, in the Reserved Territory, the United States, the European Union and countries removed from the Territory during the term of this Agreement, and for all purposes following the expiration or termination of this Agreement.

During the term of this Agreement, all data, information and other documentation of either party, to the extent that they relate to Compound, Bulk Tablets and Product (and Compound Forms and Related Compounds, if any), shall be deemed the confidential information of both parties within the meaning of Section 10 (Confidentiality), each party to be deemed the “Receiving Party” of all such data, information and other documentation, permitted to use it only as permitted above. Upon the termination or expiration of this Agreement, all such data, information and other documentation including that owned by BMS during the term of this Agreement-shall be the confidential information of Otsuka, with BMS being deemed to be the Receiving Party within the meaning of Section 10, and neither BMS nor its Affiliates nor Sublicensees shall thereafter have any further right to use or reference it.

4.5.4 Designated Representatives for Transfer of Information.

To facilitate the smooth and efficient transfer of data, information and other documentation between the parties, each party shall designate a representative, and shall notify the other party of such representative, who shall be authorized to request from time to time data, information and other documentation as described above, and who shall also be the authorized recipient of data, information and other documentation transferred by

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the other party hereunder. Either party may, at any time, change its designated representative by notice to the other party.

4.5.5 Improvements and Inventions.

For purposes of this Agreement, “Improvements” shall mean any and all inventions, discoveries, improvements, pharmaceutical formulations, new indications, chemical processes, data (preclinical, clinical or otherwise), information and know-how (whether or not maintained as trade secret), whether or not patented or patentable, relating to the Compound, Compound Forms, Related Compounds, Product or the manufacture or use of any of them.

As a service provider on behalf of Otsuka, BMS will pursue, as part of the Product Development Plan, indications for the Product with respect to the treatment of bipolar disorder and Alzheimer disease-related dementia, other indications, and new formulations, such as IM, Depot and flash-melt, for the administration of Compound for therapeutic use, all in accordance with the Product Development Plan or otherwise in accordance with the written decisions of the PDC. All Improvements made by or on behalf of Otsuka, BMS or any BMS Affiliate (including, for the avoidance of doubt, all patents, patent applications and other intellectual property rights covering the manufacture, use and sale of Improvements) shall be owned by Otsuka; provided, however, that, in the case of patents, patent applications and other intellectual property rights otherwise owned by BMS or its Affiliate(s) covering more than Improvements, such patents, patent applications and other intellectual property rights shall not be deemed to be owned by Otsuka, in which case BMS hereby grants (or shall cause its Affiliate(s) to grant) to Otsuka a perpetual, royalty-free, worldwide, exclusive license (subject to BMS’s exclusive license from Otsuka in the Rest of the Territory during the term of this Agreement), with the right to sublicense, under such patents, patent applications and other intellectual property rights to make, have made, use, sell, import and offer to sell Compound, Compound Forms, Related Compounds and Product incorporating such Improvements.

In the event Commercialization of the Product, including Product incorporating any Improvement, requires a license from a non-Affiliate third party, any amounts due such third party in order to make, use or sell such Product in the Territory shall be split between the parties as follows: BMS shall pay [*] of any such amounts, and Otsuka shall pay [*]of any such amounts. BMS shall consult with Otsuka regarding any such third-party license and the terms thereof. Otsuka may elect, where possible, to be the licensee in the Territory, or it may elect to be a co-licensee with BMS. Otherwise, BMS shall use commercially reasonable efforts (in consultation with Otsuka) to obtain the right to assign or sublicense such license rights to Otsuka so Otsuka has the right to make, use and sell Product (including Product incorporating Improvements) covered by such license in the Territory (and the right to

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sublicense such rights), subject to the terms of this Agreement. BMS shall use its good faith effort to assist Otsuka in obtaining such rights for Otsuka in the Reserved Territory.

The licenses described above shall survive the termination of this Agreement, and, subject to the terms and conditions of the related underlying license agreement between BMS and the third party in question, the term of any sublicenses from BMS to Otsuka of third-party license rights shall continue notwithstanding the termination of this Agreement. BMS shall, upon the reasonable request of Otsuka, during the term of this Agreement and following its expiration or termination, execute appropriate documents and otherwise cooperate with Otsuka in order to vest in Otsuka the title, right and interest in and to the Improvements (including, for the avoidance of doubt the related patents, patent applications and other intellectual property rights) and, where contemplated above, licenses, sublicenses or assignments as described above pertaining to the Product, including Improvements thereto.

Otsuka hereby grants to BMS an exclusive license (insofar as the license under Section 5.4 is and remains in effect) under any and all Improvements owned or controlled by Otsuka to make, have made, use and sell Product (but not to make Compound, Compound Form or any Related Compound) in the Rest of the Territory, subject to the terms and provisions of this Agreement. No additional royalty, other than royalties under Section 5.9.2, shall be payable in respect of such license. Such license to BMS shall include the right to sublicense, but only as an integral part of BMS’s sublicensing pursuant to Section 5.4.1(b).

For the sake of clarification, it is intended that, in connection with any Improvement developed by BMS which has utility other than with respect to Compound, Compound Forms, Related Compounds or Product, BMS’s assignment of ownership rights and interests as provided in the second preceding paragraph and the license granted by Otsuka pursuant to the immediately preceding paragraph shall in each case be limited in scope to use with Compound, Compound Forms, Related Compounds and Product only and shall not be extended to any other product, process or utility.

4.6. Regulatory Matters.

4.6.1 Regulatory Compliance Obligations of BMS.

In the United States and European Union, the NDA and the MAA(s), respectively, shall be filed in the name of Otsuka or its Affiliate (as Otsuka may elect). BMS shall, as an independent contractor, be obligated to provide all necessary and appropriate services to and for Otsuka and its Affiliates in connection with the preparation, fling and maintenance of the NDA, MAA(s) and MA(s), as the case may be, and otherwise as necessary so that Otsuka and its Affiliates fulfill all of their legal and regulatory responsibilities and duties, as holder of the NDA or MA(s), as the case may be, in connection with the development and Commercialization of Product, including, without

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limitation, all obligations with respect to pharmacovigilance and post-marketing surveillance. Such services (including, without limitation, the NDA and MAA fling fees) shall be without cost or expense to Otsuka or its Affiliates, other than the compensation to BMS provided in Section 5.9.1. In the Rest of Territory, BMS shall (as exclusive licensee) fulfill all legal and regulatory responsibilities and duties in connection with the development and Commercialization of Product.

In performing all of its obligations with respect to regulatory compliance, BMS shall be under the authority of the PDC and shall act in accordance with and implement the decisions of the PDC - which, as provided in Section 4.1.2, require the written approval of Otsuka’ s PDC Co-Chair. In performing its obligations hereunder, on Otsuka’s behalf, BMS shall not be authorized to sign any regulatory flings or submissions on behalf of Otsuka or compel Otsuka’s signature on any such flings or submissions. Furthermore, BMS shall perform all of its obligations with respect to regulatory compliance in the United States and the European Union in close collaboration with Otsuka personnel, as described in Section 5.7. BMS shall also be obligated promptly to provide Otsuka with copies of all communications - and written summaries of oral communications - to and from regulatory agencies in the United States and the European Union; shall keep Otsuka fully and promptly advised as to all regulatory issues and affairs; shall consult with Otsuka as to all interactions with regulatory agencies and responses to regulatory issues in the United States and the European Union; and shall give Otsuka advance notice, to the extent possible, of all meetings and communications with regulatory agencies in the United States and the European Union and an opportunity for Otsuka personnel to attend and participate in such meetings and communications. As used in this paragraph, references to regulatory matters in the European Union shall mean regulatory matters pertaining to the entire European Union (except for-as of the Restated Agreement Date-Switzerland) under EMEA centralized procedures; regulatory matters pertaining to Switzerland (which, for purposes of this Agreement, is deemed part of the European Union but, as of the Restated Agreement Date, is not subject to EMEA centralized procedures); regulatory matters pertaining to each Co-Promotion Country in the European Union; and, to the extent potentially affecting the Commercialization of Product in the European Union, regulatory matters pertaining to non-Co-Promotion Countries in the European Union.

4.6.2 Product Registrations.

BMS shall implement the decisions of the PDC regarding obtaining marketing approvals for Product throughout the Territory. BMS shall be obligated to, and as soon as reasonably and appropriately practicable BMS shall, at its expense, prepare and file all applications and supporting documentation necessary to obtain and maintain all regulatory approvals, marketing clearances, and price listings and reimbursement approvals, if any, required for Product in each country of the Territory. BMS shall file and seek to obtain the NDA in Otsuka’s (or its Affiliates) name, with Otsuka’s prompt

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cooperation as reasonably necessary. Similarly, BMS shall file and seek to obtain the MAA(s) in the European Union in Otsuka’s (or its Affiliates) name, with Otsuka’s prompt cooperation as reasonably necessary.

BMS shall file such applications for marketing approval in accordance with the decisions of the PDC and the Schedule set forth in the Product Development Plan, and in any event, in the case of the United States and the centralized fling in the European Union, not later than thirty-six (36) months from the Effective Date of this Agreement (provided Otsuka completes its obligations regarding the Otsuka Clinical Studies in a timely fashion). BMS shall file such applications in all other countries of the Territory in a commercially reasonable time, consistent with the objectives of this Agreement and whatever Schedule may be set forth in the Product Development Plan. BMS shall make commercially reasonable and diligent efforts to obtain approvals of such applications, and also to obtain price listing and reimbursement wherever appropriate, in a timely manner, and to maintain them once approved.

In the event BMS fails to proceed in a timely fashion with the activities necessary to obtain registration, marketing approval, price listing and reimbursement approval of Product in the United States or in any two or more of the other Co-Promotion Countries, the PDC shall immediately meet and discuss the reason(s) for such failure, as well as measures to remedy the situation. If the PDC fails to agree upon measures to remedy the situation, Otsuka may terminate this Agreement pursuant to Section 12.

In preparing and fling applications and supporting documentation necessary to obtain and maintain regulatory approvals and marketing clearances throughout the Territory, BMS shall though it remains ultimately obligated with respect to all such applications and documentation and regulatory compliance in connection therewith - be subject to the direction of the PDC. BMS shall promptly inform Otsuka, through the PDC, of any condition or requirement proposed by a governmental agency or regulatory body as a condition to granting marketing approval of the Product, and the PDC shall have the ultimate authority concerning its response thereto.

BMS and Otsuka shall each, at the other party’s reasonable request, provide the other with copies of all requested regulatory applications and documents and communications to and from governmental/regulatory agencies including, but not limited to, IND, NDA and MAA filings and approvals, price registrations, all related correspondence to and from governmental/regulatory authorities, inspectional observations and warning letters. Each party shall have access to and the right to refer to and cross-reference each other’s filings and supplements thereto consistent with the purposes of this Agreement; provided, however, that BMS shall not have the right to have or use Otsuka’ s manufacturing-related data, information or documentation except as necessary to obtain regulatory approval of Product in the Territory and to formulate the Compound into Bulk Tablets as provided in Section 5.11.1. As contract service provider,

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BMS shall be obligated with respect to all contacts and communications with governmental/regulatory authorities in the Territory, in collaboration with Otsuka as provided above.

4.6.3 Labeling.

The PDC shall have ultimate control of the contents of Product labels, as submitted to regulatory agencies in the Territory, and the ensuing negotiations towards the finalization thereof as approved by regulatory agencies. As contract service provider for Otsuka, BMS shall submit to the PDC for review, discussion and approval, as soon as reasonably practicable and not less than fifteen (15) Business Days prior to submitting it to a governmental/regulatory authority, the proposed label for Product in the United States and the proposed Summary of Product Characteristics (SmPC) in the European Union. BMS shall also submit to the PDC for review, discussion and approval BMS’s draft Corporate Product Label Profile (CPLP), at the same time that the draft thereof is being circulated to its internal Labeling Committee for review and approval. The parties agree to have a coordinated, worldwide labeling program for Product, to the extent legally permissible and commercially advisable. The parties recognize, however, that there may not necessarily be a common dosage and dosing regimen throughout the world.

4.6.4 Adverse Events; Post-Marketing Surveillance; Product Complaints.

BMS (in the United States and European Union, as contract service provider for Otsuka, and as Otsuka’s exclusive licensee in the Rest of Territory) shall adhere to and be obligated to comply with all applicable ethical, legal and regulatory standards in Commercializing Product in the Territory, including the establishment and implementation, at its sole expense, of a comprehensive adverse events reporting and post-marketing surveillance system. Such system shall be in full compliance with all then-current requirements of the FDA, the EMEA, and all other governmental/regulatory agencies in the Territory, and shall be more comprehensive and detailed as the PDC reasonably deems appropriate. In this regard, BMS shall implement and maintain a system for recording and addressing all adverse drug reactions, suspected adverse drug reactions and other medical and technical information relevant to the safety of Product, including scanning all relevant literature. BMS shall also maintain a central computer database incorporating all such information.

BMS (in the United States and European Union, as contract service provider for Otsuka, and as Otsuka’s exclusive licensee in the Rest of Territory) shall be obligated to investigate adverse drug reactions (in consultation with Otsuka as appropriate), and to report them to the relevant regulatory authorities in the Territory, when appropriate, in full compliance with the laws and regulations of the Territory, and to respond to all inquiries from regulatory authorities (also in consultation with Otsuka). Each party shall promptly deliver to the other all correspondence which it receives from regulatory

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authorities relating to the safety of Product except for procedural, non-substantive communications. BMS shall provide to Otsuka copies of its ICH periodic drug safety updates and each CIOMS I expedited adverse drug reaction report relating to Product when BMS files these with relevant regulatory authorities.

4.6.5 Post-Marketing Surveillance.

Following the Effective Date of this Agreement, the parties discussed and agreed upon a system for adverse events reporting and post-marketing surveillance, which agreement is set forth or incorporated by reference in Appendix F, and which is subject to change as the parties mutually deem appropriate or as necessary to remain in compliance with all applicable laws and regulations. Each party hereby agrees to comply with its respective obligations under such agreement (as the parties may agree to modify it from time to time) and to cause its Affiliates and Sublicensees to comply with such obligations.

4.6.6 Product Complaints.

BMS (in the United States and European Union, as contract service provider to Otsuka, and in the Rest of the Territory as Otsuka’s exclusive licensee) shall be obligated to record in a central database and responding to all material complaints regarding Product in the Territory. Otsuka shall promptly refer any product complaints in the Territory of which it becomes aware to BMS for response. The parties shall promptly provide to each other copies of all relevant documentation and information regarding any such complaints.

4.6.7 Product Recall.

If either BMS or Otsuka discovers or becomes aware of any fact, condition, circumstance or event (whether actual or potential) concerning or related to Product that may reasonably require recall or market withdrawal of Product or a “Dear Doctor” letter relating to Product, such party shall communicate such fact, condition, circumstance or event promptly to the other party. In the event (i) any governmental agency or regulatory body issues a request, directive or order that Product be recalled; (ii) a court of competent jurisdiction orders that Product be recalled; or (iii) the PDC (in the Territory) and Otsuka (in the Reserved Territory) reasonably determine, after mutual consultation, that Product should be recalled or withdrawn from the market or that a “Dear Doctor” letter should be sent relating to use of Product, the parties shall take all appropriate remedial actions with respect thereto; provided, however, that Otsuka, in its sole discretion, shall finally determine any recall matters in the Reserved Territory. To the extent that it is necessary or appropriate to communicate with any person or entity in the Territory, including but not limited to any governmental agency or regulatory body, the media or any customer, concerning any such fact, condition, circumstance or event, BMS (in the United States and European Union, as contract service provider of Otsuka, and as Otsuka’ s exclusive

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licensee in the Rest of Territory) shall be the primary contact concerning remedial action. The party that is at fault for giving rise to the fact, condition, circumstance or event resulting in the recall or withdrawal of Product, as determined by an independent testing laboratory or a mutually acceptable regulatory consultant familiar both with the circumstances and with the allocation of responsibilities between the parties under this Agreement, shall bear all expense of the recall or Product withdrawal, including the costs of preparation of customer lists and letters, mailing expenses, media notices and other public announcements and any other necessary notice, destruction or return of the recalled or withdrawn Product, the cost of shipping and freight, and the cost of the recalled or withdrawn Product. If it is determined that the parties share joint responsibility, then they shall share such expense in accordance with their allocated percentage of responsibility.

5. COMMERCIALIZATION

5.1. Joint Commercialization Committee.

5.1.1 Formation of the JCC.

Promptly after the Effective Date, BMS and Otsuka formed a Joint Commercialization Committee (the “JCC”), which committee shall coordinate, oversee and direct the Commercialization efforts (pre-launch and post-launch) for Product throughout the Territory and the parties’ efforts and activities in connection therewith. The JCC shall also have jurisdiction over (i) Product forecasting, ordering, supply and inventory, (ii) price reimbursement and price, and (iii) trademark selection and trade dress.

5.1.2 JCC Composition, Governance and Decisionmaking.

Each party shall have equal representation and participation on the JCC. Each party shall have (in its discretion) up to five (5) members on the JCC, shall designate its standing members on the JCC in writing, and shall promptly advise the other party if it substitutes any of its members. If one or more members of the JCC is unable to attend any meeting, the party that appointed the non-attending member may designate a substitute to participate in lieu of the absent member. The parties shall each be entitled to cause such other representatives as they may deem necessary or appropriate to attend and participate in JCC meetings from time to time.

BMS shall designate one of its JCC members to be Chair of the JCC, and Otsuka shall designate one of its JCC members as the Co-Chair of the JCC. Each party shall have one (1) vote on the JCC, to be cast, respectively, by the Chair and the Co-Chair; provided, however, that, in the event of a tie vote, the Chair’s vote shall prevail, subject to the following limitations:

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(a) Neither the Chair, the JCC nor any Marketing Plan approved by the JCC may impose additional expenses or obligations on Otsuka or its Affiliates beyond those specified in this Agreement without the prior written consent of Otsuka;

(b) The BMS Chair of the JCC shall not have the tie-breaking vote with respect to the following JCC matters, on which Otsuka and BMS shall have equal decisionmaking authority: (i) Trademark selection and trade dress, and (ii) forecasting, ordering, supply and inventory. In the event the JCC Chair and Co-Chair are unable to reach agreement on any such matters, the unresolved issue shall be referred to and resolved as soon as reasonably possible by the President of Otsuka and the President of BMS Worldwide Medicines Group; disputes not resolved at that level shall be referred to and resolved in accordance with Section 14; and

(c) In addition, Otsuka’s written approval of advertising and promotional materials shall be required in accordance with Section 5.6 below.

5.1.3 Meetings.

The JCC shall meet as frequently as either party may reasonably request and at such times and places as they select, but, in any event, it shall meet (i) promptly after the Effective Date, and (ii) at least quarterly thereafter. Unless the Chair and Co-Chair agree otherwise in writing, the location of meetings of the JCC shall alternate between the offices of BMS and the offices of Otsuka, with the first meeting to be held at BMS’s offices. All costs of participation by each member in the activities of the JCC shall be borne by the party appointing such member. The Chair of the JCC shall appoint a secretary who shall maintain the records of the JCC and shall keep minutes of the meetings of the JCC. The records and minutes shall be subject to written ratification by the Chair and Co-Chair of the JCC, and the secretary shall distribute minutes to all members of the JCC. JCC issues arising in the ordinary course of the day-to-day Commercialization of the Product may be decided by the Chair and the Co-Chair without submission for review by all JCC members, as reasonably appropriate to facilitate efficiency. The Chair shall maintain a written record of such decisions and promptly distribute such record to all members of the JCC.

5.1.4 Responsibilities of the JCC.

The JCC shall be an ongoing operational (not merely advisory) committee, and Product shall be Commercialized in accordance with plans and budgets approved by the JCC. The JCC shall be responsible for developing, formulating and directing the overall strategy for the marketing and Commercialization of Product in the Territory and for coordinating the implementation of all approved Marketing Plans for the Territory. The goal of the JCC shall be to develop a strategy and Marketing Plans to position Product as

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the antipsychotic product of choice throughout the Territory, consistent with its approved labeling and Product efficacy and safety profile. The JCC shall have final decisionmaking authority on all key issues regarding Commercialization of Product excluding those governed by the PDC, subject to Section 5.1.2 above; provided, however, that, should applicable law in any country of the Territory prohibit collaboration by the parties on any aspect of the Commercialization of Product, then the parties shall comply fully with such law and modify the conduct and plans of the JCC accordingly; provided, further, however, that, in countries in the European Union where Otsuka elects to have BMS act as a Distributor of Product pursuant to Section 5.3.12, a JCC-approved price shall be only a recommended resale price, and BMS shall be free to make the final determination of such price in such countries.

In addition to its overall responsibility for overseeing and directing Commercialization of Product throughout the Territory in accordance with this Agreement, the JCC shall, in particular, be responsible for:

(a) establishing an overall strategy for the Commercialization of Product in the United States, the European Union, and the Rest of Territory (each area being referred to here as a “Region”) and detailing such strategy in an annual Territory Marketing Plan and in individual Marketing Plans (Region by Region and, within the European Union, specifically as to the United Kingdom, Germany, France, Spain and Italy, and in such other countries as the JCC deems appropriate) under such Territory Marketing Plan, as described in greater detail in Section 5.2;

(b) preparing and proposing interim adjustments to any annual Territory Marketing Plan and individual Marketing Plans thereunder;

(c) preparing sales projections and overseeing the conduct of such market research as may be necessary or appropriate in connection with Commercialization of the Product in the United States, the European Union and the Rest of Territory;

(d) coordinating the development, review and approval of training, sales and promotional materials to be used in the various Regions of the Territory;

(e) addressing pricing, reimbursement issues, rebates, discounts, Product return and customer credit and return matters and safety-related issues as appropriate, and in full compliance with all applicable laws;

(f) selecting advertising and public relations agencies and other vendors, to be retained by BMS, to assist in the development of promotional and press materials and otherwise in connection with the Commercialization of the Product;

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(g) selecting the Trademark(s) and trade dress, to be owned by Otsuka, under which Product shall be marketed and sold throughout the Territory;

(h) approving procedures relating to the ordering, forecasting, supply, packaging and delivery of Compound, Bulk Tablets and Product in the United States, the European Union and the Rest of Territory, and determining appropriate Product inventory levels in each such Region and, as appropriate, individual countries within Regions;

(i) determining Product quantities required for distribution as Product samples;

(j) coordinating closely with the PDC, including (without limitation) with respect to the implementation of research and development programs authorized by the PDC relating to new formulations of Product and new indications for Product;

(k) establishing such JCC subcommittees as appropriate to address specific Commercialization issues falling within the purview of the JCC, such subcommittees to have equal representation and participation of both parties, subject to governance as described above in Section 5.1.2 (the BMS Chair of each subcommittee to have the tie-breaking vote except with respect to the issues, and subject to the limitations, described in Section 5.1.2);

(l) performing such other functions as the parties may decide are appropriate to further the commercial success of the Product in the Territory and the purposes of this Agreement, including the periodic evaluation of actual performance against performance objectives; and

(m) appointing a BMS representative to serve as a liaison to the JCC and to Otsuka regarding Sublicensee issues (if any) in the Rest of Territory.

5.2. Marketing Plans.

As promptly as possible after the Effective Date, the JCC shall consider, modify as it deems appropriate, and approve a detailed marketing plan for the Commercialization of Product throughout the Territory (the “Territory Marketing Plan”) and detailed marketing plans for the United States, the European Union, and the Rest of Territory. When appropriate, closer to the actual commencement of Commercialization, the JCC shall also consider, modify as it deems appropriate, and approve specific marketing plans for each Co-Promotion Country (and other countries it deems appropriate) within the European Union and specific marketing plans for the Rest of Territory as the JCC deems appropriate. The Territory Marketing Plan and each regional and country marketing plan are referred to collectively in this Agreement as the “Marketing Plans.” The Marketing

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Plans shall be confidential information of Otsuka within the meaning of Section 10 of this Agreement. BMS, working in close and ongoing collaboration with Otsuka representatives, shall prepare a draft one-year, three-year and five-year Marketing Plan for each of the above-specified regions and shall submit drafts of the Territory Marketing Plan and the regional and country Marketing Plans, and regular updates thereto throughout the term of this Agreement, to the JCC for its consideration, modification as it deems appropriate, and approval. The JCC shall have final authority and responsibility for the development of the Marketing Plans. The Marketing Plans shall set forth in detail the promotional activities, corresponding investment levels, sales forecasts and marketing strategy, Product positioning and related issues for the time periods and regions in question and shall, among other things, include in detail:

(a) complete market analyses to reflect Product opportunities, strengths and weaknesses, threats, critical promotional issues and trends in the Territory and regions and countries within the Territory, with detailed Product sales and market forecasts;

(b) competitive analyses of existing and potential competitors;

(c) proposals as to marketing goals, objectives and strategies;

(d) proposals regarding the parties’ participation in or sponsorship of opinion leader and medical education programs;

(e) complete strategies and tactics for the promotion, sale and distribution of the Product to all relevant segments of the health care market in the Territory and the regions and countries within the Territory, including to office-and institution-based psychiatrists and other health care providers, pharmacies, government, military and veterans organizations and facilities, and managed care organizations, such strategies and tactics to include promotional plans for each of the Product indications and formulations;

(f) pre-launch promotional activities including (without limitation) publication of key studies prior to Product launch in selected peer reviewed journals; posters/abstracts at key international and U.S. psychiatric meetings; educational symposia to be held in association with key international and U.S. psychiatric meetings each year prior to Product launch; informational exhibits at key international and U.S. psychiatric meetings; and opinion leader development;

(g) proposed pricing and pricing analysis recommendations (except with respect to pricing in countries in the Territory where the parties’ collaborative discussion of pricing for Product would be illegal);

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(h) financial and sales force resource requirements and customer and sales force assignments;

(i) recommendations of sales force targets and other common measures to be used by the parties in determining their respective sales force incentive schemes;

(j) budgets for and other strategies regarding Phase IIIB and Phase IV clinical studies to support Commercialization of Product (these budgets and strategies shall be under the authority and control of the PDC, with which the JCC shall collaborate closely);

(k) descriptions of relevant markets, outcomes and pharmacoeconomic studies concerning Product;

(1) proposals regarding supply, distribution, manufacturing and packaging issues arising with regard to Compound, Bulk Tablets and other formulations of Product;

(m) a rolling five (5) year financial analysis showing anticipated promotional expenditures and Product profit-loss statements.

(n) a rolling five (5) year forecast of sales of Product throughout the Territory and in the various regions and (as the JCC deems appropriate) countries within the Territory;

(o) recommendations regarding the joint handling of promotions to managed care organizations in the United States and the other Co-Promotion Countries;

(p) advertising and other promotional materials to be used in connection with the Commercialization of Product;

(q) promotional sample plans; and

(r) such other matters as the JCC deems appropriate.

5.3. Commercialization in the United States and the European Union.

5.3.1 Overall Structure.

As an essential part of the overall collaboration between Otsuka and BMS - with the goal of completing the development of Product and making it available to customers throughout the Territory at the earliest appropriate time - the parties have agreed to the

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following terms with respect to Commercializing Product in the United States and the European Union:

(a) Otsuka or its Affiliates will be the holder of the Product NDA in the United States and the MA in the European Union. BMS (as contract service provider to Otsuka) shall bear, at its sole expense, all fees and expenses related to filing for, obtaining and maintaining the NDA and the MA;

(b) the MA shall be obtained through the centralized procedure covering all of the European Union member states, Norway and Iceland; a separate MA shall be obtained in Switzerland;

(c) to the extent commercially feasible, there will be one Trademark used throughout the United States and the European Union for Product; Otsuka shall own the Trademark(s);

(d) recognizing the breadth and depth of BMS’ s Commercialization experience in the United States and the European Union, and the importance of such experience to maximizing Product market potential, Otsuka retains BMS under this Agreement to provide a wide range of Product-related services for Otsuka in those markets, including, at BMS’s sole cost and expense, all services (including, e.g., all advertising and promotion expenses) required for the Commercialization of Product except those specifically undertaken by Otsuka in this Agreement;

(e) BMS shall diligently Commercialize Product throughout the United States and the European Union;

(f) Otsuka retains the option, for itself and its Affiliates, to Co Promote Product in the Co-Promotion Countries;

(g) all sales of Product in the United States and the European Union, whether arising from the activities of BMS’s (or its Affiliates’) sales forces or Otsuka’s (or its Affiliates’) sales forces, shall be booked in the name of Otsuka or its Affiliate(s) (as Otsuka may choose), and title to all units of Product shall remain in Otsuka or its Affiliate until sold to customers, except only in the event Otsuka decides, in its sole discretion, that for legal or commercial reasons it is necessary or preferable that sales be made by BMS or a BMS Affiliate in one or more countries within the European Union as Otsuka’s exclusive Distributor and booked in the name of BMS or its Affiliate;

(h) the total fee for BMS’s services to be provided under this Agreement is as provided in Section 5.9.1.

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5.3.2 Commercialization Rights and Obligations of BMS.

(a) Grant of Commercialization Rights.

Otsuka hereby grants to BMS, during the term of this Agreement, the exclusive right, subject to the Co-Promotion rights of Otsuka in the Co-Promotion Countries, to Commercialize Product in the United States and the European Union under Otsuka’s Trademark(s). During the term of this Agreement, so long as BMS’s Commercialization rights remain in effect, neither Otsuka nor an Affiliate of Otsuka will authorize, or grant the right to, any third party (other than, in the case of the Co-Promotion Countries, to Affiliates of Otsuka) to Commercialize Product in such country.

(b) Commercialization Obligations of BMS.

Subject to the provisions of this Agreement, including the obligations of Otsuka specified in the following sentence, BMS shall be and remain responsible, at its sole cost, for Commercializing Product throughout the United States and the European Union for and on behalf of Otsuka; in doing so, BMS shall-without limiting its diligence obligations under Section 5.10 - implement the strategies, Marketing Plans and other decisions and directives of the JCC. Except for Otsuka’s specific obligations with respect to Product development described in Section 4, supply and packaging described in Section 5.11, and the Co-Promotion responsibilities Otsuka may elect to undertake in accordance with Section 5.3.3, BMS shall be obligated to provide - in close collaboration with Otsuka and for and on behalf and in the name, of Otsuka, but at BMS’s sole cost and expense - all other services relating to the development, regulatory compliance and Commercialization of Product, including (without limitation): all government mandated reimbursement pricing; forecasting and ordering of Product; inventory management and control; warehousing and distribution of Product; recordation of sales; invoicing; collection of receivables; sales reports; customer relations and services; preparation of advertising and promotional materials and implementation of marketing and promotional activities and strategies; preparation of training materials and conduct of training sessions; pharmacovigilance; post-marketing surveillance (including adverse event reporting); product recall; and response to regulatory and health authority inquiries and investigations. All such services shall be under the direction of the PDC or the JCC, as appropriate. In addition to Otsuka’s participation on the PDC and the JCC and their subcommittees, and as described in greater detail in Section 5.7, Otsuka shall be closely involved with BMS at all stages of the development, regulatory and Commercialization process and BMS’s provision of the above-described services, including BMS’s internal meetings (subject to the clarification in Section 5.7) relating directly to Product development issues, regulatory issues, strategizing regarding pricing issues (pertaining to pricing in countries in the Territory where the parties’ discussion of pricing is legally permissible), marketing and promotion, and preparation of Marketing Plans and budgets and the implementation thereof.

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5.3.3 Otsuka’s Co-Promotion Option.

(a) Co-Promotion Countries.

Otsuka retains the option, exercisable in its sole discretion, to Co-Promote Product with BMS in the Co-Promotion Countries, which option Otsuka may exercise on a country-by-country basis. In the United States, Otsuka may elect to participate in Co-Promotion by contributing up to [*] sales representatives, regardless of the total number of sales representatives specified in the Marketing Plan for the United States. In each of the Co-Promotion Countries other than the United States, Otsuka may elect to participate in the Co-Promotion of Product by contributing up to [*] of the budgeted sales representatives for such Co-Promotion Country as set forth in the applicable Marketing Plan.

(b) Otsuka Co-Promotion Election and Commitment.

Not later than eighteen (18) months prior to the date projected by the PDC to be the Product Launch Date in each Co-Promotion Country (on a country-by-country basis), BMS will notify Otsuka in writing of the sales force needs in such country, in accordance with the then-current Marketing Plan for such country approved by the JCC. Not later than the date that is twelve (12) months prior to the PDC’s projected Launch Date in such country, or the date that is six (6) months after receipt of BMS’s notice of the sales force needs in such country, whichever is later, Otsuka shall decide whether to participate in Co-Promotion of Product in such country at such time. If Otsuka elects to participate in such Co-Promotion, it will concurrently notify BMS in writing of such election and commit to provide a specific number of sales representatives in such country, which number may be any number up to, but not in excess of the limits specified in Section 5.3.3(a) above. Otsuka’s commitment to Co-Promote Product in such country shall be for at least three (3) years following the Product Launch Date in such country. Should the Marketing Plan’s budgeted number of sales representatives for such country increase or decrease during such three-year period (as determined by the JCC), Otsuka’s commitment of sales representatives shall increase or decrease during the three-year period proportionately with the level of its commitment at the outset. If Otsuka elects to participate in Co-Promotion, BMS or its Affiliates shall meet the sales force needs not satisfied by the sales representatives provided by Otsuka.

If Otsuka elects not to participate in Co-Promotion of Product in any Co-Promotion Country at the time of the Product Launch Date in such country, BMS or its Affiliates will provide the entire sales force needs in such country. Otsuka may subsequently, with eighteen (18) months’ advance written notice to BMS (or a shorter period with BMS’s written consent, which it shall not unreasonably withhold), elect to begin Co-Promoting Product in such country at any time more than three (3) years after the Launch Date in such country. In such case, Otsuka shall notify BMS of such election

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in writing and shall commit to provide a specific number of sales representatives in such country (up to but not in excess of the limits specified in Section 5.3.3(a) above). Otsuka’s commitment at such time shall be for at least two (2) years from the date Otsuka commences such Co-Promotion in such country; as provided above, however, should the Marketing Plan’s budgeted number of sales representatives for such country increase or decrease during such two-year period, Otsuka’ s commitment of sales representatives shall increase or decrease during the two-year period proportionately with the level of its commitment at the outset. Subject to the above, after Otsuka has made a commitment to Co-Promote the Product in a given Co-Promotion Country, it may thereafter, with eighteen (18) months’ advance written notice to BMS (or a shorter period with BMS’s written consent, which it shall not unreasonably withhold) elect to increase (subject to the limitations specified in Section 5.3.3(a) above), decrease or withdraw its Co-Promotion effort in such country (such change to be effective following expiration of the three-year or two-year commitment period described above). Otsuka’s resulting commitment, as so increased, decreased or withdrawn, shall be for at least two (2) years.

If it is legally impermissible for Otsuka to Co-Promote in one or more Co- Promotion countries prior to and on the Launch Date in such country(ies), but it subsequently becomes permissible to Co-Promote, Otsuka may (in its discretion) elect to Co-Promote in such country(ies) at any time after it becomes permissible to do so, following the procedures set forth above (e.g., an initial three-year commitment with twelve (12) month’s prior notice, followed by two-year commitments with eighteen (18) month’s prior notice).

5.3.4 Reimbursement of Otsuka’s Sales Force Expenses.

BMS will reimburse Otsuka for all of Otsuka’s “direct expenses” incurred in connection with the Otsuka sales representatives Otsuka elects to provide to Co-Promote Product, subject to the following (as used in this section, references to “Otsuka” include its Affiliates):

(a) The “direct expenses” for which BMS shall reimburse Otsuka shall be the salary and benefits (including employment taxes) paid or provided to Otsuka’s sales representatives, all bonuses and incentive compensation paid to the sales representatives (Otsuka’s bonus and incentive compensation plan shall be substantially the same as the bonus and incentive compensation paid by BMS (or its Affiliates) to its sales representatives in the country in question), Product sales-related travel and entertainment expenses, automobile expenses and the costs of Product sales-related materials and supplies. The benefits for which BMS shall reimburse Otsuka shall be limited to the kind and amount of benefits paid by BMS or its Affiliates to or for sales representatives in the same country (and shall exclude benefits not paid or provided in the then-current year but which are

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accrued as a future benefit, such as a severance pay obligation or such other benefit that accrues and becomes payable only in the future).

(b) In the United States, BMS shall reimburse Otsuka for the direct expenses of the actual number Otsuka’s sales representatives, but only up to [*] sales representatives; Otsuka shall bear the salaries, costs and expenses for its sales representatives in excess of forty that it elects to provide in the Co-Promotion effort in the United States.

(c) In the Co-Promotion Countries other than the United States, BMS shall reimburse Otsuka for the direct expenses of the actual number of Otsuka sales representatives, but only up to [*]of the total number of sales representatives budgeted in the Marketing Plan for each such country at the time Otsuka committed its sales representatives for that year; Otsuka shall bear the salaries, costs and expenses for its sales representatives in excess of [*] of the budgeted number of sales representatives that it elects to participate in Co-Promotion in such country.

(d) In the event Otsuka elects to commence Co-Promotion at the Launch Date in a given Co-Promotion Country, BMS shall begin reimbursing Otsuka for the direct expenses of Otsuka’s sales representatives at the earlier of either (i) six (6) months prior to the Product Launch Date in such country as forecast by the PDC, or (ii) one (1) month prior to the commencement of sales force training should the JCC determine that sales force training for Product promotion should commence more than six months prior to the forecast Launch Date.

(e) In every Co-Promotion Country in which Otsuka’s sales representatives promote Product and no other products either from Otsuka or a third party, BMS will reimburse [*] of the direct expenses of such sales representatives (subject to the limitations specified above). It shall be entirely in Otsuka’s discretion whether and when its sales representatives promote other products in addition to Product. So long as Otsuka’s sales representatives promoting Product promote no other products either from Otsuka or a third party, and BMS is therefore reimbursing [*] of the direct expenses of such representatives (subject to the limitations specified above), BMS may, with reasonable advance notice to Otsuka, require Otsuka to direct those sales representatives whose direct expenses are being reimbursed by BMS to promote one BMS neuroscience product in the Secondary Position in Calls; provided that such BMS product shall be a product with the same detailing target audience as Product, and it shall be a patent-protected product commercially important to BMS that BMS’s sales representatives promoting Product in the same country(ies) are also promoting. BMS recognizes it is important that all Otsuka

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sales representatives promoting Product in a country have similar sales incentives. Accordingly, should the number of Otsuka sales representatives Co-Promoting Product exceed the number for which BMS is required to reimburse Otsuka (as permitted by Section 5.3.3(a)), BMS agrees to consider in good faith offering to allow the “non-reimbursed” Otsuka sales representatives to promote the same BMS product; in such case BMS and Otsuka shall discuss and agree upon reasonable compensation to be paid by BMS to Otsuka for the services of such sales representatives in promoting BMS’s product.

(f) If Otsuka’ s sales representatives promote Product and one or more additional, non-BMS products, BMS will reimburse [*]of the direct expenses of Otsuka’s sales representatives (subject to the limitations specified above) for so long as Otsuka’s sales representatives promote Product in the Primary Position in Calls.

(g) If Otsuka’s sales representatives promote Product in the Secondary Position in Calls, and promote a non-BMS product in the Primary Position, BMS will reimburse [*] of the direct expenses of Otsuka’s sales representatives (subject to the limitations specified above).

(h) The parties agree that none of Otsuka’s or its Affiliates’ sales representatives participating in the Co-Promotion of Product is an employee of BMS or its Affiliates. Such individuals are not eligible to participate in any employee benefit plans (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (ERISA)) sponsored by BMS or its Affiliates. Otsuka specifically agrees that each such individual (i) is engaged solely by Otsuka or its Affiliates and not by BMS or its Affiliates; (ii) will look solely to Otsuka and its Affiliates for any compensation and benefits pertaining to the services provided by such individual; (iii) is not an employee of BMS or its Affiliates; and (iv) is not eligible to participate in any employee benefit plan within the meaning of Section 3(3) of ERISA, nor any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar fringe or employee benefit plan, program or arrangement sponsored at any time by BMS or its Affiliates, even should it subsequently be determined by any court, the Internal Revenue Service or any other governmental agency that such individual may be a common law employee of BMS or its Affiliates.

(i) On a monthly basis, Otsuka shall submit an invoice to BMS for all “direct expenses” to be reimbursed by BMS in accordance with this Section 5.3.4, and BMS shall pay each such invoice within thirty (30) days of its receipt.

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5.3.5 Sales Team Assignments.

Each party shall deploy its sales force in accordance with the Marketing Plan applicable to the country in question, but each party shall retain direct supervision of its own sales force, including the power to hire and fire. The assignment of each party’s sales force within each Co-Promotion Country will be equitable so that the sales force of each party is assigned valuable, productive accounts and an equitable share of responsibility for opinion leaders, large accounts and other more desirable accounts. Both BMS and Otsuka sales representatives will be assigned to cover office-based psychiatrists and psychiatric hospitals. Otsuka representatives will be geographically dispersed in each Co-Promotion Country so as to have equitable representation with the BMS sales representatives in the most productive areas of each such country, based on analysis of prescriber profiles. In geographic areas where both companies have sales representatives, every effort will be made to split the sales targets as equitably as possible. The parties shall attempt to minimize sales force realignments so as not to disrupt representative-to-representative and representative-to-physician relationships. BMS sales representatives will cover other sales targets, including teaching hospitals and influential medical centers, military/veteran accounts, government agencies, long-term care and prisons. BMS will take the lead with respect to managed care organizations, but will give Otsuka meaningful opportunities for collaborative efforts in managing key managed care accounts. BMS’s Medical Science Managers will provide support as needed to secure formulary approval and/or support product acceptance in key institutions. Both BMS and Otsuka representatives may utilize the Medical Science Managers as appropriate. On a monthly basis, each party shall submit to the JCC a detailed written report describing its detailing and promotional activities during the preceding month, on a country-by-country basis.

5.3.6 Training.

BMS will prepare for and hold, at its expense, Product promotion training programs prior to and periodically after the Launch Date in each country to ensure the sales forces are adequately trained. Members of the sales forces of Otsuka and its Affiliates and, in Otsuka’s discretion, their sales force trainers, may attend all such Product-related training programs at no cost, and BMS shall provide such attendees with copies of all BMS training materials at no cost. BMS shall bear the costs and expenses of the training programs, facilities, personnel, services and materials. Otsuka and its Affiliates may, in their discretion, provide additional training, using their own trainers, at their cost and expense. Otsuka and its Affiliates shall have the royalty-free right to reproduce, distribute and otherwise use throughout the world all Product-related training materials prepared by BMS, during and after the term of this Agreement.

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5.3.7 Effective Co-Promotion Practices.

Otsuka and BMS, and their respective Affiliates, shall cooperate to employ and implement effective Co-Promotion practices. Such cooperation shall include the development of a clear understanding of the marketing roles and responsibilities of each party in each Co-Promotion Country and the establishment of effective communications systems and processes to ensure that the promotional activities of the parties’ sales forces are efficient, coordinated and productive.

5.3.8 Exchange of Marketing Information.

BMS will develop and maintain current Call lists, schedules, and other appropriate information for the purpose of determining the psychiatrists and other persons involved in the drug purchase decisionmaking process to whom the BMS and Otsuka sales forces may detail Product, and it shall share such information with Otsuka. Otsuka and its Affiliates shall have the right to reproduce, distribute and otherwise use such information free of charge during and after the term of this Agreement.

5.3.9 Booking of Sales; Distribution of Product; Collection of Receivables; Option of Otsuka to Assume Services.

In the United States and throughout the European Union, including in the Co-Promotion Countries, BMS shall provide, at its expense, all services relating to the recordation of completion of and accounting for Product sales, including (without limitation) Product warehousing and distribution, inventory control and management, the receipt and entry of all orders - all of which shall be accounted for, billed and booked in the name of Otsuka or its Affiliates unless Otsuka elects, in its sole discretion, to have BMS book sales in its name in a given country or countries - invoicing, collection of receivables, handling of Product returns and customer and professional relations. BMS shall provide weekly or monthly reports (as the parties shall mutually agree) to Otsuka stating sales in the United States and the European Union in the prior week or month, as the case may be. To the extent that Otsuka or its Affiliates have, or can procure by subcontracting, the requisite facilities, infrastructure and personnel, Otsuka shall have the option, in its discretion (at its sole cost and expense), to assume responsibility for one or more of such services being provided by BMS (on a country-by-country basis), without altering the financial relationship between the parties unless they otherwise mutually agree in writing. If Otsuka elects to assume responsibility for one or more such services, BMS shall cooperate with Otsuka in the transition of responsibility for such service to Otsuka so as to avoid any disruption or delay in the provision of such service during such transition.

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5.3.10 Countries Added to or Removed from the European Union.

In the event one or more countries are added to the European Union during the term of this Agreement, the parties shall attempt, to the extent legally permissible and commercially practicable, to treat each such country like all other members of the European Union are treated under this Agreement; that is, BMS to Commercialize Product at its sole expense in such country on behalf of Otsuka, booking sales in the name of Otsuka or Otsuka’ s Affiliate (unless Otsuka has elected otherwise), in exchange for the compensation provided in Section 5.9.1. In the event that one or more countries are removed from the European Union during the term of this Agreement, the parties shall attempt, to the extent legally permissible and commercially practicable, to continue to Commercialize the Product in each such country on the same terms and conditions as had prevailed with respect to such country prior to its removal from the European Union (that is, BMS to Commercialize Product at its sole expense in such country, booking sales in the name of Otsuka or Otsuka’s Affiliate (unless Otsuka has elected otherwise), in exchange for the compensation specified above; Otsuka to have the option to Co-Promote the Product in such country if it is a Co-Promotion Country). If such Commercialization of Product in a country added to or removed from the European Union is not legally permissible or commercially practicable on such terms, the parties shall discuss and agree upon alternate terms and conditions for Commercialization as close as reasonably and legally possible to such terms and conditions, from a commercial and financial perspective.

5.3.11 Reimbursement Price Negotiations.

Where applicable, BMS shall endeavor to obtain prompt reimbursement approval for Product throughout the Territory. To the extent legally permissible, BMS will have responsibility for and (as between BMS and Otsuka) control of reimbursement price negotiations in the European Union, such reimbursement price negotiations to be under the direction of the JCC and in close collaboration with Otsuka (as provided in Section 5.7). BMS will keep Otsuka fully and promptly informed as to the status of all such reimbursement price negotiations; BMS will consult with Otsuka prior to engaging in such negotiations with respect to the positions to be taken; and Otsuka will have the opportunity to participate with BMS in all meetings with authorities pertaining to such reimbursement price negotiations. To the extent legally permissible and practicable, the holder of the MA in the European Union (Otsuka or its Affiliate) shall afford BMS or its Affiliate a legal role and standing to act in Otsuka’s (or its Affiliate’s) name in such reimbursement price negotiations, with Otsuka’s full participation. If any aspect of this provision is deemed legally impermissible, the parties shall promptly amend this provision and reassign responsibility for reimbursement price negotiations, so that they and this Agreement are in full compliance with applicable law.

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5.3.12 Distribution Alternative.

In certain countries in the European Union, it may be legally impermissible or commercially impractical for BMS to Commercialize Product and record Product sales in Otsuka’s or its Affiliates’ name. In such countries Otsuka may elect, in its sole discretion, that BMS’s Affiliate shall act as an exclusive distributor (the “Distributor”) of Product, in which case such Distributor shall record Product sales in such country(ies) in its own name, or some other Commercialization alternative mutually agreeable to the parties. In such event, the Purchase Price for Product to be paid by Distributor to Otsuka (or its Affiliates) for Product that Distributor purchases from Otsuka or its Affiliates for sale in such country(ies) shall be as provided in Section 5.11.2(a)(2). In the event Otsuka elects that BMS’s Affiliate shall act as a Distributor of Product in any country(ies), the parties shall adjust their collaborative efforts on the JCC and otherwise in connection with Commercialization of Product in such country(ies) to ensure that they are in full compliance with all applicable laws and regulations in such country. Without limiting the foregoing, BMS’s Affiliate, as a Distributor of Product in such country(ies), shall be solely responsible for determining the price at which it elects to sell Product in such country(ies), though the JCC may (but only to the extent legally permissible) recommend but not impose a suggested price. Should Otsuka elect to appoint BMS’s Affiliate as a Distributor in any country(ies) of the European Union, and should it thereafter become legally permissible in such country(ies) for BMS to Commercialize Product and record Product sales in the name of Otsuka or its Affiliate(s), Otsuka may (in its discretion) terminate BMS’s Affiliate’s distributorship, in which case BMS’s Commercialization rights and obligations under this Agreement in such country(ies) shall thereafter be the same as in the other countries in the European Union.

5.3.13 No Delegation of Responsibilities.

BMS may not assign or sublicense any of its responsibilities, obligations or services to be provided under this Agreement in the United States or the European Union to any person or entity other than an Affiliate of BMS without the prior written approval of Otsuka, which Otsuka may grant or withhold in its sole discretion for any or no reason (but BMS may subcontract certain of the services to be provided hereunder to the extent BMS typically subcontracts such services in the ordinary course of its and its Affiliates’ business).

5.4. Licenses to BMS.

5.4.1 Grant of License to BMS in Rest of Territory; Right to Sublicense.

(a) Grant of License.

Subject to the terms and conditions of this Agreement, including Otsuka’s reservation of rights set forth in Section 5.4.3 and BMS’s royalty obligations under

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Section 5.9.2. and purchase obligations under Section 5.11, Otsuka hereby grants to BMS, and BMS hereby accepts, an exclusive license, under the Patent Rights and Otsuka’s related know-how, data and information, to make and have made (subject to Section 5.4.3(c)), use and sell Product, under Trademark(s) selected by the JCC and owned by Otsuka, and to formulate Compound into Bulk Tablets and other Product, in the Field in the Rest of Territory. For the sake of clarification, and as described in greater detail in Section 1.20, the Field for Product containing a Related Compound is limited to Neuroscience Indications.

This license to BMS excludes the right to manufacture, and BMS shall not have the right to manufacture, Compound, Compound Forms or Related Compounds.

(b) Right to Sublicense.

This license to BMS includes the right of BMS to grant sublicenses to Affiliates and non-Affiliates in the Rest of Territory; provided that, prior to granting any sublicenses under this Agreement (excluding sublicenses to BMS Affiliates), BMS shall notify Otsuka in writing of the identity of each Sublicensee, the rationale for the grant of each sublicense as it relates to BMS’s overall plan for Commercializing Product throughout the Rest of Territory, and the specific Product and countries within the Rest of Territory to which each sublicense will pertain; provided further that BMS shall cause each of its Affiliate Sublicensees to comply, and shall require each non-Affiliate Sublicensee to agree in writing in its sublicense to be bound by and comply, with all the provisions and limitations of this Agreement applicable to BMS that are applicable to the rights sublicensed, and with all provisions and limitations agreed upon by the PDC or JCC related to Product quality and manufacturing practices, including reasonable provisions allowing Otsuka to audit compliance with such provisions; and provided further that BMS hereby guarantees to Otsuka each Sublicensee’s performance of and compliance with all provisions and limitations of this Agreement applicable to BMS. Within thirty (30) calendar days of executing each such sublicense, BMS shall furnish to Otsuka a true and complete copy of each such sublicense to ensure compliance with the provisions of this Section 5.4. The JCC shall appoint a BMS representative to serve as a liaison to the JCC and to Otsuka regarding Sublicensee issues (if any).

5.4.2 Grant of Limited License to BMS in the United States.

Subject to the terms and conditions of this Agreement, including the reservation of rights set forth in Section 5.4.3(c) and the Product supply obligations set forth in Section 5.11.6 and the BMS-OAPI Product Supply Agreement, Otsuka hereby grants to BMS, and BMS hereby accepts, a limited, non-exclusive license, under the Patent Rights and Otsuka’s related know-how, data and information, to make Product in the United States (but not Compound, Compound Form or any Related Compound) solely in order that BMS may fulfill the purposes contemplated in this Agreement or to be set forth in the

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BMS-OAPI Product Supply Agreement and for no other purpose. Product that BMS makes under this license for sale in the United States may only be sold to Otsuka, its Affiliates and designees. This license to BMS includes the right of BMS to grant sublicenses to BMS Affiliates in the United States, but BMS is otherwise expressly prohibited from granting any other sublicense. BMS shall cause each of its Sublicensees to comply with all the provisions and limitations of this Agreement, including this limited license, and the BMS-OAPI Product Supply Agreement applicable to BMS that are applicable to the rights sublicensed, and with all provisions and limitations agreed upon by the PDC or JCC related to Product quality and manufacturing practices, including reasonable provisions allowing Otsuka to audit compliance with such provisions. BMS hereby guarantees to Otsuka each Sublicensee’s performance of and compliance with all provisions and limitations of this Agreement and the BMS-OAPI Product Supply Agreement that are applicable to BMS.

5.4.3 Otsuka’s Reservation of Rights.

Otsuka hereby reserves the following rights, which are excluded from the scope of the licenses granted to BMS in Sections 5.4.1 and 5.4.2.

(a) Reserved Territory.

Otsuka reserves the exclusive rights, which it may exercise itself or with or through its Affiliates (but not non-Affiliates, except in Japan where Otsuka in its discretion, may engage non-Affiliate third parties), to make, have made, use and sell Product, in and out of the Field, in the Reserved Territory. If at any time Otsuka (in its sole discretion) decides not to Commercialize Product in any country in the Reserved Territory, itself or with or through an Affiliate (or non-Affiliate in Japan), Otsuka agrees promptly to notify BMS in writing to that effect, in which case such country shall be deemed removed from Otsuka’s Reserved Territory and added to BMS’s Rest of Territory subject to BMS’s license under Section 5.4.1 and its obligations under the Agreement. In addition, if with respect to any country in the Reserved Territory (other than Japan) (i) the requisite number of certificates of free sale for registering Product in such country appropriate for dosage in the local market have become available, appropriate price listing, if required, for Product has been obtained in such country, and there is no further legal or regulatory impediment to the commencement of the commercial launch of Product in such country, but (ii) within twelve (12) months thereafter, Otsuka has not, itself or through an Affiliate, fled a MAA to register such Product in such country, such country shall be deemed removed from Otsuka’s Reserved Territory and added to BMS’s Rest of Territory subject to BMS’s license under Section 5.4.1 and its other obligations under this Agreement. Japan shall always remain part of Otsuka’s Reserved Territory unless and until Otsuka notifies BMS in writing (in Otsuka’s sole discretion) of Otsuka’s express decision to remove Japan from the Reserved Territory and make it part of BMS’s Rest of Territory. Upon BMS’s receipt of

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such notice, Japan shall be deemed removed from Otsuka’s Reserved Territory and added to BMS’s Rest of Territory subject to BMS’s license under Section 5.4.1 and its obligations under this Agreement.

(b) Animal Products and Human Over-The-Counter Products.

Otsuka reserves, for itself its Affiliates and non-Affiliate sublicensees and contractors, all rights worldwide (including in the Territory) to make, have made, use and sell products containing the Compound, Compound Forms and Related Compounds for use with animals and for use with humans on an over-the-counter (“OTC”) (non prescription) basis; provided that, so long as BMS is the exclusive (other than Otsuka) promoter or Distributor of Product in the United States and the European Union under this Agreement, Otsuka shall neither perform clinical trials of nor Commercialize, nor license others to develop or Commercialize, such products without the prior consent of BMS. As to products for animal use, BMS’s consent shall be at its sole discretion. As to OTC use, however, BMS may withhold its consent only if the proposed development or Commercialization of such products for human OTC use would have a negative impact on the Commercialization or profitability of Product in the Territory; and BMS shall be deemed automatically to have granted its consent as described above unless it notifies Otsuka in writing, within thirty (30) days of receipt of Otsuka’s written request, that BMS is withholding its consent and the reasons therefor.

(c) Manufacture and Purchase of Compound, Compound Forms and Related Compounds; Packaging.

Notwithstanding the provisions of Sections 5.4.1 and 5.4.2, Otsuka reserves the exclusive worldwide right, for itself its Affiliates and non-Affiliate sublicensees and contractors, to manufacture, or have manufactured, Compound, Compound Forms and Related Compounds, as described in greater detail in Section 5.11 (“Supply”).

5.5. Product Position in Sales Calls.

BMS’s and its Affiliates’ sales forces, and Otsuka’s and its Affiliates’ sales forces should Otsuka elect to Co-Promote the Product in some or all of the Co-Promotion Countries, (i) shall promote Product in the Primary Position in all Calls in the United States and each country of the European Union for at least two (2) years following the Launch Date in each such country; (ii) in the third year following the Launch Date in each such country, shall promote Product in the Primary Position in no less than [*] of all Calls on the target group in such country determined by the JCC to be high prescribing psychiatrists (meaning those psychiatrists who are high prescribers of Product or leading competitive products); and (iii) shall never, during the term of this Agreement, promote Product below the Secondary Position in Calls in the United States and the European Union.

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5.6. Advertising and Promotional Materials.

BMS shall bear the entire cost of advertising and promotion of Product throughout the Territory. All advertising and public relations agencies and other relevant suppliers retained to provide advertising and promotional materials or services shall be approved by the JCC. All advertising and promotional materials shall be in full compliance with all applicable laws and regulations. As provided in Section 5.7 below, Otsuka personnel shall have the opportunity to be involved in the preparation and selection of all advertising and promotional materials. Before dissemination, all advertising and promotional materials shall be subject to review by representatives of Otsuka and BMS from the legal, regulatory, medical/clinical research and development disciplines. In the United States and the European Union, where Otsuka will be the holder of the NDA and the MA, respectively, Otsuka’s prior written approval of all advertising and promotional materials must be obtained prior to their dissemination, which approval shall not be unreasonably withheld or delayed. Otsuka or its Affiliates shall have copyright ownership and control of all Product-related advertising and promotional materials, and BMS hereby assigns to Otsuka any and all interest it may have in such materials developed during the term of this Agreement; provided, that, during the term of this Agreement, BMS shall have the royalty-free right to reproduce, distribute and otherwise use in the Territory such advertising and promotional materials, subject to the requirement of Otsuka’s approval set forth above.

5.7. Involvement of Otsuka in Development, Regulatory Affairs and Commercialization Process.

Subject to Otsuka’s Co-Promotion rights, BMS has the ultimate obligation under this Agreement for Commercialization of Product throughout the Territory, at its sole cost except for the specified undertakings of Otsuka set forth in this Agreement. Nevertheless, the parties agree that an essential element of this Agreement, in addition to Otsuka’s participation on the PDC, the JCC and subcommittees of those committees, is Otsuka’s right to have its representatives closely involved with BMS representatives in all stages of the Product development, regulatory affairs and Commercialization process, to the maximum extent legally permissible. This shall include (without limitation) an opportunity for Otsuka representatives to be involved in: all pre-launch and post-launch BMS internal meetings directly related to Product development, regulatory affairs or Commercialization, including all staff activities and deliberations leading to the formulation of the Product Development Plan and the various Marketing Plans (and ongoing modifications of such plans); review and consultation in connection with all study protocols and the progress of ongoing studies; pre-launch and post-launch promotional strategies, tactics and budgets being recommended to the JCC for its approval; regulatory strategy and labeling issues; the implementation of such plans, strategies and tactics; full participation in Product promotional activities (pre-launch and post-launch) in the United States and the European Union; price reimbursement

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deliberations and meetings; the determination and assignment of sales forces; and other issues. The parties shall keep each other advised on an ongoing basis of the specific representatives of each party responsible for various Product-related issues and activities, and BMS shall—to the full extent practicable—contact the appropriate Otsuka representatives prior to meetings regarding various issues and activities, thereby giving the Otsuka representatives an opportunity to attend and participate in such meetings. Where particular issues must be addressed quickly and without opportunity for advance notice, BMS shall contact Otsuka representatives and give them the opportunity to participate in discussions of such issues by telephone. For the sake of clarification, Otsuka’s involvement in internal BMS meetings shall be limited to those meetings directly related to Product matters. Otsuka shall not participate in BMS’s internal meetings or deliberations regarding BMS’s overall product portfolio (in which the Product is one element), including meetings or deliberations regarding BMS’s budget, strategic plan, research and development plan or business operation review of its product portfolio.

5.8. Promotional Samples.

5.8.1 Supply of Promotional Samples.

During the first three (3) years following the Launch Date in the United States, Otsuka will provide BMS (as contract service provider to Otsuka in the United States, as contract service provider to Otsuka in certain countries of the European Union and Distributor in others, and as licensee elsewhere in the Territory) (i) Compound (to be used by BMS to manufacture into promotional samples of Product in certain formulations to be distributed in the United States and the Rest of Territory, and to be used by BMS to manufacture into promotional samples of Product in all formulations other than in the Bulk Tablet formulation to be distributed in the European Union) and (ii) Bulk Tablets (for promotional samples of Product in the Bulk Tablet formulation to be distributed in the European Union). Otsuka shall provide such Compound and Bulk Tablets, for use as promotional samples throughout the Territory, free of charge up to an aggregate total, counting all Compound and Bulk Tablets provided by Otsuka for samples during the entire three-year period, equal to or sufficient to make 26.4 million Bulk Tablets in the dosage approved by the PDC. For promotional samples, in quantities approved by the JCC, that the JCC or BMS (either as contract service provider to Otsuka or as Distributor or licensee) requests after such three-year period or requests at any time in quantities in excess of Compound and/or Bulk Tablets equal to or sufficient to make 26.4 million tablets during the three-year period, BMS will pay the following to Otsuka in partial consideration for the rights granted to BMS in this Agreement and as its contribution to the cost of such promotional samples: (a) U.S. $0.30 per Bulk Tablet, for Bulk Tablets provided by Otsuka for promotional samples, and (b) for Compound provided by Otsuka to BMS that BMS manufactures into promotional samples, BMS shall pay in accordance with the following formula per milligram of Compound: U.S. $0.30 ÷ X, where X equals

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the number of milligrams of Compound contained in one Bulk Tablet as manufactured for sampling purposes.

BMS shall be responsible, at its expense, for finishing and packaging (i) all samples in all formulations (including Bulk Tablets) to be distributed in the United States and the Rest of Territory, and (ii) all samples of Product to be distributed in the European Union other than in the Bulk Tablet formulation. Otsuka shall be responsible for packaging all samples in the Bulk Tablet formulation to be distributed in the European Union; provided that BMS shall reimburse Otsuka for the cost of all such packaging of samples in accordance with Section 5.11.4. In addition, in accordance with Section 5.11.1(c), BMS shall also reimburse Otsuka for Otsuka’s out-of-pocket shipping, customs, insurance and warehousing expenses pertaining to Compound and Bulk Tablets provided for promotional samples.

5.8.2 Distribution of Samples.

Promotional samples shall be distributed in accordance with plans adopted by the JCC. In countries where Otsuka or its Affiliates Co-Promote the Product, BMS shall provide Otsuka’s and its Affiliates’ sales representatives with proportionate quantities of promotional samples for distribution.

5.9. Payments and Disbursement of Proceeds; Reports; Audits.

5.9.1 Fees to BMS.

(a) Fees for Services in the European Union.

In each country in the European Union where BMS and its Affiliates promote and sell Product for the account of Otsuka or its Affiliates as contract service providers to Otsuka and its Affiliates, including collection and disbursing the Product sales proceeds, BMS shall be entitled to fees equal to the portion of the Net Sales in such country remaining after Otsuka receives thirty-five percent (35%) thereof, which amount BMS shall disburse to Otsuka in accordance with Section 5.9.3. When, as and if Otsuka and its Affiliates elect to assume responsibility for the collection and disbursement of sales proceeds from the sale of Product in such country, or the disbursement of sales proceeds collected by BMS, BMS shall be entitled to fees equal to sixty-five percent (65%) of the Net Sales in such country (to be disbursed in accordance with Section 5.9.3). On a country-by-country basis, such fees to BMS shall be deemed to be paid directly to the BMS Affiliate in the country in question that is marketing and selling Product. The Otsuka entity deemed to receive its share of Net Sales (the balance of Net Sales proceeds) shall be as designated by Otsuka.

For the sake of clarification, the foregoing provisions do not apply in any country in the European Union where, at Otsuka’s election, a BMS Affiliate operates as a

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Distributor of Product for Otsuka or its Affiliates in such country, as provided in Section 5.3.12.

(b) Fees for Services in the United States.

In the United States, where BMS sells Product for the account of Otsuka or its Affiliate as a contract service provider to Otsuka and its Affiliate, including collecting and disbursing the Product sales proceeds, BMS shall be entitled to fees equal to the portion of the Net Sales remaining after Otsuka receives a net [*] of Net Sales in the United States (which BMS shall disburse to Otsuka promptly in accordance with Section 5.9.3). Such calculation of Otsuka’s share shall exclude the [*] royalty to be paid by BMS or BMSLC to Otsuka as provided in Section 5.9.2(b), which royalty shall be additional revenue to Otsuka over and above its [*] of Net Sales.

When, as and if Otsuka and its Affiliates elect to assume the collection and disbursement of sales proceeds from the sale of Product in the United States, BMS shall be entitled to [*] of Net Sales in the United States. The Otsuka entity deemed to receive its share of fees shall be as designated by Otsuka. In either case described above, BMS or BMSLC shall, in addition, pay the above-described royalty to Otsuka in the amount of [*] of Net Sales in the United States.

5.9.2 Royalty Payments.

(a) Royalties on Net Sales in the Rest of Territory.

With respect to each country in the Rest of Territory, where Product will be sold for the account of BMS or its Affiliates or Sublicensees, BMS shall pay the following royalty payments to Otsuka:

(i) Royalties on Net Sales in Patent Countries. BMS shall pay Otsuka a royalty equal to [*] on all Net Sales in all Patent Countries for the Royalty Term in the Patent Countries; and

(ii) Royalties on Net Sales in Non-Patent Countries. BMS shall pay Otsuka a royalty equal to [*] on all Net Sales in all Non-Patent Countries, for the Royalty Term in the Non-Patent Countries.

(b) Royalties on Net Sales in the United States.

In consideration for Otsuka’s transfer to BMS of manufacturing rights and know-how (as provided in Sections 5.4.2 and 5.11.6), BMS, through BMSLC, shall pay Otsuka a royalty equal to [*] on all Net Sales in the United States

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attributable to or arising from the sale of any and all Products made by BMS or its Affiliates.

5.9.3 Payments of Amounts Due.

Following the Restated Agreement Date, the parties shall discuss and agree upon reasonable procedures for collecting, depositing and disbursing Product sales proceeds, which procedures shall be consistent with the overall structure of this Agreement and shall be subject to modification from time to time by mutual written agreement of Otsuka and BMS. In determining such procedures, the parties’ goal shall be to disburse Net Sales proceeds in accordance with Section 5.9.1 so that such proceeds are disbursed to the parties in such a way that neither party earns interest on the other party’s share. BMS/BMSLC shall also pay Otsuka royalties due on Net Sales in the United States under Section 5.9.2(b) at the same time(s) BMS, as contract service provider to Otsuka, disburses United States Net Sales proceeds to Otsuka.

The fees and Net Sales proceeds remittances due pursuant to Section 5.9.1, royalty payments due pursuant to Section 5.9.2, Compound Purchase Price payments due pursuant to Section 5.11.2 and the Otsuka-BMS Compound Supply Agreement, the Global Floor Price-Based Adjustment pursuant to Section 5.11.3, Product Purchase Price payments due pursuant to Section 5.11.2 and the BMS-OAPI Product Supply Agreement, and, for each BMS Affiliate acting as a Distributor pursuant to Section 5.3.12, payments by such Distributor for Product purchased by it from Otsuka or its Affiliates, shall all be paid and disbursed in accordance with the procedures agreed upon by the parties and consistent with the overall structure of this Agreement. Such payments shall be reconciled and settled on a calendar quarter-by-calendar quarter basis (provided that, in Otsuka’s discretion, the reconciliation of the Compound Purchase Price and the Global Floor Price-Based Adjustment may be done annually rather than quarterly). The first “quarter” shall commence on the earlier of (i) the First Commercial Sale of Product anywhere in the Territory, (ii) the first placement of an order for Compound under the Otsuka-BMS Supply Agreement, or (iii) the first placement of an order for Product by a BMS Affiliate or Distributor, and shall end on the last day of the calendar quarter in which such event occurs.

BMS shall pay all royalties due on Net Sales in the Rest Territory on a quarterly basis as provided in Section 5.9.4. BMS (on behalf of itself and its Affiliates acting as Distributors) shall, within fifty (50) days of the receipt of each invoice for Product sold to Distributors in the European Union (which shall be issued no earlier than the dispatch of the shipment), pay all such invoices from Otsuka, Otsuka’s Affiliates or its designee, as the case may be, by wire transfer to the bank account designated by Otsuka, Otsuka’s Affiliates or its designee.

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In the event BMS fails to make any payments when due, such payments shall accrue interest at the rate of [*] per annum or the maximum amount permitted by law, whichever is less.

5.9.4 Quarterly Royalty Payments.

In respect of Net Sales in all countries in the Rest of Territory, BMS shall, in accordance with Sections 5.9.2 and 5.9.3, be obligated to Otsuka with respect to payment of royalties on all Net Sales of Product by BMS and its Affiliates and Sublicensees, such payments being due each calendar quarter within sixty (60) days of the end of each such quarter. Each royalty payment shall be made in accordance with Section 5.9.6 and shall be accompanied by a report as described in Section 5.9.8.

BMS shall pay Otsuka, in a single, consolidated payment, all royalties due on Net Sales in the Rest of Territory in a given calendar quarter, such payment to be in United States Dollars. For purposes of calculating the amount of such royalties due, sales of Product made in currencies other than United States Dollars shall be converted to United States Dollars on the basis of BMS’s customary internal corporate monthly exchange rates (as described in Section 5.9.8) for the last month of the calendar quarter for which remittance is made.

5.9.5 Certain Minimum Payments.

Without limiting its royalty obligations as set forth in Section 5.9.2, BMS shall pay Otsuka minimum payments (including payments for royalties and Compound) in respect of Net Sales in the Rest of Territory during each Year of the Royalty Term as follows:

(a) First Year: [*];

(b) Second Year: [*];

(c) Third Year: [*];

(d) Fourth Year: [*]; and

(e) Fifth Year: [*].

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As used in this Section 5.9.5, each “Year” shall be determined as follows: the “First Year” shall mean (a) the period beginning on the First Commercial Sale of Product in Canada or Australia, whichever country where the First Commercial Sale occurs later, through the last day of the calendar quarter in which such First Commercial Sale occurs, plus (b) the three (3) calendar quarters immediately thereafter. The Second Year shall be the next four (4) calendar quarters following the First Year, and so on.

Notwithstanding the above, BMS’s obligation under this Section 5.9.5 to make the minimum payments shall cease when both of the following occur with respect to either Canada or Australia: (i) there ceases to be a Valid Claim covering Product being sold in such country, and (ii) the First Commercial Sale in the same country by another company (which shall be neither an Affiliate nor Sublicensee of BMS) of any generic human pharmaceutical product containing Compound or Compound Form as an active ingredient. In such case, BMS shall make the minimum payment for the Year in which its minimum royalty obligation ceases, the amount of the minimum payment obligation to be determined as set forth above, but prorated to reflect the abbreviated Year.

With respect to a given Year, in the event that [*] of the Net Sales in the Rest of Territory for such Year (the “Reference Amount”) does not equal or exceed the above minimum payment obligation for such Year, BMS shall, within sixty (60) days of the end of such Year, either pay the difference between the Reference Amount for such Year and the minimum payment due under this Section 5.9.5 for such Year, or BMS’s license in the Rest of Territory shall automatically be terminated, notwithstanding Section 5.4.

All payments from either party to the other shall be in United States Dollars or, in lieu thereof, in Japanese yen, Euros or pounds sterling, as the recipient party, in its discretion, shall specify in writing to the paying party. The paying party shall make all payments by wire transfer to the recipient party’s designated bank account. Payments in yen or such currency other than U.S. Dollars as the recipient party shall designate shall be in the amount equivalent to the U.S. Dollar amount of the related payment at the applicable exchange rate (the spot rate of the bank making the payment) prevailing on the date of remittance of the payment by the paying party. In the event that the paying party fails to make any payments when due, such payments shall accrue interest at the rate of [*] per annum or the maximum amount permitted by law, whichever is less. The parties contemplate that all payment obligations due at the same time will be consolidated into a single, lump-sum payment between the parties (with the accompanying report allocating such payment among the various Affiliates as appropriate); provided that, the parties may agree that payments in respect of Net Sales in the United States and European Union, on a country-by-country basis, be made by the local Affiliate of the paying party and to the local Affiliate of the recipient party, in each case as the paying party and the recipient party may elect, in which case the paying party shall remain liable to the recipient party for the full payment.

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5.9.6 Regular Reports Pertaining to the United States and the European Union.

After the First Commercial Sale of Product in the United States or the European Union, to the extent Otsuka and its Affiliates have not elected to collect sales proceeds, BMS (as contract service provider to Otsuka and its Affiliates) shall provide Otsuka with monthly written reports, in form and substance reasonably satisfactory to Otsuka. Such reports shall include a country-by-country summary of the total sales and Net Sales of Product (whether the result of the promotional efforts of BMS, Otsuka or their Affiliates) for the account of Otsuka or its Affiliates during the month in question; the deductions from total sales leading to the calculation of Net Sales; the calculation of the portion (calculated in accordance with Section 5.9.1) of Net Sales due Otsuka and BMS or their respective Affiliates; the calculation of the royalties on Net Sales in the United States due Otsuka in accordance with Section 5.9.2(b); the total sales by Distributors on a country-by-country basis; and the date of First Commercial Sale in the United States and European Union occurring in such month. In addition to the foregoing reports, BMS shall, when, as and if requested by Otsuka, provide such additional reports to Otsuka as BMS regularly prepares in the course of its business and as may be reasonably appropriate and relevant to the transactions contemplated in this Agreement. Sales made in currencies other than United States Dollars shall be converted to United States Dollars on the basis of BMS’s customary internal corporate monthly exchange rates for the month with respect to which the statement is made. For each month and each currency, BMS’s customary internal corporate monthly exchange rate shall equal the arithmetic average of the daily exchange rates (obtained as described below) during the period from (a) the 20th day of the preceding month (or, if such 20th day is not a Business Day, the immediately preceding Business Day) through (b) the 19th day of the current month (or, if such 19th day is not a Business Day, the immediately preceding Business Day); each daily exchange rate is obtained from the Reuters Daily Rate Report or The Wall Street Journal, Eastern U.S. Edition, or, if not so available, as furnished by BMS’s local Affiliates.

When, if and to the extent Otsuka or its Affiliates elect to assume the collection of Product sales proceeds for their own account in the United States or any country in the European Union, Otsuka shall provide BMS with monthly written reports, in form and substance reasonably satisfactory to BMS. Each report shall, with respect to each relevant country, include a country-by-country summary of the total sales and Net Sales of Product during the month in question; the deductions from total sales leading to the calculation of Net Sales; the calculation of the portion (calculated in accordance with Section 5.9.1) of Net Sales due BMS and Otsuka or their respective Affiliates; and the calculation of the royalty on Net Sales in the United States due Otsuka in accordance with Section 5.9.2(b). In addition to the foregoing reports (and also conditioned upon the election of Otsuka or its Affiliates to assume the collection of Product sales proceeds for their own account), Otsuka shall, when, as and if requested by BMS, provide such

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additional reports to BMS as Otsuka regularly prepares in the course of its business and as may be reasonably appropriate and relevant to the transactions contemplated in this Agreement. Sales made in currencies other than United States Dollars shall be converted to United States Dollars on the basis of a monthly exchange rate equal to the arithmetic average of the daily exchange rates in such month (the same days of the month as described in the immediately preceding paragraph) obtained by Otsuka from the Reuters Daily Rate Report, The Wall Street Journal, Eastern U.S. Edition, or The Financial Times, or, if not so available, as furnished by Otsuka’s local Affiliates (unless the parties agree on a different basis for establishing such exchange rates) for the month with respect to which the statement is made.

If necessary, for the purpose of preparing the above-described reports, each party shall promptly furnish the other with all requisite data, information, books, records and other pertinent materials in its control.

In addition to the above-described monthly reports pertaining to the United States and the European Union, BMS (and Otsuka to the extent it assumes responsibility for the functions to be reported upon) shall provide to the other party other information and reports, in mutually agreeable formats, regarding other commercially relevant information, as the JCC deems appropriate.

5.9.7 Quarterly Reports.

BMS shall, in addition to or incorporated with the reports to be prepared in accordance with Section 5.9.6, provide Otsuka with quarterly written reports as described below, in form and substance reasonably satisfactory to Otsuka, within sixty (60) days from the last day of each calendar quarter during the term of this Agreement. Each report shall contain the following, as applicable:

(a) Royalties in the Rest of Territory. After the First Commercial Sale of Product in the Rest of Territory, each report shall include a country-by-country summary of the total sales and Net Sales of Product in the Rest of Territory during the calendar quarter in question; the deductions from total sales leading to the calculation of Net Sales; the calculation of royalties payable on such sales; and the date of First Commercial Sale in each country of the Rest of Territory occurring in such quarter.

(b) Purchase Price for the United States and the Rest of Territory. After the first placement of an order for Compound under the Otsuka-BMS Compound Supply Agreement, with respect to the Purchase Price of Compound supplied by Otsuka or its designee and sold as Product during such quarter in the United States and the Rest of Territory, each report shall include a reconciliation of the Tentative Price of Compound with the Purchase Price of Compound, as provided in Section 5.11.2 and the Otsuka-BMS Compound Supply Agreement.

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(c) Global Floor Price-Based Adjustment. After the First Commercial Sale of Product in the Territory, each report shall include a calculation of the Global Floor Price-Based Adjustment for such quarter as provided in Section 5.11.3.

(d) Purchase Price for European Union. After the First Commercial Sale of Product in any country in the European Union by BMS’s local Affiliate acting as Distributor for Otsuka or its Affiliates in such country, with respect to all such countries, and with respect to the Purchase Price of Product supplied by Otsuka or its Affiliates and sold during such quarter in such countries, each report shall include a reconciliation of the Tentative Price with the Purchase Price, as provided in Section 5.11.2.

(e) Minimum Payment Obligation. With reference to Section 5.9.5, if such quarter is also the fourth (4th) quarter of a Year, each report shall include a reconciliation of the minimum payment obligation and the Reference Amount for such Year as provided therein.

(f) Currency Conversion. For purposes of reports under this Section 5.9.7, sales made in currencies other than United States Dollars shall be converted to United States Dollars on the basis of BMS’s customary internal corporate monthly exchange rates for the last month of the calendar quarter with respect to which the report is made. For each month and each currency, BMS’s customary internal corporate monthly exchange rate shall equal the arithmetic average of the daily exchange rates (obtained as described in Section 5.9.6) during the period from (a) the 20th day of the preceding month (or, if such 20th day is not a Business Day, the immediately preceding Business Day) through (b) the 19th day of the current month (or, if such 19th day is not a Business Day, the immediately preceding Business Day).

5.9.8 Books and Records.

With respect to the United States and European Union, BMS (as contract service provider to Otsuka) shall, and shall cause its Affiliates to, keep full, true and accurate books and records that disclose the total sales and Net Sales of Product on a country-by-country basis accrued by BMS or its Affiliates for the account of Otsuka or its Affiliates, the number of units of Product sold in each country and all matters relating to those sales that are relevant for the purposes of determining the portion (calculated in accordance with Sections 5.9.1 and 5.9.2(b) of Net Sales due to Otsuka and its Affiliates, BMS and its Affiliates and, where BMS’s Affiliates act as Distributor, the Purchase Price of Product due Otsuka and its Affiliates, and, as applicable, the adjustments and reconciliations provided in Section 5.11. Such books and records shall be retained for five (5) years following the occurrence of such sales.

When, as and if Otsuka or its Affiliates elect to assume the collection of Product sales proceeds for their own account in the United States or any country in the European

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Union, Otsuka shall, and shall cause its Affiliates to, with respect to each relevant country, keep full, true and accurate books and records that disclose the total sales and Net Sales of Product on a country-by-country basis, the number of units of Product sold in each country and all matters relating to those sales that are relevant for the purposes of determining the portion (calculated in accordance with Section 5.9. 1, and subject to Section 5.11.7) of Net Sales due to BMS and its Affiliates. Such books and records shall be retained for five (5) years following the occurrence of such sales.

With respect to the Rest of Territory, BMS shall, and shall cause its Affiliates and Sublicensees to, keep full, true and accurate books and records that disclose the total sales and Net Sales of Product on a country-by-country basis, the number of units of Product sold in each country of the Rest of Territory and all matters relating to those sales that are relevant for the purposes of determining the royalties and Purchase Price for Compound to be paid by BMS to Otsuka, and, as applicable, the adjustments and reconciliations provided in Section 5.11. Such books and records shall be retained for five (5) years following the occurrence of such sales.

5.9.9 Audits.

Each party (as recipient party of amounts due to it) shall, at its expense, have the right, during normal business hours on thirty (30) days’ prior written notice to the other party (as paying party of such amounts), and not more than once in any calendar year, to have a recognized independent public accounting firm selected by the recipient party examine the relevant books and records of the paying party, its Affiliates and, in the case of BMS, Sublicensees, for the sole purpose of verifying:

(a) where BMS is the recipient party, the amounts due under Section 5.9.1 in the event Otsuka and its Affiliates have elected to assume the collection or disbursement of sales proceeds; or

(b) where Otsuka is the recipient party, disbursement of sales proceeds in accordance with Section 5.9.1, royalties due under Section 5.9.2, minimum payments due under Section 5.9.5, the adjustments and reconciliations provided in Section 5.11, the Purchase Price due under Section 5.11.2, the Global Floor Price-Based Adjustment under Section 5.11.3, and any other payment-related obligations hereunder.

Each party shall cause its Affiliates to comply fully with such examination of Affiliate books and records.

Such accounting firm shall not disclose to the auditing party any information relating to the audited party’s business except whether the audited party’s fee reports or, in the case of BMS as audited party, the reports under Sections 5.9.6 and 5.9.7 to the auditing party are correct or incorrect, and if incorrect, the specific details concerning any

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discrepancies and the amounts due under this Agreement. If the accounting firm discovers errors in favor of the recipient party of [*] or more, in the aggregate, in the calculation of amount due for any calendar quarter, the paying party shall reimburse the recipient party for the expense of such examination and shall promptly pay the recipient party the deficiency amount (together with interest thereon from the date such amount was originally due). Should the examination reveal an error in favor of the paying party, the amount of such erroneous overpayment shall first be credited against the expense of such examination incurred by the recipient party, and the balance of the erroneous overpayment to the recipient party, if any, shall be credited against the next payment due the recipient party under this Agreement. As a condition to the conduct of the above-described examination, the independent public accounting firm selected by the recipient party shall execute a written agreement, reasonably satisfactory in form and substance to the audited (paying) party, to maintain in confidence all information obtained during the course of any such examination except for disclosure to the recipient party and its representatives as appropriate for the above purpose. The findings of such independent public accounting firm regarding such reports, accounting and payments shall be final and binding on the parties hereto.

5.9.10 Withholding Tax.

Any taxes either party is required by law to withhold from amounts payable to the other party under this Agreement shall be deducted by the paying party from the amounts paid to the recipient party hereunder at the rate(s) required by applicable law and paid to the appropriate governmental agency on behalf of the recipient party. The paying party shall promptly provide to the recipient party receipts from the government or taxing authority evidencing payment of such taxes, if available, or other written proof of payment if official receipts are not available, and shall provide reasonable assistance to the recipient party to obtain tax credits therefor.

5.10. Diligence Standards.

5.10.1 General.

The fundamental objective of this Agreement is to optimize the sales potential of Product throughout the Territory and to promote the therapeutic profile and benefits of Product in the most appropriate commercially rewarding manner consistent with the appropriate labeling of Product. In furtherance of this objective, BMS agrees to, and shall, use all commercially reasonable efforts to develop and perform appropriate clinical studies for Product, obtain and maintain regulatory approvals (including pricing and reimbursement listings) for the marketing of Product throughout the Territory, develop new Product indications and formulations, and Commercialize Product throughout the Territory. Another important objective of this Agreement is to increase the prominence, profile and reputation of Otsuka and its Affiliates in the United States and Europe. In

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performing its obligations under this Agreement, BMS shall comply with all applicable laws and regulations throughout the Territory.

BMS will conduct with due diligence and all commercially reasonable efforts, consistent with the objective of this Agreement as set forth in the immediately preceding paragraph and otherwise in accordance with this Agreement, at its sole risk and expense (except for Otsuka’s undertakings hereunder with respect to the Otsuka Clinical Studies), all Product development work and regulatory activities required to obtain and maintain marketing approval in each country of the Territory, and any and all additional Product development work (including Phase IIIb and Phase IV studies) that may be necessary or desirable for the optimal Commercialization of Product. In addition, and at its sole expense, BMS will diligently use all commercially reasonable efforts, through further research and development, to develop new Product indications (including, without limitation, bipolar disorder) and formulations (such as IM, Depot, etc.), to the extent supportable by scientific and clinical data and information, appropriate or desirable for the optimal Commercialization of Product.

5.10.2 [*].

Without limiting BMS’s obligations under this Agreement, and as one factor for the purpose of assessing the development and Commercialization efforts of BMS in carrying out its obligations under this Agreement, the parties hereby set the following [*]:

[*]

In addition, the following assumptions apply:

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(a) “Product launch” occurs in both the United States and the European Union no later than [*];

(b) As launched, Product will have an indication for the treatment of [*], together with a second indication, being the treatment of [*];

(c) Product meets the Target Product Profile;

(d) [*];

(e) There is no [*]; and

(f) [*] continues to apply to Product.

Should any of the above assumptions not apply, the JCC shall determine [*] for [*] appropriate under the then-prevailing circumstances.

With respect to each of the two regions (the United States and European Union), the JCC shall establish an [*] no later than twelve (12) months prior to [*].

BMS’s development, marketing, promotion and sales efforts for Product shall be consistent at least with [*], it being understood that marketing, promotion and sales efforts may [*]. It is also the parties’ understanding that [*].

5.10.3 Comparable Efforts.

Without limiting Section 5.10.1 or 5.10.2, BMS shall commit development, marketing, promotion and sales efforts to Product no less than what it would to one of its own products with a target detailing audience and sales potential comparable to Product.

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5.10.4 No Undue Delay.

BMS shall commence marketing Product in any country of the Territory within three (3) months of obtaining regulatory approval and (as necessary) full reimbursement or other pricing approval in that country. If BMS fails to commence marketing of Product in any country within such time period, unless such failure is caused by Otsuka’s failure to supply Compound, Bulk Tablets or Product, as the case may be, to BMS in a timely fashion - the parties will immediately meet to discuss the reason(s) for such delay and agree upon measures and a Schedule to remedy the situation. If the parties do not, within a reasonable period of time, agree upon measures to remedy the situation and promptly commence marketing in such country, Otsuka may, in its discretion, remove such country from the Territory; provide that, if such country is the United States or if two (2) such countries are in the European Union, Otsuka may, in its discretion, either remove such country(ies) from the Territory or terminate this Agreement as a whole, in either case, such action shall be effective on thirty (30) days’ written notice to BMS. In such case, this Agreement shall be deemed terminated with respect to such country or as a whole, as the case may be, and the provisions of Sections 12.3, 12.7 and 13 shall apply. In the event that Otsuka removes one or more countries in the European Union pursuant to this Section 5.10.4, BMS may, in its discretion, within ninety (90) days of its receipt of Otsuka’s decision, remove the European Union as a whole (but not in part) from the Territory on thirty (30) days’ written notice to Otsuka. In such case, the Agreement shall be deemed terminated with respect to the entire European Union, and the provisions of Section 12.3, 12.7 and 13 shall apply.

Notwithstanding the immediately preceding paragraph, if BMS fails to commence marketing Product within the above-specified time period due to government-imposed pricing or reimbursement constraints that the JCC reasonably determines would have a substantial adverse effect on its pricing and optimal Commercialization of Product elsewhere in the Territory, the parties shall meet to discuss the situation. Unless the JCC’s determination can be shown to have been commercially unreasonable, through dispute resolution if necessary in accordance with Section 14, Otsuka may not remove such country from the Territory on the basis of BMS’s failure to commence marketing of Product in such country in timely fashion.

5.11. Supply and Packaging of Compound, Bulk Tablets and Product.

5.11.1 Commercial Requirements of Compound and Product.

(a) Otsuka shall be responsible for manufacturing and procuring, for its own account, all of the commercial requirements of Compound and Product for the European Union; provided, however, that, in the case of Product in any formulation other than the Bulk Tablet formulation:

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(1) BMS shall, as contract manufacturer (with respect to formulation through packaging), but without charge to Otsuka, convert Compound provided by Otsuka into Product; in such case, the parties shall discuss, prepare and enter into a manufacturing agreement, which shall be consistent with the applicable provisions of this Agreement, pursuant to which BMS will toll manufacture Product in such other formulations for Otsuka, at no charge to Otsuka, for sale in the European Union; and

(2) notwithstanding clause (1) above, Otsuka retains the option to manufacture such Product, at its own cost and expense.

When, as and if BMS’s Affiliates are acting as Distributor in any country or countries in the European Union (pursuant to Section 5.3.12), Otsuka or its Affiliates shall supply to such BMS Affiliates, and such BMS Affiliates shall purchase exclusively from them (at the Purchase Price as provided in Section 5.11.2), any and all of their requirements of Product for resale in such country or countries.

(b) During the term of this Agreement, for the Purchase Price set forth in Section 5.11.2(a)(1), Otsuka or its designee shall manufacture for and supply to BMS, its Affiliates and Sublicensees, and BMS, its Affiliates and Sublicensees shall purchase exclusively from Otsuka, any and all of their requirements of Compound. Such requirements include commercial requirements for all Product to be sold in the United States (which shall be for the account of Otsuka or its Affiliate) and the Rest of Territory and development and other noncommercial requirements, if any, in excess of those provided by Otsuka pursuant to Section 4.4. The parties’ respective obligations regarding the supply and purchase of Compound shall be set forth in the “Otsuka-BMS Compound Supply Agreement,” described in Section 5.11.5 below.

For the sake of clarification, with respect to all commercial requirements in the United States and the Rest of Territory, BMS, its Affiliates and Sublicensees shall be responsible for formulating (in Bulk Tablet formulation and all other formulations) through packaging, at their expense, Product, and Otsuka shall have no obligation to manufacture the Compound into any form of Product. The parties’ respective obligations with respect to BMS’s supply (through BMS and BMSLC, its subsidiary) and Otsuka’s purchase (through OAPI, its U.S. Affiliate) of Product shall be set forth in the BMS-OAPI Product Supply Agreement, described in Section 5.11.6 below. The Purchase Price for Product sold in the United States shall be as set forth in Section 5.11.2(a)(3).

(c) With respect to all Product sold and distributed in the United States and the European Union, BMS shall reimburse Otsuka for its out-of-pocket

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shipping (including customs duties, if any) and insurance expenses incurred in connection with the shipping of Compound, Bulk Tablets and Product from Japan to the places of formulation, packaging or warehousing and then to the points of distribution throughout the United States and the European Union. BMS shall also bear directly, or reimburse Otsuka for, all out-of-pocket shipping and insurance costs incurred in connection with the shipping of Compound to be formulated into Product for the Rest of the Territory.

(d) Unless the parties mutually agree otherwise in writing, Otsuka shall maintain a rolling inventory of Compound equal to at least three (3) times BMS’s firm order for the then most current quarter.

(e) Where BMS is toll manufacturer of Product for Otsuka in the European Union, as provided in Subparagraph (a) above, and where BMS is Product supplier to Otsuka for Product sold in the United States, as provided in clause (b) above, Otsuka shall (as provided in Section 5.11.2(c)(1)(A)(ii)) bear the cost of Compound consumed as wastage in the ordinary course of the Product manufacturing process, but only up to [*], and BMS shall bear the cost of any additional wastage (which it shall bear by purchasing Compound from Otsuka in the amount of such additional wastage, at the purchase price to be the Non-Commercial Compound Price for Compound as provided in Section 5.11.2(a)(5)).

(f) With respect to Product in any formulation, other than the Bulk Tablet formulation, that Otsuka desires to sell outside the Territory during the term of this Agreement, or anywhere following the expiration or termination of this Agreement, and if (and only if) BMS is then manufacturing such other formulation in commercial quantities, BMS agrees, as a contract manufacturer for Otsuka (with respect to both formulating and packaging), for a reasonable contract manufacturing charge to be agreed upon by the parties, to convert Compound provided by Otsuka into such Product. Such obligation shall expire one (1) year following the expiration or termination of this Agreement). The contract manufacturing agreement between Otsuka and BMS shall be substantially the same as the agreement described in Section 5.11.1(a)(1) above, except that the parties shall agree upon a commercially reasonable contract manufacturing fee that Otsuka shall pay to BMS for its services, and the reference to the manufacturing agreement described in Section 5.11.1(a)(1) (where BMS bears the cost of certain wastage) shall not imply that BMS shall bear any cost of wastage in such other agreement.

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5.11.2 Purchase Price for Compound and Product.

(a) Purchase Price. This section sets forth the purchase price (the “Purchase Price”) to be paid, as the case may be, by BMS, its Affiliates and Sublicensees, on the one hand, or Otsuka and its Affiliates, on the other, for Compound, Compound Form, Related Compound and Product.

(1) The Purchase Price to be paid by BMS, its Affiliates and Sublicensees to Otsuka for (a) Compound sold by Otsuka to BMS or BMSLC (under the Otsuka-BMS Compound Supply Agreement) for formulation into Product sold in the United States and the Rest of Territory shall equal [*] of the Net Sales of Product in the United States and the Rest of Territory.

(2) The Purchase Price to be paid by BMS or its Affiliates to Otsuka or its Affiliates for Product resold by BMS’s Affiliates as Distributors in the European Union (pursuant to Section 5.3.12) shall equal [*] of the Net Sales of Product.

(3) The Purchase Price to be paid by Otsuka’s U.S. Affiliate to BMS and BMSLC for finished and packaged Product sold by BMS and BMSLC to OAPI for sale in the United States (under the BMS-OAPI Product Supply Agreement) shall equal [*] of Net Sales of Product in the United States.

(4) If Otsuka elects to be the supplier of Compound Form or Related Compound, the Purchase Price to be paid by BMS, its Affiliates and Sublicenses to Otsuka therefor shall be as mutually agreed by the parties at the time.

(5) The Purchase Price to be paid by BMS for Compound not sold as Product, including the price to be paid for Compound used for development, clinical trials, post-marketing trials, consumed as wastage or otherwise, shall equal the Non-Commercial Compound Price, to be agreed upon by the parties, subject, however, to the parties’ agreement as to the price of Compound for promotional samples as provided in Section 5.8.1.

In each of the above cases except subparagraph (3) above, the Purchase Price shall always be FOB place of manufacture of Compound, Bulk Tablets or Product, as the case may be, with BMS and its Affiliates and Sublicensees to bear all costs from that point. With respect to subparagraph (3) above, the Purchase Price of Product sold by BMS and BMSLC to OAPI shall, for the benefit of Otsuka/OAPI, be FOB place of destination, so that BMS, not OAPI, bears all Product-related

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costs of shipping, insurance, etc., to and from points of distribution. Payment of the Purchase Price shall be implemented as described in subsections (b) and (c) below:

(b) Tentative Price.

BMS and Otsuka shall confer prior to the beginning of each calendar year to establish a tentative price in U.S. Dollars (per kilogram in the case of Compound, or per unit of Product, by formulation, in the case of Product (the parties shall mutually determine the appropriate “unit”) (collectively, the “Tentative Prices”) at which (1) Otsuka or its designee shall invoice BMS (under the Otsuka-BMS Compound Supply Agreement) upon shipment of Compound to BMS, its Affiliates and Sublicensees (or, if Otsuka elects to be the supplier thereof, Compound Form or Related Compound) during such calendar year; (2) Otsuka or its Affiliates shall invoice BMS upon shipment of Product to BMS’s Affiliates as Distributor in the European Union; and (3) BMS and BMSLC shall invoice Otsuka’s U.S. Affiliate (under the BMS-Otsuka Product Supply Agreement) for Product sold in the United States. In each case, the parties shall attempt in good faith to establish the Tentative Price for Compound and the Tentative Price for Product as close to the anticipated Purchase Price of Compound (or, if Otsuka elects to be the supplier thereof, Compound Form or Related Compound) or Product, as the case may be, as the parties can reasonably estimate for the upcoming calendar year. The Tentative Prices shall be expressed in U.S. Dollars and shall apply to all shipments made during the calendar year to which they pertain.

(c) Quarterly Reconciliation.

On a calendar quarterly basis within sixty (60) days of the end of each quarter (or on an annual basis should Otsuka request annual rather than quarterly reconciliations), the parties shall reconcile in writing the Purchase Price due Otsuka, Otsuka’s Affiliates or its designee, and the Purchase Price due BMS or its Affiliates, as the case may be, in respect of (1) with respect to the United States and the Rest of Territory, Compound (or, if Otsuka elects to be the supplier thereof, Compound Form or Related Compound) sold during such quarter as Product against the Tentative Price paid by BMS, its Affiliates and Sublicensees to Otsuka for such Compound (or, if Otsuka elects to be the supplier thereof, Compound Form or Related Compound); (2) if applicable, with respect to the country or countries in the European Union where BMS’s Affiliates act as Distributor, Product sold during such quarter against the Tentative Price paid by BMS’s Affiliates to Otsuka for such Product; and (3) with respect to Product sold by BMS or BMSLC to OAPI, Product sold in the United States during such quarter against the Tentative Price paid by OAPI to BMS or BMSLC for such Product. The amount due from either party to the other following such reconciliation shall be promptly paid on a quarterly basis. Accordingly:

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(1) BMS shall, within sixty (60) days of the end of each calendar quarter (or on an annual basis should Otsuka request only an annual reconciliation), commencing the calendar quarter during which the First Commercial Sale of Product occurs, submit to Otsuka a written statement showing the calculation of the Quarterly Adjustment (as defined below). With respect to any calendar quarter, “Quarterly Adjustment”, being an amount in U.S. Dollars, payable by BMS to Otsuka or by Otsuka to BMS (as the case may be) to account for the difference between (i) the amounts (a) invoiced by Otsuka and its Affiliates (at the Tentative Price) for the quantities of Compound (or, if Otsuka elects to be the supplier thereof Compound Form or Related Compound) having been sold as Product during such calendar quarter, (b) invoiced by Otsuka and its Affiliates (at the Tentative Price) for the quantities of Product sold as Product during such calendar quarter, and (c) invoiced by BMS and its Affiliates (at the Tentative Price) for the quantities of Product sold as Product during such calendar quarter, and (ii) the Purchase Price, as provided in Subsection (a) of this Section 5.11.2, of such quantities of Compound (or, if Otsuka elects to be the supplier thereof, Compound Form or Related Compound) and Product, shall mean:

(A) With Respect to Compound sold by Otsuka to BMS or BMSLC for the United States and the Rest of Territory:

[*], where:

G = total Net Sales in the United States and the Rest of Territory during such calendar quarter

H = the Attributable Bulk (as defined below) with respect to the quantities of Product sold in the United States and the Rest of Territory during such calendar quarter

I = the Tentative Price paid by BMS in respect of such Attributable Bulk

With respect to any quantity of Product, “Attributable Bulk,” being the amount of Compound (or, if Otsuka elects to be the supplier thereof Compound Form or Related Compound) required to give rise to such quantity of Product, shall be determined by tracing BMS’s consumption of each batch of Compound (or, if Otsuka elects to be the supplier thereof Compound Form or Related Compound) as supplied by Otsuka and on the basis that each [*] kilogram of Compound (or, if Otsuka elects to be the supplier thereof, Compound Form or Related Compound) is convertible into a quantity of Product containing in the aggregate [*] kilograms of active

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Compound (or, if Otsuka elects to be the supplier thereof Compound Form or Related Compound) ingredient, where [*] shall be an amount to account fairly for the amount of Compound (or, if Otsuka elects to be the supplier thereof, Compound Form or Related Compound) lost in the ordinary course during the Product manufacturing process. Therefore, the Attributable Bulk for Product containing in the aggregate [*] kilogram of Compound (or, if Otsuka elects to be the supplier thereof Compound Form or Related Compound) shall be [*] kilograms; provided, however, that, regardless of the actual wastage and other losses in the ordinary course of Product manufacturing process (formulation through packaging):

(i) in the case of Product in the Bulk Tablet formulation for the sale in the Rest of Territory, [*] shall in no event be greater than [*] (it being agreed that BMS shall [*] arising in the ordinary course of the Product manufacturing process in such case in excess of [*]); and

(ii) in the case of all other Product in all formulations in the Territory, excluding only Product in the Bulk Tablet formulation for sale in the Rest of Territory, [*] shall in no event be greater than [*] (it being agreed that BMS shall [*] arising in the ordinary course of the Product manufacturing process in excess of [*] incurred with respect to such Product throughout the Territory).

For the sake of clarification, BMS shall also [*] arising other than in the ordinary course of Product manufacturing process.

(B) With Respect to EU Countries where BMS Affiliates are Distributors:

[*], where:

L = total Net Sales of Product in the country or countries in question during such calendar quarter

M = the total number of units of Product sold in such country or countries during such calendar quarter giving rise to such Net Sales

N = the Tentative Price per unit of Product paid by BMS in respect of such Product

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(C) With Respect to Product Sold by BMS or BMSLC to Otsuka’s U.S. Affiliate:

[*], where:

P = total Net Sales of Product in the United States during such calendar quarter

Q = the total number of units of Product sold in the United States during such calendar quarter giving rise to such Net Sales.

R = the Tentative Price per unit of Product paid by Otsuka’s U.S. Affiliate to BMS or BMSLC in respect of such Product sold in the United States.

(2) The Quarterly Adjustments pursuant to Subsection (c)(1) above shall be established in U.S. Dollars or other currencies agreed upon by the parties. For this purpose, Net Sales for a calendar quarter realized in currencies other than the U.S. Dollar shall be first converted into U.S. Dollars (or such other currencies as the parties agree upon) on the basis of BMS’s customary internal corporate monthly exchange rates for the last month of the calendar quarter in question as provided in Section 5.9.7.

(3) If the aggregate Quarterly Adjustment for any calendar quarter determined as provided in Subsection (c)(1) above shows BMS or its Affiliates owing any amount(s) to Otsuka or its Affiliates, BMS or its Affiliates shall pay Otsuka such amount(s) in U.S. Dollars concurrently with the submission of the related statement referred to therein.

(4) If the aggregate Quarterly Adjustment for any calendar quarter determined as provided in Subsection (c)(1) above shows Otsuka or its Affiliates owing any amount(s) to BMS or its Affiliates, Otsuka or its Affiliates shall pay BMS such amount(s) in U.S. Dollars within one (1) month of the date of the related statement referred to therein.

5.11.3 Global Floor Price-Based Adjustment.

The parties agree that for each calendar quarter there shall be a Global Floor Price Based Adjustment as follows:

(a) There shall be an imputed per kilogram purchase price for all Compound sold as Product in the entire Territory, which shall equal [*], where:

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A = total Net Sales in the entire Territory during such calendar quarter, expressed in U.S. Dollars

B = total amount in kilograms of Compound contained in Product sold during such calendar quarter giving rise to such Net Sales

(b) Such imputed per kilogram purchase price shall be no less than [*] per kilogram.

(c) Accordingly, in each statement submitted by BMS pursuant to Section 5.11.2(c)(1), BMS shall also show the calculation of the “Global Floor Price-Based Adjustment” equal to:

[*], where A and B are as defined in Subsection 5.11.3(a) above.

(d) If the Global Floor Price-Based Adjustment for any calendar quarter determined as provided in Subsection (c) above is a positive amount, BMS shall pay Otsuka such amount in U.S. Dollars concurrently with the submission of the related statement referred to therein. If otherwise, no payment shall be due from either party to the other party in respect thereof.

5.11.4 Packaging.

BMS shall procure, and shall bear, at its sole expense, the costs of the packaging of Product in all formulations sold in the United States and the Rest of Territory, and the packaging of Product in all formulations other than Bulk Tablets sold throughout the European Union; provide that, if Otsuka elects (for itself or a designee other than BMS or a BMS Affiliate) to manufacture Bulk Tablets sold in the United States, Otsuka shall bear the cost of packaging such Bulk Tablets so long as Otsuka is then Co-Promoting Product in the United States. Otsuka shall procure the packaging of Product in Bulk Tablet formulation sold in the European Union (if Otsuka elects to contract with a BMS Affiliate for such European packaging services, the terms and conditions of such contract, including an appropriate allocation of responsibility for wastage, shall be separately negotiated on commercially reasonable terms); however, the costs of packaging Product in Bulk Tablet formulation for the European Union (including all shipping, customs and insurance expenses) shall be borne by the parties as follows:

(a) With respect to each Co-Promotion Country in the European Union, Otsuka shall bear all costs of packaging Product in Bulk Tablet formulation in final, packaged form sold in such country; provided, however, that, (i) with respect to all promotional samples of Product in Bulk Tablet formulation distributed in Co-Promotion Countries at any time, and, in addition, (ii) with respect to Product in Bulk Tablet formulation in any Co-Promotion Country, during such period (and

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for so long as) Otsuka is not in fact participating in the Co-Promotion of Product therein, BMS shall reimburse Otsuka for Otsuka’s packaging expenses and reasonable internal, fully-burdened costs incurred in connection therewith; and

(b) With respect to Product sold and promotional samples distributed in each other country, BMS shall reimburse Otsuka for Otsuka’s packaging expenses and reasonable internal, fully-burdened costs incurred in connection therewith.

5.11.5 Compound Supply Agreement for the United States and the Rest of Territory.

Otsuka shall procure the commercial requirements of Product for the European Union, including, if applicable, those for resale by BMS’s Affiliates as Distributor, in accordance with decisions of the JCC on inventory, forecasting, ordering and supply, subject, in the case of Product in any formulation other than the Bulk Tablet formulation, to BMS’s obligation, as a contract manufacturer for Otsuka, to manufacture such formulation of Product as provided in Section 5.11.1(a). In addition, as provided in Subsection 5.11.1(b), Otsuka shall supply to BMS, and BMS shall purchase exclusively from Otsuka, BMS’s requirements of Compound (and, if Otsuka elects to be the supplier thereof, Compound Form and Related Compound) for development (including for Product trials), other non-commercial purposes and for formulation (in all formulations, including Bulk Tablets) by BMS into finished and packaged Product for sale and promotional sampling (subject to Section 5.8.1) in the United States and the Rest of Territory. The provisions of this Section 5.11.5, therefore, apply only to BMS’s requirements of Compound (and, if Otsuka elects to be the supplier thereof Compound Form and Related Compound) for development and non-commercial purposes and for formulation by BMS into Product for sale and promotional sampling in the United States and the Rest of Territory.

The parties agree that, as soon as practicable after the Restated Agreement Date, they or their Affiliates shall enter into one or more supply agreements setting forth the parties’ respective obligations regarding Otsuka’s supply of Compound to BMS for Product development, other non-commercial purposes and for formulation by BMS into Product in all formulations for sale and promotional sampling in the United States and the Rest of Territory. Such agreements, which shall be part of the Related Agreements, are referred to here collectively as the “Otsuka-BMS Compound Supply Agreement.” The Otsuka-BMS Compound Supply Agreement shall contain reasonable, customary terms and conditions consistent with the applicable terms and conditions of this Agreement, including the payment terms to be agreed upon by the parties in accordance with Section 5.9.3. BMS shall guarantee the obligations of BMSLC and other BMS subsidiaries in such agreement(s). Such terms and conditions shall include, without limitation, reasonable provisions regarding Otsuka’s obligation as drug manufacturer and the inspection of its facility and reasonable batch-size order limitations specific to Compound

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to be supplied for various formulations of Product. In the event that Compound Form or Related Compound is commercialized in the United States and the Rest of Territory pursuant to this Agreement, and Otsuka elects to be the supplier thereof such supply agreement shall, mutatis mutandis, govern the supply of such Compound Form or Related Compound, as the case may be.

5.11.6 Product Supply Agreement For the United States.

BMS shall supply to OAPI, and OAPI shall purchase from BMS, the commercial requirements of packaged Product (in all formulations, including Bulk Tablet) for sale in the United States. Such commercial requirements of Product shall be in accordance with the decisions of the JCC on inventory, forecasting, ordering and supply.

The parties agree that, as soon as practicable after the Restated Agreement Date, they or their Affiliates shall enter into one or more supply agreements setting forth the parties’ respective obligations regarding BMS’s supply and Otsuka’s purchase (through OAPI) of Product for sale in the United States. Such agreements, which shall be part of the Related Agreements, are referred to here collectively as the “BMS-OAPI Product Supply Agreement.” The BMS-OAPI Product Supply Agreement shall contain reasonable, customary terms and conditions consistent with the applicable terms and conditions of this Agreement. BMS shall guarantee the obligations of BMSLC and other BMS subsidiaries in such agreement, and Otsuka shall guarantee the obligations of OAPI in such agreements. Such terms and conditions shall include, without limitation, reasonable provisions regarding BMS’s and its Affiliates’ obligations as drug manufacturer, quality control and the inspection of their facilities. The BMS-OAPI Product Supply Agreement shall allow OAPI to terminate such agreement, in whole or on a formulation-by-formulation basis, without cause with not less than twenty-four (24) months’ written notice, such termination to take effect at any time after the first five (5) years (sixty (60) full months) following the First Commercial Sale in the United States; such right of termination shall be in addition to the right of OAPI to terminate such agreement sooner, with ninety (90) days’ written notice, in the event of the termination, due to unremedied material breach or otherwise, of such agreement or this Agreement.

5.11.7 Third-Party Intellectual Property That May Be Necessary for the Manufacture, Use or Sale of Product. BMS and Otsuka shall share, [*] to be paid by BMS and [*] to be paid by Otsuka, the costs of any patent or other intellectual property license or rights from a third party (not an Affiliate of either party) required for the manufacture, use or sale of Product in the United States and the European Union. All upfront and milestone payments to any such third-party shall be deemed paid to permit the manufacture, use and sale of Product in the United States and the European Union and shall be split between BMS and Otsuka as provided above. Should such license also be necessary to permit the manufacture, use or sale of Product in the Rest of Territory or the Reserved Territory, the parties shall cooperate to obtain such territories within the

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scope of such license, and Otsuka shall pay any and all royalties due such third party on sales in the Reserved Territory, and BMS and Otsuka shall share, [*] to be paid by BMS and [*] to be paid by Otsuka, any and all royalties due such third party on sales in the Rest of Territory.

5.12. Trademark.

5.12.1 Selection, Ownership and License of Trademark(s).

The JCC shall select the Trademark(s) used to market Product throughout the Territory, with a view to establishing one single brand name for Product in the entire Territory. All such Trademark(s) shall be owned by Otsuka. Such Trademark(s) in the Rest of Territory shall be licensed exclusively to BMS (for so long as the license under Section 5.4 remains in effect), without any additional compensation, solely for purposes of marketing and selling Product.

5.12.2 Certain Notations.

Product in the Rest of Territory will display an expression such as “Product under license from Otsuka Pharmaceutical Co., Ltd.,” which shall be prominently displayed on the label, and such other legally permissible expressions as the PDC and JCC deem appropriate. Narrative references to Product in all other written materials pertaining to the Rest of Territory (by way of example: promotional and scientific materials, BMS’s company reports, and brochures featuring Product) shall contain expressions to the same effect, in each case to the extent permitted by law. References to Product in the United States and the European Union shall be as deemed appropriate by the PDC and JCC in accordance with this Agreement. All necessary trademark notations, such as ®, shall be used as appropriate.

5.12.3 Reserved Territory.

In the Reserved Territory, Otsuka and its Affiliates (and non-Affiliates in Japan) may use any trademark(s) they choose, including (in their discretion) the Trademark(s) selected by the JCC for use with Product in the Territory.

5.12.4 Maintenance.

Otsuka shall, at its own expense, register, maintain and reasonably enforce the Trademark(s) in the United States and the European Union, and BMS, as licensee of Otsuka’s Trademark(s), shall do the same in the Rest of Territory, at its own expense; provided, however, that BMS, so long as BMS’s Commercialization rights under this Agreement remain in effect in the country in question, shall also have the right to enforce the Trademark(s), after notification to Otsuka and at BMS’s risk and expense (including, without limitation, in actions brought under the Lanham Act in the U.S. and in actions

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based on comparative advertising, commercial libel or similar claims in other countries of the Territory). In any such case, BMS shall solicit the participation and views of Otsuka during each stage of the action and keep Otsuka fully informed with an opportunity to participate in the decisionmaking process. BMS may not settle or compromise such case without the prior written consent of Otsuka. In any such case, Otsuka shall be entitled, at its own expense, to join as a party in pursuing enforcement if legally permissible. Should Otsuka’s direct participation in the legal proceedings be indispensable, BMS shall be entitled to request Otsuka, at BMS’s expense, to pursue remedies (which request Otsuka shall not unreasonably refuse). On an ongoing basis, upon Otsuka’s reasonable request, BMS shall provide Otsuka with copies of all relevant papers, pleadings, correspondence and other documentation in BMS’s possession or control relating to the registration, maintenance or enforcement of Trademark(s).

6. BARTER PRODUCTS

6.1. Generally.

During the term of this Agreement, BMS shall offer to Otsuka an exclusive or semi-exclusive license, as BMS may elect, for development and marketing of a barter product that is [*] in the United States and that BMS believes to be [*]. After completion of [*] for a potential barter product, if BMS decides to offer it as the potential barter product, BMS shall provide to Otsuka: [*]; such other information about the product as Otsuka may reasonably request to evaluate [*] aspects of the potential barter product; and an offer stating the material terms of the license under which BMS would make the potential barter product available to Otsuka for exclusive or semi-exclusive development and marketing. Such offer shall propose commercially reasonable license terms for exclusive or semi-exclusive development and marketing by Otsuka, as BMS may elect, shall specify the territory to be covered by the license (which shall be at least the nation of Japan), and it shall confirm that Otsuka may use its Affiliates to conduct licensed activities and may sublicense thereunder to Affiliates and non-Affiliates. Not later than ninety (90) days after Otsuka’s receipt of all such information, Otsuka shall notify BMS whether it wishes to negotiate a license with BMS pertaining to the proposed barter product. (Otsuka may declare its interest in the potential barter product but reject the offered license terms and propose different license terms for the potential barter product if it wishes to do so.) If Otsuka fails to notify BMS of its decision by such ninetieth (90th) day, Otsuka shall be deemed to have rejected that potential barter product. If Otsuka declares its interest in the potential barter product and its decision to proceed with negotiations, the parties shall

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thereafter negotiate in good faith a definitive license containing commercially reasonable terms and conditions, the period of such negotiation to be as is customary and reasonable, but not less than one hundred twenty (120) days. If a mutually satisfactory definitive license is not executed and delivered within a reasonable period after Otsuka notifies BMS of its decision to proceed with negotiations regarding the potential barter product, Otsuka shall be deemed to have rejected that potential barter product.

6.2. Initial Offer.

The first potential barter product that BMS shall offer to Otsuka shall be [*]. BMS will provide all information required to be provided to Otsuka under Section 6.1 not later than sixty (60) days after completion of [*]. If Otsuka does not declare its interest in [*] as the barter product or the parties do not reach agreement on license terms for that product, BMS will offer Otsuka [*] other potential barter products (which shall not include either [*] or [*]) during the [*] period commencing on the Effective Date.

6.3. Termination.

BMS’s obligation to offer potential barter products shall end upon the earlier to occur of (i) BMS’s offer of [*] potential barter products, in addition to [*], and license terms meeting the requirements of Section 6.1 within the [*] offering period commencing on the Effective Date (such [*] period being subject to extension if BMS fails to offer all [*] potential barter products within such period), and its compliance with its other obligations under this Section 6 with respect to such potential barter products, and (ii) execution and delivery of a definitive license between the parties for exclusive or semi-exclusive development and marketing of a barter product by Otsuka in at least Japan; provided that, in the event this Agreement terminates or expires prior to BMS fulfilling its obligation under this Section 6 to offer all [*] potential barter products, BMS shall be required, following such termination or expiration, to offer [*] potential barter product to Otsuka and comply with its other obligations under this Section 6 as to such potential barter product, at the completion of which BMS shall have no further obligations under this Section 6.

7. COMPETITIVE PRODUCTS

7.1. Generally.

During the term of this Agreement, neither BMS nor its Affiliates nor Sublicensees shall Commercialize a generic product containing [*] anywhere in the Territory. Any such Commercialization shall constitute a material breach of this Agreement.

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Independent of the foregoing obligation, in the event BMS, an Affiliate or a Sublicensee (other than a Non-Affiliate Sublicensee (as defined below)) files an NDA or MAA for any Competitive Product in any country(ies) of the Territory, BMS shall promptly notify Otsuka in writing. BMS shall also promptly notify Otsuka in writing upon the approval of a filed NDA or MAA received by BMS or its Affiliate or Sublicensee (other than a Non-Affiliate Sublicensee) for any Competitive Product in any country(ies) of the Territory. When BMS notifies Otsuka of the fling of an NDA or MAA for any Competitive Product or of the subsequent approval of the NDA or MAA, BMS shall also provide to Otsuka such data and information regarding the Competitive Product as Otsuka may reasonably request to enable Otsuka to make an informed decision whether to exercise the termination rights herein granted. If the Applicable Termination Conditions (as defined below) exist, Otsuka shall have the right, in its discretion, at any time during the period commencing upon its receipt of the notice of approval of an NDA or MAA for a Competitive Product and ending one hundred eighty (180) days following the First Commercial Sale of the Competitive Product in the country(ies) in question, to issue a written notice to BMS that, when effective, will (a) with respect to any such country(ies) in the Rest of Territory, delete such country(ies) from the Territory, thereby terminating BMS’s (and its Affiliates’ and Sublicensees’) rights to make, have made, use and sell Product in such country(ies) and making the provisions of Section 13 applicable to such country(ies); and (b) with respect to the United States, the European Union or any country(ies) in the European Union, as the case may be, delete such country(ies) or the entire European Union (as Otsuka may elect) from the Territory, thereby terminating BMS’s and its Affiliates’ rights to Commercialize Product in the United States, the affected countries in the European Union or throughout the European Union, as the case may be, and making the provision of Section 13 applicable to the United States, the designated countries in the European Union or throughout the European Union. Such written notice from Otsuka to BMS shall be effective thirty (30) days after receipt and, when effective, shall amend this Agreement accordingly, without the need for a further document executed by both parties.

7.2. Definitions.

(a) As used herein, “Competitive Product” means any product, other than Product that is the subject of this Agreement, (i) which [*] approved by the applicable regulatory authority that [*] and (ii) with respect to which product [*]; provided, however, that where the indication in question is the treatment of [*] or, subject to the qualification set forth below, [*] (each [*]), clause (i) shall alone be sufficient to establish that the product constitutes a Competitive Product. For purposes of defining “[*],” an [*]

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[*] that does not encompass [*] shall not be deemed to be a [*].

(b) As used herein, “Applicable Termination Conditions” means: (i) in the case of any Competitive Product, Otsuka has reasonably determined that marketing of the Competitive Product in question would be detrimental to the marketing and/or sales of Product in the country(ies) in question; and (ii) additionally, but in the case of any Competitive Product that carries an approved indication which is also a Target Indication, (A) the NDA or MAA for the Competitive Product in question was approved in the country(ies) in question prior to or within [*] years after the First Commercial Sale of Product in such country(ies), or (B) the total sales of such Competitive Product in such country(ies) in any [*] exceeds [*] of the Net Sales of Product in such country(ies) during such [*].

(c) As used herein, a “Non-Affiliate Sublicensee” is a Sublicensee that is not an Affiliate of BMS and that only co-promotes Product with BMS or an Affiliate in one or more countries in the Rest of Territory under a single regulatory approval, registration and trademark pursuant to a co-promotion agreement between BMS (or its Affiliate) and the Non-Affiliate Sublicensee that in no way restricts the right or incentive of BMS or its Affiliate to vigorously and diligently promote Product to all segments of the market for Product in such country(ies). (If BMS or its Affiliate enters into such a co-promotion agreement during the term of this Agreement, it shall promptly notify Otsuka and provide a copy of such agreement to Otsuka for possible future reference.)

7.3. European Union Provisions.

If Otsuka elects to terminate BMS’s Commercialization rights in any country in the European Union, Otsuka shall also have the right, concurrently therewith, to terminate BMS’s (and its Affiliates’) Commercialization rights in all countries in the European Union. Similarly, within thirty (30) days following its receipt of written notice of Otsuka’s election to terminate BMS’s Commercialization rights in a country in the European Union, BMS may, on thirty (30) days’ written notice to Otsuka, terminate its Commercialization rights and obligations with respect to all of the countries in the European Union. As used in this Section 7.3, the term “European Union” excludes Norway, Switzerland and Iceland for so long as the country in question is not a member of the European Union.

7.4. Representation.

BMS hereby represents and warrants to Otsuka that, as of the Restated Agreement Date, neither it nor any of its Affiliates [*].

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7.5. Development of Competitive Products is Permissible.

Recognizing the extensive time and investment necessary to develop a pharmaceutical product to the point of commercial launch, and recognizing the value of ongoing research and development to worldwide health, Otsuka agrees that nothing in this Section 7, nor in this Agreement as a whole, prohibits BMS from engaging in research and development aimed at the development of Competitive Products.

8. MAINTENANCE OF PATENT; PATENT INFRINGEMENT

8.1. Maintenance of Patent Rights.

Otsuka shall, at its own cost and expense, take reasonable steps as it deems appropriate to prosecute and maintain the Patent Rights in the Territory. Otsuka shall promptly notify BMS in writing of the fling or issuance of any of the Patent Rights. Upon the reasonable written request of BMS, Otsuka shall provide to BMS copies of all actions, amendments and correspondence relating to such Patent Rights, and Otsuka shall otherwise keep BMS reasonably informed of the status of the Patent Rights. In its discretion Otsuka may, and upon the reasonable written request of BMS Otsuka shall, execute and file appropriate applications and related documents to extend the term of the Patent Rights at its own cost and expense. If Otsuka reasonably concludes that it is impracticable or commercially unreasonable to prosecute, obtain, maintain or extend a given Patent Right, it shall notify BMS in writing of such decision, whereupon BMS shall have the right, but not the obligation, to take such action at its own expense. In such case, BMS shall provide to Otsuka copies of all actions, amendments and correspondence relating to such Patent Right, and BMS shall otherwise keep Otsuka reasonably informed of the status of such Patent Right. Otsuka and BMS shall cooperate with each other in connection with prosecuting, obtaining, maintaining and extending the Patent Rights.

8.2. Patent Infringement by Third Party.

8.2.1 Notice of Infringement.

If, during the term of this Agreement, either party becomes aware of any infringement, threatened infringement or suspected infringement by any third party of any Patent Right in the Field in the Territory, such party shall promptly give written notice to the other party thereof, with all available details in its possession. The party involved in any such action or controlling any action under Section 8.2.2 or 8.2.3 shall keep the other party reasonably informed of the status of the action including, but not limited to, the significant developments during the pendency of such action. The controlling party shall endeavor to solicit the participation and views of the other party during each stage of the action and shall reasonably consider such other party’s views, although the controlling party’s judgment shall control except as provided to the contrary in Section 8.2.2.

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8.2.2 BMS’s Right to Pursue Remedies Against Infringement.

With respect to any infringement, threatened infringement or suspected infringement of any Patent Right in the Field in the Territory, BMS shall have the first right, but not the obligation, to take action in its name, or in Otsuka’s name where legally required, and at BMS’s expense, to pursue any and all remedies against such infringer to recover profits and damages. In any such case, Otsuka shall be entitled, at its own expense, to join as a party in pursuing such remedies, if legally permissible. Should Otsuka’s direct participation in the legal proceedings be indispensable (i.e., it is not legally permissible for BMS to pursue remedies in Otsuka’s name), BMS shall be entitled to request Otsuka, at BMS’s expense, to pursue remedies (which request Otsuka shall not unreasonably refuse). BMS shall promptly reimburse Otsuka for its out-of-pocket expenses incurred in so participating, although the expenses borne by BMS shall not include Otsuka’s internal costs.

Otsuka shall cooperate with BMS in all respects in such action and shall cause any of Otsuka’s and its Affiliate’s employees and agents to give depositions or testify when requested by BMS and make available to BMS copies of any and all relevant records, papers, documents, information and specimens, if necessary under an appropriate protective order. BMS shall promptly reimburse Otsuka for its out-of-pocket expenses incurred in providing such cooperation to BMS at BMS’s request.

In all cases, except where Otsuka elects, at its expense, to join as a party, BMS shall have the sole and exclusive right to control prosecution of such action, but with Otsuka being fully informed and participating in the decision making process. BMS may not settle or compromise the action or dispute without the prior written consent of Otsuka. In the event any monetary recovery in connection with such infringement action is obtained, such recovery shall be applied in the following priority: first, to reimburse BMS for its total expenses incurred in prosecuting such action, including fling fees, reasonable attorneys’ fees, reasonable local counsel fees, expert and other witness fees and all other reasonable costs; second, to reimburse Otsuka for its total expenses incurred in connection with such action, including fling fees, reasonable attorney’s fees, reasonable local counsel fees, expert and other witness fees and all other reasonable costs not previously reimbursed by BMS to Otsuka; and third, the balance to be shared [*] to BMS and [*] to Otsuka.

In the event any adverse judgment for monetary liability is imposed on either BMS or Otsuka or both in any such infringement action in favor of a third-party litigant, the burden of all such judgments shall be borne by the parties in the ratio of [*] to [*] (with BMS bearing [*] of such burden), regardless of the name of the party against whom such a monetary liability is imposed.

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8.2.3 Otsuka’s Right to Pursue Remedies Against Infringement.

With respect to any infringement, threatened infringement or suspected infringement of any Patent Right in the Field in the Territory, if BMS decides not to pursue remedies, and in any event if BMS fails to commence appropriate action within one hundred twenty (120) days after Otsuka’ s written request to BMS to do so, Otsuka shall have the right, but not the obligation, to take action in its name, or in BMS’s name where legally required, and at Otsuka’s expense, to pursue any and all remedies against such infringer to recover profits and damages. In any such case, BMS shall be entitled, at its own expense, to join as a party in pursuing such remedies, if legally permissible. Should BMS’s direct participation in the legal proceedings be indispensable (i.e., it is not legally permissible for Otsuka to pursue remedies in BMS’s name), Otsuka shall be entitled to request BMS, at Otsuka’s expense, to pursue remedies (which request BMS shall not unreasonably refuse). Otsuka shall promptly reimburse BMS for its out-of-pocket expenses incurred in so participating, although the expenses borne by Otsuka shall not include BMS’s internal costs.

BMS shall cooperate with Otsuka in all respects in such action and shall cause any of BMS’s and its Affiliate’s and Sublicensee’s employees and agents to give depositions or testify when requested by Otsuka and make available to Otsuka copies of any and all relevant records, papers, documents, information and specimens, if necessary under an appropriate protective order. Otsuka shall promptly reimburse BMS for its out-of-pocket expenses incurred in providing such cooperation to Otsuka at Otsuka’s request.

In all cases, except where BMS elects, at its expense, to join as a party, Otsuka shall have the sole and exclusive right to control prosecution of such action, and the right to settle and compromise such action or dispute, but with BMS being fully informed and participating in the decisionmaking process. In the event any monetary recovery in connection with such infringement action is obtained, such recovery shall be applied in the following priority: first, to reimburse Otsuka for its total expenses incurred in prosecuting such action, including fling fees, reasonable attorneys’ fees, reasonable local counsel fees, expert and other witness fees and all other reasonable costs; second, to reimburse BMS for its total expenses incurred in connection with such action, including filing fees, reasonable attorney’s fees, reasonable local counsel fees, expert and other witness fees and all other reasonable costs not previously reimbursed by Otsuka to BMS; and third, the balance to be shared [*] to Otsuka and [*] to BMS.

In the event any adverse judgment for monetary liability is imposed on either BMS or Otsuka or both in any such infringement action in favor of a third-party litigant, the burden of all such judgments shall be bore by the parties in the ratio of [*] to [*] (with Otsuka bearing [*] of such burden), regardless of the name of the party against whom such a monetary liability is imposed.

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8.3. Infringement Action by Third Parties.

8.3.1 United States and European Union.

In the event of the institution of any suit by a third party against Otsuka, BMS or both for patent infringement involving the manufacture, sale, distribution or marketing of Product in the United States or the European Union, each party shall promptly notify the other party in writing of such suit. In all cases, the parties shall jointly defend such action as represented by common counsel, jointly selected by them. Each party agrees to assist and cooperate with the other party, at its own expense, to the extent necessary in the defense of such suit. Each party may retain, at its own expense, separate counsel to assist it in such defense. All other costs and expenses of such defense (including fees of attorneys and other professionals), the resulting award for damages, or any amount due pursuant to any settlement entered into with such third party (which may not be entered into without both parties’ consent, not to be unreasonably withheld) shall in each case be shared, [*] by BMS and [*] by Otsuka. If as a result of any judgment, award, decree or settlement resulting from an action instituted by a third party, the parties, or either of them, is required to pay a royalty to such third party, such royalty shall be shared, [*] by BMS and [*] by Otsuka.

8.3.2 Rest of Territory.

In the event of the institution of any suit by a third party against BMS or Otsuka for patent infringement involving the manufacture, sale, distribution or marketing of Product in the Rest of Territory, BMS shall promptly notify Otsuka in writing of such suit. BMS shall defend such action as represented by counsel selected by it. Otsuka agrees to assist and cooperate with BMS, at BMS’s expense, to the extent necessary in the defense of such suit. All costs and expenses of such defense (including fees of attorneys and other professionals), the resulting award for damages, or any amount due pursuant to any settlement entered into with such third party shall in each case be borne by BMS. If as a result of any judgment, award, decree or settlement resulting from an action instituted by a third party, BMS is required to pay a royalty to such third party, such royalty shall be borne by BMS.

8.4. [*].

During the term of this Agreement, should BMS or any of its Affiliates or Sublicensees [*], or [*], Otsuka shall immediately be entitled to terminate this Agreement on thirty (30) days written notice to BMS.

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9. REPRESENTATIONS AND WARRANTIES

9.1. Generally.

Each party represents and warrants to the other party as follows: (i) it has full right, power and authority, and has taken all corporate action necessary to execute, deliver and perform this Agreement; (ii) execution and delivery of this Agreement by such party does not, and performance by it of its obligations hereunder will not, constitute a breach of, or conflict with, any agreement, order, judgment, decree or other arrangement, whether written or oral, to which it is a party or by which it is bound as of the Effective Date and the Restated Agreement Date; (iii) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof; (iv) no consent, permit or authorization of any governmental agency or third party is legally required for it to execute, deliver and perform the Agreement except such as have already been obtained; and (v) it is not aware of any impediment that would in any material respect adversely affect its ability to perform its obligations hereunder. Each party further represents and warrants to the other that no person has, or will have as a result of the transaction contemplated by the Agreement any right, interest or valid claim against such person to, in or for a commission, fee or other compensation as a finder or a broker because of any act or omission by or on behalf of such party.

9.2. Otsuka.

Otsuka represents and warrants to BMS that: (i) to the best of its knowledge as of the Effective Date and the Restated Agreement Date, based on the knowledge of Otsuka’s and its Affiliate’s personnel responsible for development of the Compound and Product, the data that it has provided to BMS prior to the Effective Date regarding the efficacy and safety of the Compound and the Product, and that is contained in Otsuka’ s IND and similar flings elsewhere made prior to the Effective Date, neither contain any misstatement of a material fact related to safety or efficacy nor omit to state any material fact in Otsuka’s possession related to safety or efficacy; (ii) it has received no notice from a third party claiming any ownership interest in the Patent Rights or Compound; and (iii) it is unaware of any third-party infringement of the Patent Rights.

9.3. Disclaimers.

Neither party makes any other representations or warranties except those set forth in this Section 9 and elsewhere in this Agreement. Without limiting the generality of the foregoing, neither party makes any warranty as to the likelihood of success of the development or Commercialization of Product. OTSUKA EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING WARRANTIES AS TO THE MERCHANTABILITY OR FITNESS OF PRODUCT FOR A PARTICULAR USE OR PURPOSE, THE ADEQUACY OR SUITABILITY OF OTSUKA’S PRECLINICAL AND CLINICAL DATA FOR BMS’S PURPOSES, THE VALIDITY OR

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ENFORCEABILITY OF THE PATENT RIGHTS, THE ENFORCEABILITY OF ANY TRADEMARK, OR THAT THE PATENT RIGHTS OR TRADEMARKS DO NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

9.4. Survival.

This Section 9 shall survive any termination or expiration of this Agreement.

10. CONFIDENTIALITY

10.1. Generally.

Except to the extent permitted by this Agreement or as otherwise agreed by the parties in writing, the parties agree that, at all times during the Extended Period (as hereinafter defined), the party and its Affiliates receiving any data, information and other documentation (the “Receiving Party”) shall keep completely confidential, shall not publish or otherwise disclose and shall not use directly or indirectly for any purpose, any data, information and other documentation furnished to it by the other party or its Affiliates (the “Disclosing Party”) pursuant to this Agreement (including prior to the Effective Date under a confidentiality agreement in contemplation of this Agreement) or otherwise relating to or disclosed during any transaction contemplated hereby, including information heretofore furnished to it, except to the extent that the Receiving Party can demonstrate by competent proof that such information:

(a) was in the public domain at the time it was furnished or becomes part of the public domain thereafter by publication or otherwise through no fault on the part of Receiving Party;

(b) was already in the Receiving Party’s possession at the time it was furnished, provided that the same was not previously obtained, directly or indirectly, from the Disclosing Party;

(c) was independently discovered or invented by personnel of the Receiving Party who did not directly or indirectly access the information provided by the Disclosing Party; or

(d) was subsequently disclosed to the Receiving Party by a third party having the right to lawfully make such disclosure which third party did not obtain the same, directly or indirectly, from the Disclosing Party.

Section 4.5.3 describes the treatment of, and rights in, data, information and other documentation generated or developed by BMS or its Affiliates as service providers on behalf of Otsuka.

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As used herein, “Extended Period” means the period commencing on the Effective Date and ending on the latter to occur of (i) the tenth (10th) calendar anniversary of the date of termination or expiration of this Agreement or (ii) December 31, 2014. Notwithstanding the foregoing, each party may disclose the other party’s information to the extent that such disclosure is reasonably necessary in performing its obligations under this Agreement, pursuing or defending litigation, or complying with applicable law and governmental regulations; provided that, in the case of litigation or compliance with law or regulations, if a Receiving Party intends to make any such disclosure, it shall give reasonable advance written notice to the Disclosing Party of such intention. Furthermore, nothing in the foregoing shall be construed to preclude either party from disclosing such information to such third parties as may be necessary in connection with the development and Commercialization of Product as contemplated by this Agreement, including, without limitation, permitted sublicensing, and co-promotion transactions in connection therewith; provided that the Receiving Party in question shall in each case obtain from the proposed third-party recipient a written confidentiality undertaking containing confidentiality obligations no less onerous than those set forth in the foregoing.

10.2. Public Announcements.

The parties shall simultaneously issue a joint, mutually agreed press release announcing this collaboration. Subject to the foregoing, and except as required by applicable law, neither party shall issue any press release or make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. In the event of a legally required press release or other public announcement, the party making such release or announcement shall provide the other party with a copy of the proposed text prior to such release or announcement. If either party is required to file this Agreement with any governmental agency, such party will redact the financial terms of this Agreement to the extent possible in order to keep the financial terms of this Agreement confidential to the maximum extent permitted by law.

11. INDEMNIFICATION

11.1. Allocation of Responsibilities.

As between the parties, each party shall be fully responsible for its obligations, actions, omissions and matters within its control, together with the consequences thereof. As to actions, omissions and matters not within either party’s sole control, the parties shall share the responsibilities thereof, and the consequences thereof in accordance with the parties’ respective economic benefit under this Agreement, i.e., BMS shall bear [*], and Otsuka [*], of such responsibilities and consequences. Consistent with such allocation of responsibilities, the parties indemnify each other as provided below in this Section 11.

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11.2. Indemnification by Otsuka.

Otsuka shall indemnify BMS, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all suits, investigations, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses; collectively, “Losses”) to the extent that they arise from or occur as a result of (a) the breach of any representation or warranty of Otsuka hereunder; (b) Otsuka’s (or its designee’s) manufacture of Compound and manufacture of Product not in compliance with agreed manufacturing specifications, or fault on the part of Otsuka or its designee in the process of manufacturing Compound or Product (but, for the sake of clarification, excluding Losses resulting from the inherent efficacy or safety of Compound or Product); (c) the failure of Otsuka or its Affiliates to perform any of Otsuka’s duties or obligations set forth in this Agreement; or (d) the gross negligence or intentional misconduct of Otsuka or any of its Affiliates in connection with any action or transaction contemplated by this Agreement. For the sake of clarification, Otsuka’s “designee” as used in this Section 11.2 excludes BMS, its Affiliates and Sublicensees.

11.3. Indemnification by BMS.

BMS shall indemnify Otsuka, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses to the extent that they arise from or occur as a result of (a) the breach of any representation or warranty of BMS hereunder; (b) the manufacture of Product by BMS (or its designee) or any of its Affiliates or Sublicensees (whether as a toll manufacturer for or as a supplier to Otsuka or Otsuka’s Affiliates) not in compliance with agreed manufacturing specifications, or fault on the part of BMS or its designee, Affiliates or Sublicensees in the process of manufacturing Product (but, for the sake of clarification, excluding Losses resulting from the inherent efficacy or Safety of Product); (c) the failure of BMS, its Affiliates or Sublicensees to perform any of BMS’s duties or obligations set forth in this Agreement; (d) the implementation of those decisions of the JCC as to which BMS has the tie-breaking vote, including, without limitation, marketing and sales strategies; or (e) the gross negligence or intentional misconduct of BMS or any of its Affiliates or Sublicensees in connection with any action or transaction contemplated by this Agreement.

11.4. Cross-Indemnification.

BMS and Otsuka shall indemnify each other, the other’s Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses to the extent that they arise from or occur as a result of (a) decisions of the PDC, including, without limitation, the development of Product, the inherent efficacy or safety of Compound as a pharmaceutical product and

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contents of Product labels; (b) those decisions of the JCC as to which BMS does not have the tie-breaking vote; and (c) all other actions, omissions and other matters not within either party’s sole control, in order that in each case such Losses will be apportioned [*] to BMS and [*] to Otsuka; provided that, if Losses result not from the decisions of the PDC or the JCC, but from the implementation of those decisions, then the party whose obligation it was to implement the decision(s), and whose manner of implementing or failure to implement resulted in the Losses, shall bear such Losses and shall indemnify the other party therefor.

11.5. Procedures.

A party seeking indemnification (the “Indemnified Party”) under this Section 11 shall: (a) promptly inform the other party (the “Indemnifying Party”) of any claim, suit or demand threatened or filed; (ii) where full indemnification is sought pursuant to Section 11.2 or 11.3, as the case may be, permit the Indemnifying Party to assume direction and control of the defense of claims resulting therefrom (including the right of the Indemnifying Party to settle at its sole discretion, provided that any such settlement shall not result in any remaining obligation or liability on the part of the Indemnified Party); and (iii) at its own cost and expense, cooperate fully as requested in the defense of the claims. Where partial indemnification is sought pursuant to Section 11.4, both the Indemnified Party and the Indemnifying Party shall be entitled to participate in the defense of the claims.

12. TERM AND TERMINATION

12.1. Length of Term.

The term of this Agreement shall commence on the Effective Date and shall, subject to earlier termination pursuant to this Section 12, expire on a country-by-country basis as provided herein. Subject to earlier termination pursuant to Section 12, this Agreement shall expire as to the United States on the tenth (10th) calendar anniversary of the date of First Commercial Sale of Product in the United States; this Agreement shall expire as to each country in the European Union on the tenth (10th) calendar anniversary of the date of First Commercial Sale of Product anywhere in the European Union; and this Agreement shall expire as to any country in the Rest of Territory upon the expiration of the Royalty Term for that country (on a country-by-country basis). Any reference to the “term of this Agreement” (or words of similar import) in this Agreement shall mean the period ending on the date on which there is no country within the Territory still subject to the terms and conditions of this Agreement. Upon the expiration of the term, the parties may elect to extend their collaboration regarding Commercialization of the Product in such countries and on such terms and conditions as the parties may mutually agree at such time.

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12.2. Termination for Significant Development Reasons.

BMS shall have the right to terminate Product development activities, its Commercialization rights and this Agreement under the circumstances and on the terms and conditions as specified below:

(a) BMS shall have the right — which right shall expire upon the approval of either an NDA or MAA for Product in the United States or the European Union — after close consultation with the PDC, to terminate this Agreement as a whole upon sixty (60) days’ prior written notice to Otsuka, for significant scientific, medical and/or regulatory reasons (excluding those reasons described in subparagraph (b) below).

(b) In addition, BMS shall have the right, after close consultation with the PDC, to terminate this Agreement as a whole (and not on a country-by-country basis), upon thirty (30) days’ prior written notice to Otsuka, at any time (i) within thirty-six (36) months of the Effective Date, if the then-available clinical data show that Compound and Product fail to meet any efficacy or safety/tolerability criterion set forth in the Target Product Profile attached as Appendix B to this Agreement; or (ii) within ninety (90) days of the FDA informing BMS either (1) that the NDA for Product is not approvable or (2) that the FDA requires, as a condition to approving such NDA, that the label of Product include an adverse statement regarding Product, the FDA’s decision in the case of either (1) or (2) being attributable to the effect of Compound on the QTc interval as observed in clinical studies. In the case of any termination pursuant to subsection (b)(ii) of this Section 12.2 (but not pursuant to subsection (a) or subsection (b)(i)), Otsuka shall, within thirty (30) days of such termination, refund to BMS in full any and all payments theretofore made by BMS to Otsuka under Section 3.1.2 or 3.1.3, but no other payments.

In the case of termination under this Section 12.2, all of BMS’s rights under this Agreement (and the derivative rights of BMS’s Affiliates and Sublicensees) shall immediately terminate in respect of such country(ies) or the entire Territory, as the case may be, and the provisions of Section 12.7 (General Effects) and Section 13 (Transition Provisions) shall immediately apply.

12.3. Termination for Regulatory or Marketing Reasons.

Otsuka may terminate this Agreement in whole as provided in Section 4.6.2 (Product Registrations), or as to the Rest of Territory as provided in Section 5.9.5 (Certain Minimum Payments), or in whole or in part as provided in Section 5.10.4 (No Undue Delay). BMS may also terminate in part as provided in Section 5.10.4. Otsuka may delete one or more countries from the Territory (and thereby terminate this Agreement as to such countries) pursuant to Sections 7.1 and 7.3 (Competitive Products),

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and BMS may delete all the countries of the European Union from the Territory (and thereby terminate this Agreement as to all such countries) pursuant to Section 7.3 after Otsuka has exercised certain partial termination rights described in Section 7.1. For the sake of clarification, this Section 12.3 is not intended to expand either party’s right of termination beyond that provided for in the applicable provisions. As used in this Section 12.3, the term “European Union” excludes Norway, Switzerland and Iceland for so long as the country in question is not a member of the European Union.

12.4. Termination for Breach or [*].

(a) Termination for Breach.

This Agreement is subject to early termination in whole by the non-breaching party in the event of a material breach hereof, or a material breach of a Related Agreement to the extent that the Related Agreement specifically provides for cross-default to this Agreement, if such breach has not been cured within ninety (90) days following receipt of written notice thereof, specifying the nature of the purported breach, from the non-breaching party; provided, however, that if such breach cannot be cured within such 90-day period, but the breaching party proposes and has initiated a reasonable course of action to cure the breach and has acted diligently and in good faith to cure the breach but has not cured the breach within the ninety (90)-day period, such period shall be extended as is reasonably necessary to permit the breach to be cured. The party entitled to terminate hereunder may do so by giving the breaching party a second written notice — a notice of termination — which shall be effective thirty (30) days following receipt thereof by the breaching party.

(b) Termination for [*].

Otsuka may terminate this Agreement effective on thirty (30) days written notice to BMS in accordance with Section [*].

12.5. Termination for Insolvency.

A party may, by written notice to the other party, terminate this Agreement in whole if the other party becomes insolvent, makes an assignment for the benefit of creditors, becomes the subject of voluntary or involuntary proceedings in bankruptcy instituted on behalf of or against such other party, or has a receiver or trustee appointed for all or substantially all of its property, and such status impairs the other party’s ability to perform its obligations hereunder; provided, however, that, in the case of an involuntary bankruptcy proceeding, such right to terminate shall become effective only if such other party consents to the involuntary proceeding or such proceeding is not dismissed within ninety (90) days following the fling thereof. The license granted under this Agreement to BMS in the Rest of Territory is for all purposes of Section 365(n) of

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Title 11 of the United States Code (“Title 11”), a license of rights to “intellectual property” as defined in Title 11.

12.6. Termination for BMS Merger.

Subject to the limitations set forth below, Otsuka may, with three (3) months’ prior written notice to BMS, terminate this Agreement in whole if BMS acquires, is acquired by, or otherwise merges with, a third party and (a) the resulting or surviving entity continues to develop (in a [*]) or market a Comparable Product (as defined below) in the Territory; (b) such Comparable Product came from the research and development portfolio or the marketed product portfolio of such third party; and (c) Otsuka reasonably determines that the marketing of such Comparable Product would be detrimental to the marketing and/or sales of Product. For purposes of this Agreement, “Comparable Product” means any product, other than Product, which (i) in the case of a marketed product, carries an indication approved by an applicable authority which indication is [*], and (ii) in the case of a product in development, is being developed for any indication [*]. BMS shall notify Otsuka in writing, no later than ten (10) Business Days after the consummation of such acquisition or merger, if the resulting or surviving entity has a Comparable Product under development (in [*]) or in the market in the Territory, and shall furnish to Otsuka information Otsuka reasonably requests in order to make an informed decision under this section. Notwithstanding the foregoing, Otsuka shall not have the right to terminate this Agreement under this Section 12.6 if both (i) BMS affirmatively states in the aforesaid notice to Otsuka the resulting or surviving entity’s intention to discontinue the development or marketing, as the case may be, of the Comparable Product in the Territory and (ii) the resulting or surviving entity in fact, through out-licensing, sale or otherwise, discontinues development or marketing, as the case may be, of such Comparable Product in the Territory within [*] months after the date of consummation of the acquisition or merger in question. Otsuka’ s rights hereunder to give notice terminating this Agreement on account of a merger or acquisition affecting BMS shall lapse eight (8) months after the date of consummation of said merger or acquisition or after Otsuka’s receipt of the aforesaid notice and the requested information from BMS, whichever occurs later.

12.7. General Effects.

Otsuka has the right, for itself its Affiliates and non-Affiliate sublicensees and contractors, to make, have made, use and sell Product in and out of the Field in any country in the Territory in which BMS’s Commercialization rights or license terminate in accordance with this Agreement. The expiration or early termination of this Agreement, whether in whole or in part as to one or more countries, shall be without prejudice to

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(a) BMS’s continued obligation to make payments and reports, if any, as provided in Section 3.1, Section 5.9 and the Related Agreements, and (b) either party’s (i) obligations that are expressly identified as surviving, or by their nature or context logically survive, expiration or early termination of this Agreement or (ii) rights that accrued hereunder prior to such expiration or termination. For the sake of clarification, an event otherwise giving rise to a milestone payment under Section 3.1 that does not occur until after the termination of the Agreement (either as a whole or as to the United States or the European Union as a whole, as the case may be) shall not create said milestone payment obligation. In addition to the foregoing, the following provisions of this Agreement shall survive expiration or termination of this Agreement, in addition to other provisions that, by their nature or context, logically survive expiration or termination: Sections 3.2, 4.5.3, 4.5.5, 5.9.9, 5.9.10, 6, 9, 10, 11,12.7, 13, 14 and 15.13.

Upon termination or expiration of this Agreement, all data, information and other documentation related to the development or Commercialization of, or regulatory affairs pertaining to, Product, Compound, Compound Forms, Related Compounds and Improvements (to the extent Improvements pertain to Product, Compound, Compound Forms or Related Compounds), including any such data, information and other documentation deemed owned by BMS in Section 4.5.3 - whether developed or produced by Otsuka or its Affiliates, or by BMS or its Affiliates as service providers on behalf of Otsuka in the United States and the European Union, or by BMS or its Affiliates or Sublicensees in connection with BMS’s license rights and obligations in the Rest of Territory shall be the data, information and other documentation of Otsuka. BMS shall transfer to Otsuka all such data, information and other documentation in its or its Affiliates’ possession or control, shall be deemed the Receiving Party of all such data, information and other documentation within the meaning of Section 10, and shall cease all further use for any purpose of all such data, information and other documentation. In addition, Otsuka’s rights to all Improvements, including related patents, patent applications and other intellectual property rights, shall be as set forth in Section 4.5.5.

13. TRANSITION PROVISIONS

13.1. Transfer of Rights; Contract Manufacture.

In the event of the expiration or early termination of this Agreement in whole, as soon as practicable following such termination, BMS shall assign and transfer to Otsuka or to a third party, as Otsuka may direct, at BMS’s expense (i) all data, files and other materials in the possession or under the control of BMS relating to the Compound, Compound Form, Related Compounds, Product and Improvements (to the extent Improvements pertain to Compound, Compound Form, Related Compounds or Product), and the development, regulatory approval and Commercialization thereof (including, without limitation, all ongoing research and development projects and studies, all contracts with clinical research organizations, and all customer-related information), and

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(ii) all of its right, title and interest, if any, in and to all IND’s, NDA’s, MA’s and MAA’s, or their equivalent in the Territory for any Product and all government approvals issued thereon and all files related thereto. In the event of a partial termination of this Agreement as to one or more countries pursuant to Section 12.2 or 12.3, as soon as practicable after such event BMS shall assign and transfer to Otsuka or to a third party, as Otsuka may direct, at BMS’s expense, all of its right, title and interest in and to all of the tangible and intangible property and other rights described in the preceding sentence, but only insofar as they are relevant to the country or countries that are the subject of the partial termination. To effect a transfer of intellectual property and other rights relating to the Product to Otsuka as provided in the foregoing, BMS shall, upon Otsuka’s reasonable request, provide to the competent government agency in each relevant country in the Territory an appropriate consent or authorization directing that all data and information contained in BMS’s applications for testing and marketing approvals in that country for Product shall be promptly incorporated in equivalent applications of Otsuka or its third-party designee, or that such applications be transferred and assigned to Otsuka. Upon expiration or termination of this Agreement as a whole or in part, except as provided below, BMS will cease all display, advertising and use of all Trademarks, shall, if reasonably requested by Otsuka, confirm by executing appropriate documents Otsuka’s exclusive right and title to all Trademarks, and will not thereafter use, advertise or display any name, mark or logo that is, or any part of which is, similar to or confusing with Trademark(s) or other designation associated with Product, anywhere in the world or, in the event of partial termination, in the relevant countries. Upon expiration or termination of this Agreement as a whole or in part, the parties shall cooperate in good faith to ensure that BMS’s personnel (including marketing and sales representatives) and relevant third parties (including publishers, advertising agencies and the like) promptly discontinue the use, dissemination and publication of promotional materials containing the Trademark(s), anywhere in the world or, in the event of partial termination, in the relevant countries, except, in the case of third parties, under the direction of Otsuka. As used in this Section 13.1, “BMS” includes its Affiliates and Sublicensees.

In addition to the above, BMS shall, upon the expiration or termination of this Agreement, provide toll manufacturing services for Otsuka (if requested by Otsuka) as provided, and with the conditions set forth, in Section 5.11.1.

13.2. Continued Collaboration.

Upon expiration of the Royalty Term as to any country in the Rest of Territory or BMS’s Commercialization rights in the United States or the European Union, the parties may, in their discretion, negotiate an agreement for their continued collaboration on mutually agreeable terms. Such agreement shall contain a license to the Trademark(s) then in use, at a royalty rate of [*] of Net Sales.

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13.3. Special Transition in EU/US.

In the event that Commercialization rights granted to BMS hereunder in the United States, the European Union or any country thereof terminate pursuant to Section 12 (but not including expiration at the end of the Term), BMS and its Affiliates shall provide, at Otsuka’s request, the additional transitional services described herein in that country or region for a period of six (6) months following the date of such termination (or nine (9) months if the notice of termination given by either party was three (3) months or less). Upon such a request by Otsuka, BMS and its Affiliates shall continue to provide to Otsuka, following termination, substantially the same goods and services as BMS was obligated to provide prior to termination, so that the level and nature of Commercialization activities by Otsuka and its designee(s) may continue without material interruption during a transition period in that country following the termination of BMS’s Commercialization rights. Otsuka shall pay to BMS a commercially reasonable fee for each of the services requested by Otsuka and delivered by BMS hereunder (such fee to be based on the reasonable cost of the services provided, not based on a percentage of Net Sales). In addition to providing such services, BMS and its Affiliates shall cooperate with Otsuka prior to and following termination or expiration of this Agreement to facilitate the smooth transition to Otsuka of all development, regulatory, manufacturing, supply and Commercialization services being provided by BMS and its Affiliates, so as to avoid or minimize any disruption caused by the expiration or termination of this Agreement.

13.4. Survival.

This Section 13 shall survive the expiration or any early termination of this Agreement.

14. DISPUTE RESOLUTION

14.1. Generally.

The parties shall attempt in good faith to resolve quickly and amicably any dispute arising out of this Agreement. Subject to Section 14.2, any dispute arising out of or related to this Agreement that the parties are unable to resolve through such efforts within a reasonable period of time shall be resolved by binding arbitration, initiated by either party and conducted in accordance with the then-current arbitration rules of the International Chamber of Commerce. The arbitration proceeding shall be held in San Francisco, California, or such other location as the parties shall mutually agree, and shall be conducted in the English language. The proceeding shall be conducted by one (1) arbitrator (appointed pursuant to said rules) unless either party promptly requests three (3) arbitrators, in which event three (3) arbitrators (appointed pursuant to said rules) shall be used. The party substantially prevailing in such proceeding shall recover from the other party the prevailing party’s share of expenses advanced to cover the cost of the

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arbitration, plus all other costs and expenses reasonably incurred in connection with such proceeding and enforcement of the arbitration decision, including (without limitation) its reasonable attorneys’ fees, expert and other witness fees, and all other fees and costs reasonably incurred in connection with such proceeding. The final decision of such arbitrator(s) shall be final and binding on both parties and enforceable in any court of competent jurisdiction in any country in the world.

14.2. Injunctive Relief

The parties acknowledge that damages at law may be an inadequate remedy for the breach of any of the duties and obligations of the parties contained in this Agreement. Accordingly, before or during any of the dispute resolution proceedings described in Section 14.1, each party shall be entitled, without the need of establishing actual damages, to such injunctive relief as may be necessary and appropriate to prevent, or to enjoin the continuation of, any such breach where damages at law are inadequate.

15. MISCELLANEOUS

15.1. Compliance With Laws.

BMS and Otsuka each covenant to the other that it will comply (and will cause its Affiliates and Sublicensees to fully comply) with all laws and regulations applicable to it (and them) and performance of its (and their) duties hereunder.

15.2. No-Hire Clause.

[*] agrees to [*] so long as [*] and for the period of [*] after [*] has ended. As used herein, “[*]” means [*], who has spent a substantial amount of time [*] or the [*] in connection therewith, and who is named on a list of “[*]” provided by [*] to [*] from time to time.

15.3. Force Majeure.

Neither party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay in the performance of this Agreement attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision,

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authority or representative of any such government, or any other cause beyond the reasonable control of such party if the party affected shall give prompt written notice of any such cause to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for 30 days thereafter. Notwithstanding the foregoing, nothing in this Section 15.3 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

15.4. Notices.

Any notice, consent or other communication required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered by messenger or sent by internationally recognized express courier service, prepaid, to the party for which such notice is intended, at the address set forth for such party below:

(a)	In the case of Otsuka, to:

   Otsuka Pharmaceutical Co., Ltd.

   3-2-27, Otedori

   Chuo-ku

   Osaka 541-0045 JAPAN

   Attention: Director, International Licensing Department

with a copy to: Director, Legal Affairs Department

(b)	In the case of BMS to:

   Bristol-Myers Squibb Company

   Route 206 & Province Line Road

   Princeton, New Jersey 08540 U.S.A.

   Attention: Vice President, Licensing

or to such other address for such party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If sent by messenger or express courier service, the date of receipt (in the case of personal delivery) or the third business day after the date of dispatch (in the case or courier service) shall be deemed to be the date on which such notice or other communication has been given.

15.5. Entire Agreement; Related Agreements.

This Agreement, including the Appendices hereto and that certain Memorandum of Agreement relating to the Carcinogenicity Studies, together constitute the entire

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agreement between the parties relating to the subject matter hereof and supersede all previous writings and understandings, whether oral or written, relating to such subject matter, including but not limited to that certain Secrecy Agreement dated May 11, 1999, between the parties. In the event of any inconsistency between this Agreement and any ancillary agreement or document contemplated or referenced by this Agreement, the terms of this Agreement shall govern.

After the Restated Agreement Date, in anticipation of the commencement of Product Commercialization, the parties contemplate restating this Agreement into a master agreement and four (4) regional agreements, such regional agreements pertaining, respectively, to the United States, the Rest of Territory, the European Union Co-Promotion Countries and the European Union distribution countries. For the avoidance of doubt, all Related Agreements that the parties contemplate executing after the Restated Agreement Date, including, without limitation, the Otsuka-BMS Compound Supply Agreement, the BMS-OAPI Product Supply Agreement and toll manufacturing agreements as contemplated herein, shall continue to be in full force and effect notwithstanding the future restatement of this Agreement.

15.6. Waivers and Amendments.

Any waiver of any term or conditions of this Agreement, or any amendment, modification or supplementation of this Agreement, shall be effective only if in writing signed by the parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

15.7. Severability.

If any provision of this Agreement is held by an arbitrator, arbitration panel or a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect. If any of the terms or provisions of this Agreement is in conflict with any applicable statute or rule of law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction or to the extent of such conflict and the parties will renegotiate the affected terms and conditions of this Agreement to achieve the intended purpose of such conflicting or inoperative provisions.

15.8. No Partnership.

Nothing in this Agreement is intended or shall be deemed to constitute a partnership or employer-employee relationship between the parties. No party shall incur

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any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

15.9. Section Headings.

The Section headings contained in this Agreement are for the purpose of convenience and are not intended to define or limit the contents of such sections.

15.10. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one party but all such counterparts taken together shall constitute one and the same agreement.

15.11. Further Assurances.

Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.12. Assignment.

Neither party shall be entitled to assign its rights hereunder without the prior written consent of the other party. No assignment and transfer shall be valid and effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.

15.13. Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to its choice of law principles.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.

BMS:		Otsuka:

BRISTOL-MYERS SQUIBB COMPANY		OTSUKA PHARMACEUTICAL CO., LTD.

By:	/s/ [signature illegible]	By:	/s/ [signature illegible]
Title:	Vice President	Title:	Director, Corporate Planning

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Restated

APPENDIX A

LIST OF PATENTS

Country	Application No.	Registration No.	Expiration Date
[*]	[*]	[*]	[*]

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APPENDIX B

TARGET PRODUCT PROFILE

[*]

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APPENDIX C

OTSUKA CLINICAL STUDIES

[*] [Note: Approximately three pages of text are omitted]

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APPENDIX D

PRODUCT DEVELOPMENT PLAN

[*]

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APPENDIX E

CLINICAL STUDIES KEY TO JAPANESE APPROVAL

[*] [Note: Approximately two pages of text are omitted]

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APPENDIX F

ADVERSE EVENTS REPORT PROCESS;

POST-MARKETING SURVEILLANCE

[*]

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